                                                                    EXHIBIT 10.1


                      AMENDED AND RESTATED CREDIT AGREEMENT

                      (Unsecured Revolver-To-Term Facility)

                  This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of October 1, 1998, among AIMCO PROPERTIES, L.P., a Delaware limited partnership (the "Borrower"), the lenders from time to time party to this Agreement (the "Lenders"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION ("BofA"), as one of the Lenders and as the Issuing Lender, BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as Agent (the "Agent"), and BANKBOSTON, N.A., as one of the Lenders and the Documentation Agent.

                                     RECITAL

                  BofA made available to Borrower an unsecured revolver-to-term credit facility in the aggregate principal amount of up to $155,000,000 pursuant to that certain Credit Agreement, dated as of January 26, 1998, by and between BofA, as a lender and the agent, the other lenders party thereto and Borrower as amended by that certain First Amendment to Credit Agreement dated as of May 8, 1998 and that certain Second Amendment to Credit Agreement dated as of May 21, 1998 (collectively, the "Previous Credit Agreement"). The entire outstanding principal balance under such Credit Agreement is being refinanced and the letters of credit issued thereunder in the amount of $8,673,898 will be rolled into letters of credit hereunder in accordance with Section 2.1(a)(ii).

                  NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

                  1.1 DEFINED TERMS. In addition to the terms defined elsewhere in this Agreement, the following terms have the following meanings:

                  "Adjusted EBITDA" means, for any period of determination, for any Person, such Person's EBITDA (or as applicable, its pro-rata share of EBITDA) less the aggregate amount of such Person's Imputed Capital Expenditures. Adjusted EBITDA with respect to any Unqualified Property will take into account the Person's pro-rata share of Imputed Capital Expenditures.

                  "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise. Without limitation, any director, executive officer or beneficial owner of five percent (5%) or more of the equity of a Person shall, for the purposes of this Agreement, be deemed to control the other Person. In no event shall any Lender be deemed an "Affiliate" of Borrower.

                  "Agent" means Bank of America National Trust and Savings Association, in its capacity as Agent, and any successor Agent appointed hereunder.

                  "Agent-Related Persons" is defined in Section 9.3.
"Aggregate Commitment" means the combined Commitments of the Lenders. As of the Closing Date the Aggregate Commitment is $100,000,000.

                  "Ambassador Pool Portfolio" means the aggregate Indebtedness in respect of individual Properties in the original principal amount of $203,580,000 secured by or issued in connection with the following reimbursement agreements: (a) Amended and Restated Master Reimbursement Agreement, dated as of December 1, 1996, by and between Federal National Mortgage Association ("Fannie Mae") and Ambassador VIII, L.P., as amended and assigned; and (b) Master Reimbursement Agreement (Pool-2 Properties), dated as of December 1, 1996, by and between Fannie Mae and Ambassador I, L.P., as amended and assigned.

                  "Agreement" means this Credit Agreement, as amended, supplemented or modified from time to time.

                  "Ancillary Services" means asset management, accounting, ordering and inventory services and other property related.

                  "Apartment Property Cap Rate" means (a) initially, 9.6% and
(b) on the Revolver Maturity Date and for each year thereafter, as applicable, shall change to the national average capitalization rate for Class B apartment properties as published in the then current CB Commercial Investor Survey or if the survey is no longer published, an equivalent survey selected by Agent.

                  "Applicable Base Rate Margin" means, with respect to Base Rate Loans, on any date of determination, the applicable spread set forth below:

-------------------------------------------------------------------------------------------------------------
                                              LEVEL 1           LEVEL 2          LEVEL 3           LEVEL 4
-------------------------------------------------------------------------------------------------------------
                                                               < 60% and         < 80% and        < 100% and
UAP Utilization                                < 35%              > 35%             > 60%             > 80%
-------------------------------------------------------------------------------------------------------------
Applicable Base Rate Margin (bps)             minus 25             0             plus 25          plus 50
-------------------------------------------------------------------------------------------------------------

Any change in the UAP Utilization causing it to move into a different Level on the table will immediately change the Applicable Base Rate Margin.

                  "Applicable LC Fee" means, on any date of determination, the following annual fee, as applicable, which shall be due and payable as provided in Section 2.10(f):

-------------------------------------------------------------------------------------------------------------
                                               LEVEL 1           LEVEL 2          LEVEL 3          LEVEL 4
-------------------------------------------------------------------------------------------------------------
                                                                < 60% and         < 80% and         < 100%
UAP Utilization                                < 35%              > 35%             > 60%          and > 80%
-------------------------------------------------------------------------------------------------------------
Annual Fee (bps)                                125               150              175             200
-------------------------------------------------------------------------------------------------------------

Any change in the UAP Utilization causing it to move into a different Level on the table will immediately change the Applicable LC Fee.

                  "Applicable LIBOR Margin" means, with respect to LIBOR Loans, on any date during an Interest Period, the applicable spread set forth below:

-------------------------------------------------------------------------------------------------------------
                                                 LEVEL 1         LEVEL 2         LEVEL 3          LEVEL 4
-------------------------------------------------------------------------------------------------------------
                                                                < 60% and         < 80% and       < 100% and
             UAP Utilization                     < 35%             > 35%             > 60%           > 80%
-------------------------------------------------------------------------------------------------------------
      Applicable LIBOR Margin (bps)              125               150             175              200
-------------------------------------------------------------------------------------------------------------

Any change in the UAP Utilization causing it to move into a different Level on the table will immediately change the Applicable LIBOR Margin.

                  "Applicable Margin" means (a), with respect to Base Rate Loans, the Applicable Base Rate Margin, and (b) with respect to LIBOR Loans, the Applicable LIBOR Margin.

                  "Assignee" is defined in Section 10.8(a).

                  "Assignment and Acceptance" is defined in Section 10.8(a).

                  "Assumed Interest Rate" means, on any date of determination, an annual rate equal to the yield on U.S. Treasury obligations having a maturity of seven (7) years from such date of determination (or the closest maturity date thereafter), plus two percent (2.00%). For any fiscal quarter, the Assumed Interest Rate will be based on the yield on such U.S. Treasury obligations as published for the last Business Day of the preceding fiscal quarter, except on the Conversion Date, in which case the Assumed Interest Rate will be based on the yield on such obligations as published for the Business Day prior to the date Borrower delivers its request for conversion under Section 4.3.

                  "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel, the allocated cost of internal legal services and all disbursements of internal counsel.

                  "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (12 U.S.C. ss.101, et. seq.), as amended from time to time.

                  "Base Rate" means the higher of: (a) the annual rate of interest publicly announced from time to time by the Reference Lender as its "reference" rate (the "reference" rate is a rate set based upon various factors, including the Reference Lender's costs and desired return, general economic conditions, and other factors, and is used as a reference point for pricing some loans); any change in the reference rate shall take effect on the day specified in the public announcement of such change; or (b) one-half of one percent (0.5%) per annum above the latest Federal Funds Rate.

                  "Base Rate Loan" means a Loan that bears interest based on the Base Rate.

                  "BofA" means Bank of America National Trust and Savings Association, other than in its capacity as the Agent hereunder.



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



                  "Borrowing Notice" means a written notice (including notice via facsimile confirmed immediately by a telephone call) from Borrower to Agent in accordance with Section 2.3 and substantially in the form of EXHIBIT B.

                  "Borrowing Ratio" means the quotient of 1 divided by 1.75 multiplied by 100 and expressed as a percentage.

                  "Business Day" means any day other than a Saturday, Sunday or other day on which commercial lenders are authorized or required by law to close in New York City or the city in which the Agent's office charged with administration of the Loans is located; except in cases in which it relates to any LIBOR Loan, in which cases "Business Day" means such a day on which dealings are carried on in the London dollar interbank market.

                  "Capital Adequacy Regulation" means any guideline, request or directive of any central lender or other Governmental Authority having jurisdiction, or any other law, rule or regulation, whether or not having the force of law, regarding capital adequacy of any Lender or of any corporation controlling a Lender.

                  "Capital Expenditures" means, for any period and with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person. For the purpose of this definition, the purchase price of equipment which is purchased simultaneously with the trade-in of existing equipment owned by such Person or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price, less the credit granted by the seller of such equipment for such equipment being traded in at such time, or the amount of such proceeds, as the case may be.

                  "Capital Lease" means any leasing or similar arrangement which, in accordance with GAAP, is classified as a capital lease.

                  "Capital Lease Obligations" means, with respect to any Person, the amount at which such Person's obligations under Capital Leases are required to be carried on the balance sheet of such Person in accordance with GAAP.

                  "Captiva Club Property" means that certain Qualified Property comprised of a 376 unit apartment project and related properties, situated in Tampa, Florida.


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



                  "Carrying Value" means, with respect to any asset or liability of any Person, the amount at which such asset or liability has been recorded or, in accordance with GAAP, should have been recorded, in the books of account of such Person, as reduced by any reserves or write-downs which have been announced, set aside or taken or, in accordance with GAAP, should have been set aside or taken, with respect thereto; provided, however, that, if more than one method of recording the amount of any asset or liability, or the setting aside or taking of any reserves or write-downs with respect thereto, is permitted under GAAP, the permitted method actually used shall be controlling for purposes of determining Carrying Value, provided that such method is used in a manner consistent with prior periods.

                  "Cash Equivalents" means:

                  (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than six months from the date of acquisition;

                  (b) certificates of deposit, time deposits, demand deposits, eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or bankers' acceptances, having in each case a tenor of not more than three (3) months, issued by the Agent, or by any U.S. commercial bank (or any branch or agency of a non-U.S. bank licensed to conduct business in the U.S.) having combined capital and surplus of not less than $100,000,000 whose short-term securities are rated at least A-1 by S&P and P-1 by Moody's; provided, however, such Investments may not be made in amounts in excess of $1,000,000 with any lender that is owed Indebtedness in excess of $1,000,000 by Borrower, the REIT or any Subsidiary (other than the Obligations and funds held by Bank of America Cash Investments Services, including without, limitation, Pacific Horizon Funds, FundsSweep and overnight repos) unless such bank waives in writing (in form and substance satisfactory to the Requisite Lenders) its right to set-off such Investment against such Indebtedness;

                  (c) demand deposits on deposit in accounts maintained at commercial banks having membership in the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder; and

                  (d) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's and in either case having a tenor of not more than three (3) months.

                  "CERCLA" is defined in the definition of "Environmental Laws".

                  "Class B" means, with respect to any rental apartment property, that such apartment property is generally recognized as a Class B property in accordance with prevailing national real estate industry standards, pursuant to prevailing appraisal methods and procedures.

                  "Closing Date" means the date on which all conditions precedent to the effectiveness of this Agreement in Section 4.1(a) are satisfied or waived by all Lenders. The Closing Date shall occur no later than October 1, 1998.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

                  "Commitment" means, with respect to a Lender, that Lender's Revolving Commitment (during the term of the Revolver) or Term Commitment (during the term of the Term Loan), as applicable.

                  "Commitment Percentage" means, as to any Lender, the percentage equivalent of such Lender's Commitment divided by the Aggregate Commitment.

                  "Compliance Certificate" means a certificate signed by at least two Responsible Officers and delivered to Agent and each Lender pursuant to Section 6.2 and substantially in the form of Exhibit J.

                  "Consolidated EBITDA" means, for any period, and without double counting any item, the sum of the Adjusted EBITDA for the Borrower, the REIT and their respective Subsidiaries for such period on a consolidated basis, plus the Borrower's pro-rata share of aggregate EBITDA for each of the Management Entities, plus the Borrower's pro-rata share of Adjusted EBITDA in respect of any unconsolidated Person.

                  "Consolidated EBITDA-to-Fixed Charges Ratio" means for any period of determination, the ratio computed as follows:

             Consolidated EBITDA-to-Fixed      [Consolidated EBITDA]
                          Charges Ratio=           divided by
                                             Consolidated Fixed Charges

                 "Consolidated EBITDA-to-Interest Ratio" means for any period of determination, the ratio computed as follows:

         Consolidated EBITDA-to-Interest   [Consolidated EBITDA]

                      Ratio=                       divided by
                                           Consolidated Interest Expense

                 "Consolidated Fixed Charges" means, for any period of determination, the sum of the Consolidated Interest Expense for such period, plus Consolidated Scheduled Amortization for such period, plus dividends accrued (whether or not declared or payable) on the REIT's preferred Stock during such period plus any cumulative unpaid dividends on such preferred Stock carried over to such period from a prior period, excluding, however, any cumulative unpaid dividends from preferred Stock in any of the Management Entities, plus the aggregate amount of expenses in connection with the issuance of bonds and related matters, any scheduled principal amortization in respect of any Indebtedness, plus payments into sinking funds in respect of any Indebtedness.

                 "Consolidated Interest Expense" means for any period of determination, and without double counting any item, an amount equal to the sum of (x) the Interest Expense for the Borrower and the REIT and their proportionate share of the Interest Expense of their respective Subsidiaries for such period plus (y) the Borrower's and the REIT's pro-rata share of Interest Expense in respect of any unconsolidated Person, minus (z) amounts expended for amortization of loan costs in respect of items in clauses (x) or (y).

                 "Consolidated Scheduled Amortization" means, for any period of determination, and without double counting any item, the sum of the Scheduled Amortization for Borrower, the REIT and their respective Subsidiaries for such period on a consolidated basis.

                 "Consolidated Total Indebtedness" means as of any date, and without double counting any item (a) the aggregate amount of Total Indebtedness for Borrower, the REIT and their respective Subsidiaries as of such date; provided, however, that with respect to Indebtedness which is not Recourse and for which Borrower, the REIT or any of their respective Subsidiaries is not fully liable, then Total Indebtedness shall only include the pro rata share of Indebtedness for which such Person is liable, plus (b) the Borrower's, REIT's and any Subsidiaries' pro-rata share of Total Indebtedness in respect of any unconsolidated Person; .

                 "Consolidated Unsecured Interest" means, for any period of determination, Consolidated Interest Expense incurred in respect of any Unsecured Debt for such period.

                 "Contingent Obligation" means, as to any Person, (a) any Guaranty Obligation of that Person, and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person, (i) in respect of any letter of credit or similar instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (ii) as a partner or joint venturer in any partnership or joint venture, (iii) to purchase any materials, supplies or other Property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other Property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other Property is ever made or tendered, or such services are ever performed or tendered, or (iv) incurred pursuant to any Rate Contract. Except as provided in the definition of "Total Indebted ness" below, the amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of "Guaranty Obligation") be deemed equal to the maximum reasonably anticipated liability in respect thereof.

                 "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, mortgage, deed of trust, indenture, or other instrument, document or agreement to which such Person is a party or by which it or any of its Property is bound.

                 "Controlled Group" means Borrower and all Persons (whether or not incorporated) under common control or treated as a single employer with Borrower pursuant to Section 414(b), (c), (m) or (o) of the Code.

                 "Conversion/Continuation Notice" means a notice given by Borrower to the Agent pursuant to Section 2.4, in substantially the form of Exhibit E.

                 "Conversion Conditions" is defined in Section 4.3.

                 "Conversion Date" means the date (a)on which all Conversion Conditions are satisfied and the Revolver is converted into the Term Loan or
(b)pursuant to Section 2.1(c) Borrower elects the Conversion Option. The Conversion Date will be set forth in the certificate delivered to and approved by the Agent pursuant to Section 4.3(e) below.

                 "Credit Rating" means, with respect to any Person, the lowest rating assigned by a Rating Agency to the Person's senior unsubordinated, unsecured and non-credit enhanced long term indebtedness; provided, however, that in all events, if a Person's senior unsubordinated long term indebtedness is only rated by one Rating Agency, then it shall be deemed to have a Credit Rating below Investment Grade.

                 "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured) constitute an Event of Default.

                 "Designated Entity" means Borrower and any of its Subsidiaries that owns any Unencumbered Asset Pool Property or is a Management Entity.

                 "Disposition" means the sale, lease, conveyance, transfer or other disposition of (whether in one or a series of transactions) any Property, including accounts and notes receivable (with or without recourse) and sale-leaseback transactions, but otherwise excluding Permitted Liens.

                 "Documentation Agent" means, as of the Closing Date, BankBoston, N.A., an initial Lender. Documentation Agent shall have no responsibilities or duties in addition to those of a Lender as provided under this Agreement.

                 "Domestic Lending Office" means, with respect to each Lender, the office of that Lender designated as such on the signature pages hereto or such other office of a Lender as it may from time to time specify in writing to Borrower and the Agent.

                 "Due Diligence Package" means, with respect to any Property added to the Unencumbered Asset Pool after the Closing Date, the due diligence and underwriting materials customarily prepared by or for Borrower (or its Subsidiaries) in connection with the acquisition of the Property, which due diligence and underwriting materials shall be in the same format as prior Due Diligence Packages previously delivered to Agent.

                 "D&P" means Duff & Phelps Credit Rating Co.

                 "EBITDA" means, for any period, the sum determined in accordance with GAAP, of the following, for any Person (in the case of Borrower or the REIT, before deducting for minority interests in Borrower) (a) the net income (or net loss) of such Person during such Period plus (b) all amounts on a consolidated basis, plus Borrower's and REIT's pro-rata share of unconsolidated amounts, treated as expenses for depreciation, Interest Expense and the amortization of intangibles of any kind to the extent included in the determination of such net income (or loss), plus (c) all accrued taxes on or measured by income to the extent included in the determination of such net income (or loss); provided, however, that net income (or loss) shall be computed for these purposes without giving effect to (i) extraordinary losses or extraordinary gains (including gains or losses from the sale of Properties) and
(ii) any amortization of capitalized financing expenses or charges related to restructuring of Indebtedness (excluding such expenses or charges in connection with renewals or extensions of existing Indebtedness in the ordinary course of business).

                 "Eligible Assignee" means (a) a commercial bank or savings and loan association or savings bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $500,000,000, (b) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the "OECD"), or a political subdivision of any such country, and having a combined capital and surplus of at least $500,000,000, provided that such commercial bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD,
(c) any Lender Affiliate, and (d) any other person which is an "accredited investor" (as defined in Regulation D under the Securities Act) which extends credit or buys loans as one of its businesses, including insurance companies, mutual funds and lease finance companies in each case with a capital and surplus of at least $500,000,000; provided, however, that in no event may an Affiliate of Borrower be an Eligible As signee.

                 "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon (a) the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by Borrower, or (b) any other circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

                 "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Hazardous Material Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Occupational Safety and Health Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act, each as amended or supplemented, and any analogous future or present local, municipal, state or federal statutes and regulations promulgated pursuant thereto, each as in effect as of the date of any determination.

                 "Environmental Permits" is defined in Section 5.11(b).

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

                 "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of Section 414(b), 414(c) or 414(m) of the Code.

                 "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan or a Multiemployer Plan; (b) a withdrawal by Borrower or any ERISA Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure by Borrower or any member of the Controlled Group to make required contributions to a Qualified Plan or Multiemployer Plan when due; (f) an event or condition which might reasonably be expected to constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan pursuant to Section 4042 of ERISA; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan; (i) a non-exempt prohibited transaction occurs with respect to any Plan for which Borrower or any Subsidiary of Borrower may be directly or indirectly liable; or (j) a violation of the applicable requirements of Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Code by any fiduciary or disqualified person with respect to any Plan for which Borrower or any member of the Controlled Group may be directly or indirectly liable.

                 "Estimated Remediation Cost" means all costs associated with performing work to remediate contamination of real property or groundwater, including engineering and other professional fees and expenses, costs to remove, transport and dispose of contaminated soil, costs to "cap" or otherwise contain contaminated soil, and costs to pump and treat water and monitor water quality.

                  "Event of Default" means any of the events or circumstances specified in Section 8.1.

                 "Exchange Act" means the Securities and Exchange Act of 1934, as amended, and regulations promulgated thereunder from time to time.

                 "FNMA/Washington Mortgage Facility Documents" means all documents relating to credit facilities in an amount up to $50,000,000 secured by Properties not in the Unencumbered Asset Pool now or hereafter provided to Borrower for general partnership purposes including (i) a Master Credit Facility Agreement, dated as of February 4, 1998, by and among the REIT, the Borrower, AIMCO/Bluffs, L.L.C., AIMCO Chesapeake, L.P., AIMCO Elm Creek, L.P., AIMCO Lakehaven, L.P., AIMCO Los Arboles, L.P. and Washington Mortgage Financial Group, Ltd. and (ii) all amendments, extensions and renewals of any of the foregoing.

                 "Federal Funds Rate" means, for any period, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, "H.15(519)") for such day opposite the caption "Federal Funds (Effective)". If on any relevant day such rate is not yet published in H.15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the "Composite 3:30 p.m. Quotation") for such day under the caption "Federal Funds Effective Rate". If on any relevant day the appropriate rate for such previous day is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York time) on that day by each of three (3) leading brokers of Federal funds transactions in New York City selected by the Agent.

                 "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any successor thereof.

                 "Finance Subsidiary" means AIMCO Properties Finance Partnership, L.P., a Delaware limited partnership.

                 "Finance Subsidiary Loan" means, collectively, (i) the loan in the amount of $95,387,690 made by the Finance Subsidiary to the REIT on or around September 12, 1995, as evidenced by that certain Promissory Note, dated as of September 12, 1995, executed by the REIT, in favor of the Finance Subsidiary, which loan has been assumed by Borrower pursuant to that certain Redemption Agreement, dated as of April 15, 1996, between the REIT and Borrower, among others, and (ii) the loan in the amount of $3,000,000 made by the Finance Subsidiary to the REIT on or around September 6, 1995, as evidenced by that certain Promissory Note, dated as of September 6, 1995, executed by the REIT, in favor of the Finance Subsidiary.

                 "Form 10-K filing" means a Form 10-K filing required to be filed under the applicable rules and regulations of the SEC.

                 "Form 10-Q filing" means a Form 10-Q filing required to be filed under the applicable rules and regulations of the SEC.

                 "Form 1001" is defined in Section 3.1(f)(i).

                 "Form 4224" is defined in Section 3.1(f)(i).

                 "Funds From Operations" means, with respect to Borrower, the REIT, and their Subsidiaries on a consolidated basis, net income calculated in accordance with GAAP, excluding gains or losses from debt restructuring and sales of property, plus real estate depreciation and amortization (excluding amortization of financing costs), plus amortization associated with the purchase of property management companies, and after adjustments for unconsolidated partnerships and joint ventures (with adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis) together with adjustments for the non-cash deferred portion of any income tax provision for unconsolidated subsidiaries and the payment of dividends on preferred Stock, as interpreted by the National Association of Real Estate Investment Trusts in its March, 1995, White Paper on Funds From Operations.

                 "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), or in such other statements by such other entity as may be in general use by significant segments of the U.S. accounting profession, which are applicable to the circumstances as of the date of determination.

                 "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                 "GP Corp" means AIMCO-GP, Inc., a Delaware corporation. GP Corp is a Wholly-Owned Subsidiary of the REIT and is the general partner of Borrower.

                 "Gross Asset Value" has the meaning set forth in the Lehman Unsecured Facility Documents attached hereto as Schedule 1.1C.

                 "Guarantor Subsidiaries" means the Persons listed on Schedule 1.1E together with such other Persons that execute and deliver to the Agent for the ratable benefit of the Lenders a guaranty of the Obligations in the form of Exhibit F1 or Exhibit F2.

                 "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability of that Person with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any Property constituting direct or indirect security therefor, or (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, or (c) to purchase securities, other Properties or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. Except as set forth in the definition of "Total Indebtedness" below, the amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof.

                 "Hazardous Materials" means (i) all those substances which are regulated by, or which may form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum-derived substance or waste, (ii) any other materials or pollutants that (a) pose a hazard to any Property of Borrower or to Persons on or about such Property or (b) cause such Property to be in violation of any Environmental Laws, (iii) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million, and (iv) any other chemical, material, substance, or waste, exposure to which is prohibited, limited, or regulated by any Governmental Authority or may or could pose a hazard to the health and safety of the owners, occupants, or any Persons surrounding the relevant Property.

                 "Historical Value" means the purchase price of any Qualified Property (including improvements) and ordinary related purchase transaction costs, plus the cost of subsequent Capital Improvements made by Borrower or any Wholly Owned Subsidiary, less any provision for losses, all as determined in accordance with GAAP. If the Qualified Property is purchased as part of a group of properties, the Historical Value shall be calculated based upon a reasonable allocation of the aggregate purchase price by Borrower or any Wholly Owned Subsidiary for all purposes, consistent with GAAP.

                 "Imputed Capital Expenditures" means, for any four (4) consecutive quarter period, an amount equal to the average number of apartment units owned by Borrower or the REIT or their Wholly Owned Subsidiaries during such period, multiplied by (a) with respect to the units in Class A or B market-rate apartment projects, an amount equal to $300 per apartment unit, and
(b) with respect to the units in Class C or affordable or rent-restricted apartment projects, an amount equal to $400 per apartment unit. With respect to apartment units in any Unqualified Property, the calculation of Imputed Capital Expenditures shall include the number of such units which is proportionate to the ownership interest of Borrower or its Wholly Owned Subsidiaries in the Unqualified Property. For any period of less than four (4) consecutive quarters, the amount of Imputed Capital Expenditures will be appropriately prorated.

                 "Indebtedness" of any Person means without duplication, (a) all indebtedness for borrowed money, (b) all obligations issued, undertaken or assumed as the deferred purchase price of Property or services, (c) all reimbursement obligations with respect to surety bonds, letters of credit, bankers' acceptances and similar instruments (in each case, to the extent material or noncontingent), (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of Properties, (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to Properties acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such properties), (f) all Capital Lease Obligations, (g) all net obligations with respect to Rate Contracts, (h) all obligations (other than, in the case of the REIT, the obligation to acquire Units in exchange for shares of common Stock of the REIT) to purchase, redeem, or acquire any Stock of such Person or its Affiliates that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of any event or the passage of time would be, required to be redeemed or repurchased by such Person or its Affiliates, including at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due, before the date which is the one (1) year anniversary of the then effective Revolver Maturity Date, (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in Properties (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, and (j) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (h) above. Solely for purposes of determining the ratio of Consolidated Total Indebtedness to Gross Asset Value, Indebted ness shall exclude security deposits, accounts payable and accrued liabilities and any prepaid rent.

                 "Indemnified Liabilities" is defined in Section 10.5.

                 "Indemnified Person" is defined in Section 10.5.

                  "Initial Unencumbered Asset Pool" means the Properties designated on Exhibit A.

                 "Insolvency Proceeding" means (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case as undertaken under U.S. Federal, State or foreign law.

                 "Interest Expense" means, for any period, gross interest expense incurred for the period (including all commissions, discounts, fees and other charges in connection with standby letters of credit and similar instruments), including any amounts as capitalized interest, for Borrower, the REIT and their respective Subsidiaries and the portion of the upfront costs and expenses for Rate Contracts entered into by Borrower, the REIT and their respective Subsidiaries (to the extent not included in gross interest expense) fairly allocated to such Rate Contracts as expenses for such period, as determined in accordance with GAAP; provided, that, all interest expense accrued by Borrower, the REIT and their respective Subsidiaries during such period, even if not payable on or before the Maturity Date, shall be included within "Interest Expense." Notwithstanding the foregoing, interest accrued under any Intra-Company Debt shall not be included within "Interest Expense" for any purposes hereof.

                 "Interest Payment Date" means, with respect to any Base Rate Loan and any LIBOR Loan, the first day of each month.

                 "Interest Period" means, with respect to any LIBOR Loan, the period commencing on the Business Day on which the Loan is disbursed or on the Pricing Conversion Date on which the Loan is continued as or converted to the LIBO Rate and ending on the date one (1), two (2), three (3) or six (6) months thereafter, as selected by Borrower in its Borrowing Notice or Conversion/Continuation Notice; provided that:

                 (a) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                 (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

                 (c) no Interest Period for any Loan shall extend beyond the Revolver Maturity Date or after the Conversion Date, the Term Loan Maturity Date.

                 "Intra-Company Debt" means Indebtedness (whether book-entry or evidenced by a term, demand or other note or other instrument) owed by Borrower, the

REIT or any of their respective Subsidiaries to Borrower, the REIT or any of their respective Subsidiaries.

                 "Intra-Company Loan Subordination Agreement" means a Subordination Agreement, in the form attached hereto as Exhibit L, with respect to Intra-Company Debt (including the Finance Subsidiary Loan), in favor of the Agent for the ratable benefit of the Lenders, and entered into by each of the "Lenders" designated on Schedule 1.1B and Borrower.

                 "Investment" means (a) any purchase or acquisition of any capital stock, equity interest, asset, obligation or other security of or any interest in, any Person, (b) any advance, loan, extension of credit or capital contribution to any Person, (c) any purchase, lease, or other acquisition of Property for investment purposes or for the purpose of resale or leasing to another Person, and (d) any contingent or other agreement to do any of the foregoing.

                 "Investment Grade Credit Rating" means that Borrower's Credit Rating from at least two Rating Agencies is at least BBB- (or its equivalent) or better.

                 "IRS" means the Internal Revenue Service.

                 "Issuing Lender" means BofA, in its capacity as issuer of Letters of Credit.

                 "Knowledge of Borrower" means the actual knowledge (after reasonable inquiry) of any of the officers of Borrower or the REIT and each other Person with executive responsibility for any aspect of Borrower's or the REIT's business.

                 "Lender" means each of the lenders party to this Agreement, and includes BofA in its individual capacity.

                 "Lehman Maximum Availability" means, as of any date of determination, an amount equal to 62.5% of the Lehman Unsecured Asset Value.

                 "Lehman Unsecured Facility" means that certain unsecured credit facility in the maximum principal amount of $300,000,000 evidenced by the Lehman Unsecured Facility Documents.

                 "Lehman Unsecured Facility Documents" means all documents relating to the Lehman Unsecured Facility, including that certain Interim Term Loan Agreement, dated as of October 1, 1998, by and among the REIT, the Borrower the several lenders from time to time party thereto, Lehman Brothers, Inc., as Arranger, Lehman Commercial Paper, Inc., as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent, and all documents, instruments and agreements related thereto all dated as of the date of the Interim Term Loan Agreement.

                 "Lehman Unencumbered Asset Value" has the same meaning as the term "Unencumbered Asset Value" defined on Schedule 1.1D.

                 "Lender Affiliate" means a Person that is engaged primarily in the business of commercial lending and is a Subsidiary of a Lender or of a Person of which a Lender is a Subsidiary.

                 "Lending Office" means, with respect to any Lender, the office or offices of the Lender specified as its "Lending Office" opposite its name on the signature pages hereto, or such other office or offices of the Lender as it may from time to time specify in writing to Borrower and the Agent.

                 "Letter of Credit" means any letter of credit issued pursuant hereto by the Issuing Lender for the account of Borrower for general corporate purposes. Each Letter of Credit shall be for a term of not more than one year from the date of issuance thereof, but shall in any event expire prior to the Revolver Maturity Date.

                 "Letter of Credit Liability" means, as of any date of determination, all then existing liabilities of Borrower to the Issuing Lender in respect of Letters of Credit, whether such liability is contingent or fixed, and shall consist in principal amount of the sum of (a) the available amount under all Letters of Credit (the determination of such amount to assume compliance with all conditions for drawing) and (b) the aggregate amount which has then been paid by, and not been reimbursed by Borrower to, the Issuing Lender under all Letters of Credit.

                 "LIBO Rate" means, for each Interest Period for any LIBOR Loan, an interest rate per annum (rounded upward to the nearest 1/100th of 1%) determined pursuant to the following formula:

                 LIBO Rate=          LIBOR
                            -----------------------------------
                                  1.00 - Reserve Percentage

                 Where,

                          (i) "LIBOR" means the per annum rate of interest,
rounded upward, if necessary, to the nearest 1/16th of one percent (0.0625%), at which the Reference Lender's London branch, London, England, would offer U.S. dollar deposits in amounts and for periods comparable to those of the applicable LIBOR Loan and Interest Period to major banks in the London U.S. dollar inter-bank market at approximately 11:00 a.m., London time, on the first Business Day after the Borrowing Notice or Conversion/Continuation Notice for such LIBOR Loan is delivered to the Agent; and

                          (ii) "Reserve Percentage" means the total of the
maximum reserve percentages from time to time for determining the reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency Liabilities, as defined in Federal Reserve Board Regulation D, whether or not applicable to any Lender. The Reserve Percentage shall be expressed in decimal form and rounded upward, if necessary, to the nearest 1/100th of one percent, and shall include marginal, emergency, supplemental, special and other reserve percentages.

                 "LIBOR Loan" means a Loan that bears interest based on the LIBO Rate.

                 "Lien" means any mortgage, deed of trust, security agreement, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing.

                 "Loan" or "Loans" means any Revolver, Term Advance or Swing Line Loan, as applicable.

                 "Loan Documents" means this Agreement, the Notes, the REIT Guaranty Documents, and all other documents delivered to the Agent or the Lenders in connection therewith.

                 "Management Entity" means any Subsidiary of Borrower or the REIT which is primarily engaged in the business of managing multifamily apartment projects or other real estate projects or providing Ancillary Services, including, without limitation, the Persons listed on Schedule 1.1E.

                 "Marketable Securities" means the securities of any Person which securities are treated by such Person as "marketable securities" in accordance with GAAP and which are quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq National Market System. On any date of determination, the value of any Marketable Securities shall be determined in accordance with GAAP.

                 "Margin Stock" means "margin stock" as such term is defined from time to time in Regulation G, T, U or X of the Federal Reserve Board.

                 "Material Adverse Effect" means a material adverse change in, or a material adverse effect upon, any of (a) the assets, operations, business, condition (financial or otherwise), or prospects of Borrower, the REIT and their respective Subsidiaries, taken as a whole, (b) the ability of Borrower, the REIT and their respective Subsidiaries to perform under any Loan Document and avoid any Event of Default, or (c) the ability of the REIT and the Subsidiaries party thereto to perform under the REIT Guaranty Documents.

                 "Maximum Unsecured Indebtedness" means, as of any date of determination, the aggregate amount of Unsecured Debt of Borrower on a consolidated basis, which amount shall not exceed an amount equal to the sum of
(i) the Total Available Commitments (without taking into account the limitation in clause (1) of the definition thereof), minus (ii) the Outstanding Amount, minus (iii) the aggregate amounts outstanding under the Lehman Unsecured Facility.

                 "Moody's" means Moody's Investors Service, a Delaware corporation, and its successors and assigns.

                 "Multiemployer Plan" means a "multiemployer plan" (within the meaning of Section 4001(a)(3) of ERISA) and to which any member of the Controlled Group makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

                 "Net Issuance Proceeds" means, in respect of any issuance of Stock, Units or Indebtedness by Borrower, the REIT or any of their respective Subsidiaries, the proceeds in cash or Cash Equivalents (or, for purposes of Section 7.16(a), in the case of any issuance of Units in exchange for Property, the fair market value of the Property so acquired) received by Borrower, the REIT or any of their respective Subsidiaries upon or substantially simultaneously with such issuance, net of (a) the direct costs of such issuance then payable by the recipient of such proceeds (excluding amounts payable to

Borrower, the REIT or any Affiliate of Borrower or the REIT) (b) sales, use and other taxes paid or payable by such recipient as a result thereof, and (c) in the case of the issuance of indebtedness secured by any Property the portion of such proceeds used to repay Indebtedness previously incurred and secured by the same Property.

                 "Net Operating Income" means, for any period, as to any Property (a) all gross revenues received from the operation of such Property during such period (including, without limitation, payments received from insurance on account of business or rental interruption and condemnation proceeds from any temporary use or occupancy, in each case to the extent attributable to the period for which such Net Operating Income is being determined, but excluding any proceeds from the sale or other disposition of any part or all of such Property; or from any financing or refinancing of such Property; or from any condemnation of any part or all of such Property (except for temporary use or occupancy); or on account of a casualty to the property (other than payments from insurance on account of business or rental interruption); or any security deposits paid under leases of all or a part of such Property, unless forfeited by tenants; and similar items or transactions the proceeds of which under GAAP are deemed attributable to capital), minus (b) all reasonable and customary property maintenance and repair costs, leasing and administrative costs, management fees assumed to be four percent (4%) of gross receipts (whether or not actually paid pursuant to a separate management contract or otherwise) and, without double counting, real estate taxes and insurance premiums paid or accrued by Borrower (whether by direct payment or by deposit into reserves for future payment), or, to the extent applicable for purposes of calculating Net Operating Income, the applicable prior owner of such Property during such period with respect to such Property (exclusive of Capital Expenditures). There shall be no deduction for any expense not involving a cash expenditure, such as depreciation.

                 "Net Worth" means at any time the Gross Asset Value minus all liabilities (as determined in accordance with GAAP) of Borrower, the REIT and their respective Subsidiaries, inclusive of their respective shares of Indebtedness of any unconsolidated subsidiaries. Notwithstanding the foregoing, the liabilities of the REIT shall include the redemption amount payable under any preferred Stock of the REIT which is optionally or mandatorily redeemable at any time on or prior to one year after the Revolver Maturity Date (or, if Borrower elects to convert the Revolver into the Term Loan, on or prior to one year after the Term Loan Maturity Date).

                 "NHP/Lehman Financing" means those certain 27 mortgage loans in the aggregate principal amount of approximately $92,000,000 made by Lehman Brothers Holdings Inc. d/b/a Lehman Capital, a division of Lehman Brothers Holdings Inc., to the following entities: the Borrower, Castle Rock Joint Venture, a Texas joint venture; The Crossings II Limited Partnership, a Georgia limited partnership; National Housing Partnership Realty Fund IV, a Maryland limited partnership; P.A.C. Land II Limited Partnership, an Ohio limited partnership; SAHF II Limited Partnership, a Delaware limited partnership; TAHF II Limited Partnership, a Delaware limited partnership; and West Lake Arms Limited Partnership, a Delaware limited partnership.

                 "Non-Guarantor Subsidiaries" is defined in Section 5.26.

                 "Note" means a promissory note of Borrower payable to the order of a Lender in substantially the form of Exhibit D-1.

                 "Notice of Lien" means any "notice of lien" or similar document intended to be filed or recorded with any court, registry, recorder's office, central filing office or other Governmental Authority for the purpose of evidencing, creating, perfecting or preserving the priority of a Lien securing obligations owing to a Governmental Authority.

                 "NYSE" means the New York Stock Exchange.

                 "Obligations" means all Loans, and other Indebtedness, advances, debts, liabilities, obligations, covenants and duties owed by Borrower, the REIT or any of their respective Subsidiaries to the Agent, any Lender, or any other Person required to be indemnified under any Loan Document, of any kind or nature, present or future, whether or not evidenced by any note, guaranty or other instrument, arising under this Agreement or under any other Loan Document, whether or not for the payment of money, whether arising by reason of an extension of credit, loan, guaranty, indemnification or in any other manner, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired.

                 "Ordinary Course of Business" means, in respect of any transaction involving a Person, the ordinary course of such Person's business, substantially as intended to be conducted by any such Person as of the Closing Date, and undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Contractual Obligation of such Person.

                 "Organizational Chart" means the list of Subsidiaries attached as Schedule 5.7 hereto showing the REIT, Borrower, all of their Subsidiaries and their interests in the Management Entities and any unconsolidated subsidiaries to the extent such Persons'

Indebtedness is taken into account in the calculation of Net Worth, as the same may be modified pursuant hereto.

                 "Organizational Documents" means: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any supplementary articles, certificate of determination or instrument relating to the rights of preferred shareholders, and all duly adopted resolutions of the board of directors (or any committee thereof) of such corporation; (b) for any partnership, the partnership agreement, the certificate and/or statement of partnership and all duly adopted authorizations of the partners thereof; (c) for any limited liability company, the articles of organization and operating agreement therefor and duly adopted authorizations or resolutions of the members thereof; and (d) for any trust, the declaration or agreement of trust.

                 "Other Taxes" is defined in Section 3.1(b).

                 "Outstanding Amount" means, as of any date of determination, the aggregate principal amount of all outstanding Loans (including, without limitation, the aggregate Letter of Credit Liability).

                 "Outside Period Letter of Credit" means any Letter of Credit having an expiry date which is after the Revolver Maturity Date.

                 "Owned or Controlled Management Company EBITDA" means EBITDA of a Qualified Management Entity which is earned pursuant to property management agreements for Properties (a) in which Borrower has a controlling general partner or managing member interest in the Person owning the Property coupled with the sole and absolute discretion to select, appoint and retain the Management Entity as the property manager and/or provider of Ancillary Services for the Property or (b) which have an enforceable and collectible termination penalty in favor of the Qualified Management Entity, in an amount not less than the aggregate amount of property management fees which would otherwise be paid to the Qualified Management Entity over the remaining term of the applicable property management agreements.

                 "Palencia Bond" means that certain bond titled "State of Florida Housing Finance Agency Multifamily Housing Revenue Refunding Bond 1994 Series A (Palencia Apartments Project)", dated March 31, 1994 with a maturity of March 1, 2024 and in the original principal amount of $13,250,000. As of the date hereof, the registered owner of the Palencia Bond is Ambassador X, L.P., a Delaware limited partnership.

                 "Palencia Bond Documents" means the documents and instruments evidencing the Palencia Bond, including the following: (1) Loan Agreement, dated as of March 1, 1994 between the Florida Housing Financing Agency ("AGENCY") and FPI Palencia, Ltd., ("DEVELOPER"); (2) $13,250,000 Promissory Note, dated March 31, 1994; (3) Amended and Restated Land Use Restriction Agreement, dated as of March 1, 1994, among the Agency, the Developer and Sun Bank, National Association ("TRUSTEE"); (4) First Mortgage and Security Agreement, dated as of March 1, 1994, from the Developer to the Trustee for the benefit of the Agency;
(5) Assignment of Rents and Leases, dated as of March 1, 1994, from the Developer to the Agency; (6) Environmental Indemnity Agreement, dated as of March 1, 1994, from the Developer, Avron B. Fogelman and Fogelman Enterprises, L.P. to the Agency, the Trustee, and General Electric Capital Corporation; and
(7) together with all other related documents and agreements executed in connection with and evidencing or securing the Palencia Bonds.

                 "Palencia Bond Value" means, as of any date, if the Palencia Property is in the Unencumbered Asset Pool, an amount equal to the product of
(X) the Borrowing Ratio times (Y) the outstanding principal amount of the Palencia Bond as of such date; provided, however, that from and after October 1, 1999, the Palencia Bond Value shall be zero ($0) and in no event shall the principal amount of the Palencia Bond ever exceed $13,250,000.

                 "Palencia Property" means the multifamily apartment Property owned by Ambassador X, L.P. which is located in Hillsborough County, Florida and commonly known as "Palencia Apartments."

                 "Participant" is defined in Section 10.8(d).

                 "Payment Office" means the address for payments set forth on the signature page hereto in relation to the Agent or such other address as the Agent may from time to time specify in accordance with Section 10.2.

                 "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                 "Permitted Indebtedness" is defined in Section 7.2.

                 "Permitted Liens" is defined in Section 7.1.

                 "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, limited liability company, unincorporated association, joint venture or governmental authority.

                 "Plan" means an employee benefit plan (defined in Section 3(3) of ERISA) which Borrower or any member of the Controlled Group sponsors or maintains or to which Borrower or any member of the Controlled Group makes, is making or is obligated to make contributions, and includes any Multiemployer Plan or Qualified Plan.

                 "Previous Credit Agreement" is defined in the preamble to this Agreement.

                 "Pricing Conversion Date" means each date on which Borrower elects to (a) convert a Base Rate Loan to a LIBOR Loan or a LIBOR Loan to a Base Rate Loan or (b) continue an existing LIBOR Loan for an additional Interest Period.

                 "Pro Forma Revolver Debt Service" means, as of any date of determination, the sum of annual pro forma payments of principal and interest which would be due (based on a monthly repayment schedule) on an initial principal sum equal to the Revolver DSC Principal Limit based on a mortgage constant calculated upon the Assumed Interest Rate at such time and a twenty-five (25) year amortization period.

                 "Property" means any estate or interest in any kind of property or asset, whether real, personal or mixed, and whether tangible or intangible.

                 "Property Liability" means, with respect to any Unencumbered Asset Pool Property, the aggregate amount of the loss, damage or other liability or reduction in value associated with such Property as a result of any Environmental Claims or other adverse defect, condition, hazard, condemnation, violation or other circumstance with respect to such Property which shall be disclosed in each Compliance Certificate required to be delivered by Borrower under this Agreement.

                 "Qualified Management Entity" means, on any date of determination, a Management Entity (a) in which Borrower, the REIT or their respective Subsidiaries owns at least a 95% interest in the capital and profits thereof, (b) which is a Guarantor Subsidiary, (c) which is controlled, directly or indirectly by (i) Borrower or the REIT, (ii) Peter K. Kompaniez, (iii) Terry
S. Considine, (iv) any Person controlled by Peter K. Kompaniez and Terry S. Considine, (v) any other Person reasonably satisfactory to the Requisite Lenders, or (vi) any combination of the foregoing clauses (i)-(v), and (d) which has no Indebtedness (other than Intra-Company Debt).

                 "Qualified Management Entity EBITDA" means, on any date of determination, Borrower's proportionate share of the aggregate EBITDA from all Qualified Management Entities for the most recent complete calendar quarter, as annualized.

                 "Qualified Plan" means a pension plan (as defined in Section 3(2) of ERISA) intended to be tax-qualified under Section 401(a) of the Code and which any member of the Controlled Group sponsors, maintains, or to which it makes, is making or is obligated to make contributions, or in the case of a multiple employer plan (as de scribed in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding period covering at least five (5) plan years, but excluding any Multiemployer Plan.

                 "Qualified Property" means a Property comprising a multifamily apartment project which is 100% owned in fee simple title directly or indirectly by Borrower and its Wholly Owned Subsidiaries which is a Guarantor Subsidiary.

                 "Qualified Wholly-Owned Subsidiary" means any Wholly-Owned Subsidiary which, immediately prior to the transfer of Property thereto pursuant to Section 2.13(a)(ii), has no assets and no liabilities, and is, or will become, a Guarantor Subsidiary.

                 "Rate Contracts" means interest rate and currency swap agreements, cap, floor and collar agreements, interest rate insurance, currency spot and forward contracts and other agreements or arrangements designed to provide protection against fluctuations in interest or currency exchange rates.

                 "Rating Agency" means any of S&P, Moody's or D&P.

                 "Recourse" means, with respect to any Indebtedness or Guaranty Obliga tion of any Person, that such Indebtedness or Guaranty Obligation is recourse to the assets and/or properties of such Person; provided, however, that with respect to nonrecourse Indebtedness secured by real property which contains limitations to the nonrecourse nature of the obligation, such limited nonrecourse obligations shall not be deemed "Recourse" if and to the extent the nonrecourse exceptions are for liability of such Person for any of the following under any applicable loan documentation: (a) fraud, waste, material misrepresentation, or willful misconduct; (b) indemnification with respect to environmental matters or failure to comply with Hazardous Materials laws; (c) failure to maintain required insurance policies; (d) misapplication of insurance proceeds, condem nation awards and tenant security deposits; (e) breach of covenants relating to unpermitted transfers or encumbrances of real property or other collateral; (f) misappropriation or misapplication of property income; (g) breach of covenants relating to unpermitted transfers of interests in a Person; (h) failure to deliver books and records; (i) failure to pay transfer fees or changes; or (j) other matters substantially the same as those set forth in clauses (a) through
(i) above. An obligation of a Person that is without Recourse to the assets and/or properties of such Person but becomes Recourse upon the occurrence of the events or circumstances described in clauses (a) through (i) above shall not be considered a "Recourse" obligation unless such events or circumstances have occurred.

                 "Reference Lender" means BofA.

                 "REIT" means Apartment Investment and Management Company, a Maryland corporation.

                 "REIT Guaranty Documents" means a guaranty of the Obligations, in the form of Exhibit F1 and Exhibit F2 attached hereto, and any documents relating to the guaranty as the Agent requires, duly executed by the REIT and the Guarantor Subsidiaries, together with the guaranties delivered pursuant to
Section 6.13(c) and Section 7.7(c).

                 "REIT Status" means, with respect to any Person, (a) the qualification of such Person as a real estate investment trust under Sections 856 through 860 of the Code, and (b) the applicability to such Person and its shareholders of the method of taxation provided for in Sections 857 et seq. of the Code.

                 "Reportable Event" means any of the events set forth in section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in section 4063 of ERISA, a cessation of operations described in section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under section 401(a)(29) of the Code, or a failure to make when due a payment required by section 412(m) of the Code and section 302(e) of ERISA.

                 "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its Property or to which the Person or any of its Property is subject.

                 "Requisite Lenders" means, as of any date of determination, (a) if there is only one Lender hereunder having a minimum Commitment of $5,000,000, that Lender, and (b) if there are two (2) or more Lenders hereunder each having a minimum Commitment of $5,000,000, then two (2) or more Lenders (for purposes of counting Lenders, BofA and all affiliates of BofA collectively count as one Lender, and in order to qualify as one of the two (2) necessary Lenders, a Lender must hold a minimum Commitment of $5,000,000), holding at least sixty-six and two-thirds percent (66-2/3%) of the outstanding balance of the Loans, or, if there are no Loans outstanding, having at least sixty-six and two-thirds percent (66-2/3%) of the Aggregate Commitment.

                 "Responsible Officer" means, in relation to the REIT, the Chief Executive Officer, or the President or any Executive Vice President or Senior Vice President of the REIT, and, in relation to Borrower, the Chief Executive Officer or any Vice President of GP Corp, in its capacity as the general partner of Borrower, and/or any other officer of the REIT or GP Corp having substantially the same authority and responsibility, or, with respect to financial matters, the Chief Financial Officer or the Treasurer of the REIT or GP Corp, respectively, or any other officer having substantially the same authority and responsibility.

                 "Restricted Cash" means any cash pledged by Borrower, the REIT or any of their respective Subsidiaries to other lenders, as indicated in the line item for "restricted cash" in the REIT's balance sheet from time to time.

                 "Revolver" is defined in Section 2.1(a).

                 "Revolver to Term Certificate" means a certificate signed by at least two Responsible Officers in connection with the conversion of the Revolver into the Term Facility, substantially in the form attached hereto as EXHIBIT C.

                 "Revolving Commitment" means, with respect to any Lender, the amount set forth opposite a Lender's name in Schedule 2.1(a)(i), which may be reduced or increased as a result of one or more assignments pursuant to Section 10.8, and which includes a Lender's participation in the Letter of Credit Liability.

                 "Revolver DSC Ratio" means the ratio determined for each fiscal quarter during the term of the Revolver by dividing Unencumbered Asset Pool NOI for the period from the commencement of the then current year through the end of the most recent quarter by the aggregate Pro Forma Revolver Debt Service for such period.

                 "Revolver DSC Principal Limit" shall mean the principal balance which, if it were outstanding under the Revolver, would produce a Revolver DSC Ratio equal to

1.75 to 1.0., determined for any fiscal quarter based on the Revolver DSC Ratio for the period from the beginning of the then current year through the end of the most recent quarter.

                 "Revolver Maturity Date" means the maturity date of the Revolver which shall be October 1, 1999, subject, however, to earlier acceleration pursuant to the provisions of the Loan Documents.

                 "Revolving Loan" is defined in Section 2.1(a).

                 "S&P" shall mean Standard & Poor's Ratings Group and its successors and assigns.

                 "Scheduled Amortization" means, with respect to any Person, the sum, as of any date of determination, of the current portion (i.e., such portion as is scheduled to be paid by the obligor thereof within twelve (12) months from the date of determination) of all regularly scheduled amortization payments due on such Person's long-term fully amortizing mortgage Indebtedness (exclusive of balloon payments).

                 "SEC" means the Securities and Exchange Commission, or any successor thereto.

                 "SEC Report" means all filings on Form 10-K, Form 10-Q or Form 8-K with the SEC made by the REIT pursuant to the Exchange Act and delivered to Agent prior to the date hereof.

                 "Senior Unsecured Notes" means any senior unsecured notes issued by Borrower, the REIT or their respective Subsidiaries, the proceeds of which shall be used to repay all or any part of the Lehman Unsecured Facility and which comply with the requirements of Section 7.2(h). The Senior Unsecured Notes shall not be senior to any of the Borrower's obligations under this Agreement and the other Loan Documents.

                 "Solvent" means, as to any Person at any time, that (a) the fair value of the Property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the Property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its Property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

                 "Stabilized" means, with respect to any Qualified Property and as of any date of determination, the date on which the occupancy level is at least eighty-five percent (85%) for the most recent complete quarter.

                 "Stock" means all shares, options, warrants, interests, participations or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, perpetual preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act).

                 "Swing Line Note" means a promissory note of Borrower payable to the order of BofA in substantially the form of EXHIBIT D-2.

                 "Swing Line Loan" means an advance under and usage of the Total Commitment (the aggregate principal amount of which may never exceed the lesser of (i) $30,000,000 or (ii) the Total Available Commitments minus the Outstanding Amount), as described in, and subject to Section 2.1(d).

                 "Subsidiary" of a Person means any corporation, association, partnership, joint venture, trust or other business entity of which more than fifty percent (50%) of the Stock or other equity or beneficial interests (in the case of Persons other than corporations) is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof (regardless of whether such Stock or other interests are entitled to voting rights). As of the date hereof, the Organizational Chart lists all of the Subsidiaries of the REIT and Borrower.

                 "Taxes" is defined in Section 3.1(a).

                 "Term Advance" is defined in Section 2.1(c).

                 "Term Commitment" means, with respect to any Lender, the amount set forth opposite the Lenders name in Schedule 2.1(a)(i), which amount may be reduced or increased as a result of one or more assignments pursuant to Section 10.8.

                 "Term Loan" is defined in Section 2.1(c).

                 "Term Loan Maturity Date" means the date which is three (3) years after the Conversion Date, unless earlier accelerated as provided in the Loan Documents.

                 "Total Available Commitments" means an amount which shall not exceed the lesser of (1) the Aggregate Commitment or (2) an amount determined as follows,

                 for any period of determination, an amount equal to the lesser of (a) the sum of:

                 (W) the lesser of

                                  (A) the aggregate principal amount of Loans
that could have been outstanding during the most recent prior four quarters, as to which a Compliance Certificate has been delivered, in order for the ratio of Unencumbered Asset Pool Value to Unsecured Debt for such period to equal 1.75:1, and

                                  (B) the Revolver DSC Principal Limit for the
period in question;

                 LESS (X) the aggregate amount of all Property Liabilities (without double counting any Property Liabilities which have previously been taken into account in calculating Unencumbered Asset Pool Value) and subject to the provisions of Section 2.13(a)(i));

                 LESS (Y) the aggregate amount of all Unsecured Debt of Borrower (on a consolidated basis);

                 PLUS (Z) an amount equal to the Unencumbered Management Entity Value;

                 PLUS (AA) an amount equal to the Palencia Bond Value;

         and (b), while any amount is outstanding under the Lehman Unsecured Facility, the Lehman Maximum Availability.

Notwithstanding anything to the contrary herein, on and after the Conversion Date, the Aggregate Commitments shall not exceed an amount equal to the outstanding balance of the Revolver on the Conversion Date (as reduced by the aggregate amount of applicable amortization payments required under Section 2.6(b)).

                 "Total Indebtedness" means, as of any date of determination and in respect of any Person, all outstanding Indebtedness, and in the case of clause (iii) below, Indebtedness available to be drawn, of a Person, and shall include, without limitation: (i) such Person's share of the Indebtedness of any partnership or joint venture in which such Person directly or indirectly holds any interest; (ii) any Recourse or contingent obligations, directly or indirectly, of such Person with respect to any Indebtedness of such partnership or joint venture in excess of its proportionate share and (iii) such Person's liability in respect of letters of credit, whether such liability is contingent or fixed (such liability to be determined on the assumption that all conditions for drawing upon such letters of credit have been complied with). Notwithstanding the foregoing, Intra-Company Debt shall be excluded from the calculation of "Total Indebtedness" but shall not otherwise be excluded as Indebtedness for any other purpose hereof.

                 "Total Obligations" mean, as of any date, the sum of Consolidated Total Indebtedness plus the aggregate amount of any outstanding preferred Stock issued by the REIT or any Subsidiary.

                 "UAP Utilization" means, on any date of determination, the ratio of the aggregate amount of Consolidated Unsecured Indebtedness outstanding to the Unencumbered Asset Pool Value, expressed as a percentage. UAP
Utilization shall be determined as of any date of a borrowing under this Agreement or any prepayment of the Lehman Unsecured Facility and shall take into account any changes to Consolidated Unsecured Indebtedness and/or Unsecured Asset Pool Value caused by any such borrowing or prepayment. The UAP Utilization shall be evidenced by pro-forma Compliance Certificate delivered with any Borrowing Notice and/or paydown of the Lehman Unsecured Facility as provided in
Section 6.2(h).

                 "UCC" means the Uniform Commercial Code as in effect in any relevant jurisdiction.

                 "Unencumbered Asset Pool" means the Initial Unencumbered Asset Pool which are not subject to or affected by any Liens, Indebtedness, negative pledges (other than the negative pledge given under Section 7.1 of this Agreement) or Liens on any partnership or ownership interests in Borrower or its Wholly Owned Subsidiaries, including such other Property as may be included within the Unencumbered Asset Pool in accordance with Section 2.13 and excluding any Property which is no longer included in the Unencumbered Asset Pool in accordance with Section 2.13 and the other terms of this Agreement.

                 "Unencumbered Asset Pool NOI" means, for any period, with respect to the Unencumbered Asset Pool, the sum of (X) (1) aggregate Net Operating Income during the preceding four calendar quarters (or, if such Properties were Stabilized, Qualified Properties for at least one calendar quarter but less than four calendar quarters, the annualized aggregate Net Operating Income from the date such Properties became Stabilized, Qualified Properties), plus (2), in the case of Properties which have been Qualified Properties for less than one calendar quarter, the annualized aggregate Net Operating Income for the calendar quarter immediately preceding the quarter in which it became a Qualified Property, plus (3), in the case of the Captiva Club Property, until such time as it becomes a Stabilized Property for at least one calendar quarter, the annualized aggregate Net Operating Income during the calendar quarter ending August 31, 1998, minus (Y) the aggregate amount of Capital Expenditures for all such Properties for the corresponding periods in an amount equal to $300 per apartment unit per annum in each of such Properties, during such period, or annualized period, as applicable.

                 "Unencumbered Asset Pool Value" means, for any period of determination, with respect to the Properties in the Unencumbered Asset Pool, an amount equal to the sum of (i) Unencumbered Asset Pool NOI (less amounts included pursuant to clause (2) of the definition thereof), divided by the Apartment Cap Rate, plus (ii) the Historical Value of any Qualified Properties which have not been owned for a full calendar quarter; provided, however, that in no event may more than twenty-five percent (25%) of Unencumbered Asset Pool Value be attributed to Historical Value.

                 "Unencumbered Borrowing Pool Cashflow" means, as of any date of determination, the sum of Unencumbered Asset Pool NOI plus Qualified Management Entity EBITDA.

                 "Unencumbered Borrowing Pool Cashflow to Unsecured Interest Ratio" means, for any period of determination, the ratio computed as follows:


Unencumbered Borrowing Pool Cashflow          [Unencumbered Asset Pool NOI + Qualified Management
Unsecured Interest Ratio =                                          Entity EBITDA]
                                                                       divided by
                                                          Consolidated Unsecured Interest

                 "Unencumbered Management Entity Value" means, as of any date of determination, an amount equal to the sum of (a) (W) Borrower's proportionate share of the aggregate Owned or Controlled Management Entity EBITDA from all Qualified Management Entities for the most recent complete calendar quarter, as annualized, multiplied by (X) 3.5 plus (b) (Z) Borrower's proportionate share of the aggregate EBITDA (other than Owned or Controlled Management Company EBITDA) from all Qualified Management Entities for the most recent complete calendar quarter, as annualized, multiplied by (Z) 2.0. EBITDA earned pursuant to management agreements (A) which are cancelled or transferred to a Person which is not a Qualified Management Entity or (B) for which Borrower has received notice that any such agreement is to be terminated within 12 months shall be excluded from the calculation of Unencumbered Management Entity Value for the quarter in which such cancellation, transfer or notice occurs and thereafter.

                 "Unfunded Pension Liabilities" means the excess of a Plan's benefit liabilities under section 4001 (a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used by the Plan's actuaries for funding the Plan pursuant to section 412 for the applicable plan year.

                 "United States" and "U.S." each mean the United States of America.

                 "Units" means the units of limited partnership interest in Borrower issued and outstanding from time to time.

                 "Unsecured Debt" means Indebtedness (other than the Loans) which is not secured by any Lien.

                 "Unqualified Property" means the Property comprising a multifamily apartment project the fee simple interest in which is not 100% owned, directly or indirectly, by Borrower and/or its Wholly Owned Subsidiaries.

                 "Wholly-Owned Subsidiary" means a Subsidiary of Borrower or the REIT one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by (A) Borrower and/or (B) the REIT; provided, however, that where such term is qualified with respect to a specific Person (e.g., "Wholly Owned Subsidiary of the REIT") such term means a Subsidiary one hundred percent (100%) of the Stock or other equity or other beneficial interests (in the case of Persons other than corporations) is owned directly or indirectly by the specified Person.

                 1.2      OTHER DEFINITIONAL PROVISIONS.

                 (a) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto. The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms. Terms (including uncapitalized terms) not otherwise defined herein but defined in the UCC shall have the meanings set forth therein.

                 (b) The Agreement. The words "hereof", "herein", "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and section, schedule and exhibit references are to this Agreement unless otherwise specified.

                 (c) Certain Common Terms.

                     (i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

                     (ii) The term "including" is not limiting and means "including without limitation."

                     (iii) The term "ratably" means, at any time that Loans may be outstanding, in accordance with the amount of the outstanding Loans of the respective Lenders; and, at any time that no Loans are outstanding, in accordance with the outstanding Commitments of the respective Lenders.

                 (d) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) is stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including". If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

                 (e) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

                 (f) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

                 (g) Captions. The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

                 (h) Independence of Provisions. The parties acknowledge that this Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

                     (i) Sophisticated Parties. The parties acknowledge that each of them has been represented by counsel in the preparation and negotiation of this Agreement, that each of them is sophisticated in the transactions described herein and that there shall be no presumption against any party drafting this Agreement or the Loan Documents in the interpretation or construction of any of the terms thereof.

                 1.3 ACCOUNTING PRINCIPLES.

                 (a) GAAP. Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied. Notwithstanding anything to the contrary contained herein, all financial covenants applicable to Borrower and the REIT hereunder shall be calculated based upon the EBITDA, Interest Expense, Scheduled Amortization, Net Worth, Total Indebtedness, Gross Asset Value, and other accounting items of the REIT, before any adjustment for the minority interest attributable to the holders of limited partner interests in Borrower.

                 (b) Fiscal Year; Quarter. References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Borrower.

                                   ARTICLE II

                                  THE FACILITY

                 2.1      AMOUNTS AND TERMS OF COMMITMENTS.

                 (a)      Revolving Loans.


                           (i) Revolving Loans. Each Lender severally agrees, on
the terms and conditions hereinafter set forth, to make loans to Borrower other than Swing Line Loans (each such loan, a "Revolving Loan" and all such loans collectively, the "Revolver") from time to time on any Business Day during the period from the Closing Date to the earlier of the Conversion Date or the Revolver Maturity Date. The aggregate amount of the Revolver will not exceed the lesser of the Lender's Revolving Commitment or such Lender's Commitment Percentage of the Total Available Commitment.

                           (ii) Letters of Credit. If Borrower is in compliance
with the conditions for the making of Revolving Loans, Borrower may request on or before the Revolver Maturity Date, through a Borrowing Notice, the Issuing Lender to deliver from time to time Letters of Credit. Upon such request, the Issuing Lender shall promptly issue the requested Letter of Credit in a form approved by the Issuing Lender; provided that the maximum Letter of Credit Liability at any one time outstanding may not exceed $25,000,000. Each Letter of Credit must have an expiry date not later than the one year anniversary of its issuance, unless otherwise agreed on by Issuing Lender, but in no event shall the expiry date be later than one year after the Revolver Maturity Date. Each drawing under a Letter of Credit is payable in full upon the date thereof by Borrower, without notice or demand of any kind. Except with respect to an Outside Period Letter of Credit which is drawn upon after the Revolver Maturity Date, Borrower may obtain, in accordance with the conditions applicable to advances of the Revolving Loans, a Revolving Loan in the amount drawn on a Letter of Credit to reimburse BofA as the Issuing Lender for such amount. Other than draws on an Outside Period Letter of Credit after the Revolver Maturity Date, Borrower's liability to reimburse Issuing Lender for amounts drawn under Letters of Credit is included within the terms "Revolving Loan" and "Loan" for all purposes of this Agreement, and any amounts drawn shall bear interest until paid in full (whether out of the proceeds of a Revolving Loan otherwise permitted hereunder or otherwise) at the Base Rate plus the Applicable Base Rate Margin, subject to Section 2.9(c). Amounts drawn on an Outside Period Letter of Credit after the Revolver Maturity Date are due and payable by Borrower to Agent immediately and shall accrue interest until paid at the Base Rate plus three percent (3%). Borrower's obligations to repay drawings under any Letter of Credit and all other amounts payable to Issuing Lender, Agent or any other Lender hereunder shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever and irrespective of any set-off, counterclaim or defense to payment which Borrower may have or have had against Issuing Lender, Agent or any other Lender (except such as may arise out of Issuing Lender's, Agent's or any other Lender's gross negligence or willful misconduct hereunder) or any other Person, including, without limitation, any setoff, counterclaim or defense based upon or arising out of:

                           (A) Any lack of validity or enforceability of this
Agreement or any of the other Loan Documents or such Letter of Credit;

                           (B) Any amendment or waiver of or any consent to or
departure from the terms of such Letter of Credit or the Loan Documents;

                           (C) The existence of any claim, setoff, defense or
other right which Borrower or any other Person may have at any time against, any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), Issuing Lender, Agent or any other Lender or any other Person, whether in connection with such Letter of Credit, the Loan Documents or any unrelated transaction;

                           (D) Any demand, statement or any other document
presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect, or any statement therein being untrue or inaccurate in any respect whatsoever or any variations in punctuation, capitalization, spelling or format of the drafts or any statements presented in connection with any drawing under such Letter of Credit;

                           (E) The surrender or impairment of any security for
the performance or observance of any of the terms of such Letter of Credit or the Loan Documents; and

                                  (F) The failure, for any reason, of any Lender
to fund advances to Borrower hereunder for any purpose.

Nothing contained herein shall constitute a waiver of any rights or remedies of Borrower against Issuing Lender, Agent or any other Lender arising out of the gross negligence or willful misconduct of Issuing Lender, Agent or any such other Lender.

                          (iii)   Limits on Revolving Loans and Letters of
Credit. Notwithstanding anything to the contrary set forth herein, after giving effect to any Revolving Loan and after the issuance of any Letter of Credit, in no event shall the Outstanding Amount exceed the Total Available Commitment. Within the limitations set forth in this Section 2.1(a), and subject to the other terms and conditions hereof, Borrower may borrow or request Letters of Credit to be issued under this Section 2.1(a), repay or prepay pursuant to
Section 2.5 or otherwise cause Letters of Credit to be cancelled or to expire undrawn and reborrow (subject to the limitations set forth hereinbelow) or request additional Letters of Credit to be issued pursuant to this Section 2.1.

                          (iv)    [Intentionally Omitted]

                 (b) Revolving Credit Usage. Borrower shall use the proceeds of all Revolving Loans and all Letters of Credit for general partnership purposes, including, without limitation, acquisitions of multi-family apartment projects and other real estate assets, Investments in Persons engaged primarily in the business of owning or managing real estate assets and other Investments permitted hereunder, Capital Expenditures and redevelopment projects.

                 (c) Amounts and Terms of Term Loan; Conversion. On or before the Revolver Maturity Date, if (x) no Default has then occurred and is continuing, provided that if the Agent shall have actual notice of such Default, it shall have provided notice thereof to Borrower and (y) no Event of Default has then occurred and is continuing, Borrower may notify Agent that it elects both to terminate the Revolver as of the Revolver Maturity Date then in effect and effective as of the Conversion Date to maintain its Loans then outstanding as Term Loans pursuant to Section 2.1(c) (the "Conversion Option"); provided, further, however, that Borrower shall have delivered to Agent a Revolver to Term Certificate as a condition precedent to the Conversion Option and paid to Agent, for the ratable benefit of the Lender, the conversion fee as provided in Section 2.10(d). Each Lender severally agrees, on the terms and conditions hereinafter set forth, and provided all Conversion Conditions have been satisfied, to continue or convert loans to Borrower (each such loan, a "Term Advance" and all such loans collectively the "Term

Loan") from time to time on any Business Day from the Conversion Date to the Term Loan Maturity Date, in an aggregate amount not to exceed at any time the Term Commitment; provided, however, that after giving effect to any Term Advance, the Outstanding Amount shall not exceed the then applicable Total Available Commitment. Once repaid or prepaid, Borrower may not reborrow any Term Advance.

                 (d)      Swing Line Loans.

                          (i) Subject to the terms and conditions hereof, if
necessary to meet Borrower's funding deadlines, BofA agrees to make Swing Line Loans to Borrower at any time prior to the Revolver Maturity Date, not to exceed an amount at any one time outstanding equal to the lesser of (A) $30,000,000, and (B) the Total Available Commitments. Swing Line Loans shall constitute
Loans for all purposes hereunder.

                          (ii) Each request for a Swing Line Loan shall be in an
amount
equal to $1,000,000 or a greater integral multiple of $50,000. Borrower may request a Swing Line Loan by submitting a Borrowing Notice to Agent and BofA. Such Borrowing Notice must be received by Agent and BofA no later than 2:00 p.m. on the specified borrowing date for such Swing Line Loan. Provided that Borrower shall have given telephonic notice to Agent and BofA no later than 2:00 p.m. on the specified borrowing date for such Swing Line Loan BofA shall make such Swing Line Loan available to Borrower by deposit in such of Borrower's accounts with BofA in Los Angeles, California, as Borrower designates in writing, on or before at 3:00 p.m. on such borrowing date.

                          (iii) If necessary to meet Borrower's funding
deadlines, Agent
may treat any Borrowing Notice as a request for a Swing Line Loan from Borrower and BofA may fund it as a Swing Line Loan. Within 2 Business Days after each Swing Line Loan is funded, BofA and Agent shall request that each Lender, and each Lender shall, on the first (1st) Business Day after such request is made, prepay one or more Swing Line Loans in an amount equal to such Lender's Commitment Percentage of such Swing Line Loans by funding under such Lender's Note, such purchase to be made in accordance with the terms of Section 2.3 of this Agreement just as if such Lender were funding a Base Rate Loan directly to Borrower under its Note (such that all Lenders other than BofA shall fund only under their respective Notes and not under the Swing Line Loan Note). Unless BofA had actual knowledge when BofA funded a Swing Line Loan that Borrower had not satisfied the conditions in this Agreement to obtain a borrowing, each Lender's obligation to prepay the Swing Line Loans shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation (i) any set-off, counterclaim, recoupment, defense, or other right which such Lender or any other

Person may have against BofA or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or the termination of any Lender's Commitment, (iii) the occurrence of any Material Adverse Effect, (iv) any breach of this Agreement or any other Loan Document by Borrower, any of its Affiliates, Agent, or any other Lender, or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing. Any portion of a Swing Line Loan not so prepaid may be treated by BofA as a Loan which was not funded by the non-purchasing Lenders as contemplated in Section 2.14 of this Agreement, and as a funding by BofA under the Aggregate Commitment in excess of BofA's Commitment. Each Swing Line Loan, once so prepaid, shall cease to be a Swing Line Loan for the purposes of this Agreement, but shall be deemed a borrowing made under the Aggregate Commitment and each Lender's Commitment.
Each Swing Line Loan shall be a Base Rate Loan.

                 2.2 NOTE. Each Loan (other than a Swing Line Loan) will be evidenced by a Note dated the Closing Date payable to the order of the applicable Lender in the amount of its Commitment and each Swing Line Loan will be evidenced by a Swing Line Note dated the Closing Date and payable to BofA in the amount of $30,000,000. The date, amount and maturity of each Loan and the amount of each principal payment will be endorsed by the applicable Lender on the schedules annexed to the Note. Borrower irrevocably authorizes each Lender to endorse its Note (including authorizing BofA to endorse the Swing Line Note), and each Lender's record will be conclusive absent manifest error; provided, however, that a Lender's failure to make, or an error in making, a notation thereon shall not affect Borrower's obligations under this Agreement or under any Note.

                 2.3      PROCEDURE FOR BORROWING.

                 (a) Borrowing Notice. Each Loan shall be made in accordance with the terms of a Borrowing Notice delivered by Borrower to Agent, as follows:

                          (i) Designation of Interest Rate. Borrower may elect
that a Loan be made as a LIBOR Loan or a Base Rate Loan; provided that, unless the Agent otherwise agrees in writing, Borrower may not elect that a Loan be made as a LIBOR Loan, if in addition to such Loan there will be more than five
(5) LIBOR Loans outstanding.

                          (ii) Timing of Notice. Each Borrowing Notice must be
submitted to and received by Agent before 9:00 a.m. (California time) as follows: (A) for LIBOR Loans, at least three (3) Business Days before a specified borrowing date; (B) for

Base Rate Loans, at least one (1) Business Day before a specified borrowing date; and (C) for a Letter of Credit, at least five (5) Business Days before the proposed issuance date.

                          (iii) Contents of Notice. Each Borrowing Notice must
include the following information:

                                  (A) an exact amount for the Loan (LIBOR Loans
must be in a minimum amount of $1,000,000 with additional increments of $100,000 and there are no restrictions on the amount of Base Rate Loans);

                                  (B) if the Loan is a LIBOR Loan, the
applicable Interest Period (if no Interest Period is specified for a requested LIBOR Loan, the Loan will be made as a Base Rate Loan); and

                                  (C) in the case of a proposed Letter of
Credit, a completed letter of credit application on the Issuing Lender's standard form substantially in the form of Exhibit G.

                 (b) Notice to Lenders. When Agent receives a Borrowing Notice in conformity with Section 2.3(a), it shall promptly notify each Lender thereof and of the amount of such Lender's Commitment Percentage of the requested Loan and in the case of a Letter of Credit it shall notify each Lender promptly upon the issuance together with such Lender's participation in the requested Letter of Credit.

                 (c) Funding of Commitment. Each Lender shall fund the amount of its Commitment Percentage of the requested Loan to Agent, for Borrower's account, at the Payment Office by 9:00 a.m. (California time) on the specified borrowing date in funds immediately available to Agent. Unless any applicable condition in Article IV is not satisfied, Agent will then make the amounts received from the Lenders available to Borrower as directed in written payment instructions from Borrower.

                 (d) Frequency of Borrowings. No more than four (4) Borrowing Notices may be given in any calendar month except with respect to Swing Line Loans for which there shall be no such limitation.

                 2.4 CONVERSION AND CONTINUATION ELECTIONS.

                 (a) Conversion/Continuation Notice. Each conversion or continuation of an outstanding Base Rate Loan or LIBOR Loan shall be made upon the irrevocable written notice (including notice via facsimile confirmed immediately by a telephone call) of Borrower in the form of a Conversion/Continuation Notice, as follows:

                          (i) Designation of Interest Rate. Borrower shall have
the right to make the following elections with respect to the conversion or continuation of any outstanding Base Rate Loan or LIBOR Loan: (A) to convert, on any Business Day, any Base Rate Loan, in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, into a LIBOR Loan; or (B) to convert, on the last day of any Interest Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment of any loss or expense incurred or sustained by any Lender with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in Section 3.4), such LIBOR Loan into a Base Rate Loan; or (C) to continue, on the last day of any Interest Period with respect to a LIBOR Loan (or, on any other day of any Interest Period, upon payment any loss or expense incurred or sustained by any Lender with respect to the early termination of such LIBOR Loan prior to the last day of the Interest Period as provided in
Section 3.4), such LIBOR Loan (or any part thereof in a minimum principal amount of $1,000,000 or an integral multiple of $100,000 in excess thereof) for a subsequent Interest Period; provided, that unless the Agent shall otherwise agree in writing, Borrower may not elect to have any outstanding LIBOR Loan or Base Rate Loan (or any portion thereof) continued as or converted into a LIBOR Loan if (A) a Default or Event of Default shall exist, (B) after giving effect to such continuation or conversion there shall be more than five different LIBOR Loans outstanding or the outstanding principal amount of any LIBOR Loans shall have been reduced, by payment, prepayment, or partial conversion to less than $1,000,000.

                          (ii) Timing of Notice. Each Conversion/Continuation
Notice shall be submitted to and received by the Agent prior to 9:00 a.m. (California time): (A) at least three (3) Business Days prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a LIBOR Loan; and (B) at least one (1) Business Day prior to the Pricing Conversion Date of any outstanding Loan to be converted into or continued as a Base Rate Loan.

                          (iii) Contents of Notice. The Conversion/Continuation
Notice shall set forth the following information with respect to the Loan subject thereto: (A) the Pricing Conversion Date, which shall be a Business Day;
(B) the amount of the LIBOR Loan or Base Rate Loan to be converted or continued;
(C) whether such Loan is to be converted into/continued as a LIBOR Loan or a Base Rate Loan; and (D) if such Loan (or any portion thereof) is to be converted into/continued as a LIBOR Loan, the applicable Interest Period.

                 (b) Automatic Conversions. Any outstanding LIBOR Loan shall automatically convert to a Base Rate Loan, effective on the last day of the applicable Interest Period, if as of such date:

                          (i) Default; Event of Default. A Default or Event of
Default shall exist;

                          (ii) Failure to Provide Notice. Borrower shall have
failed to submit a Conversion/Continuation Notice for such Loan in compliance with the terms of Section 2.4(a); or

                          (iii) Failure to Maintain Minimum Loans. If the
aggregate outstanding principal amount of LIBOR Loans having the same Interest Period shall have been reduced, by payment, prepayment, or partial conversion to be less than $1,000,000.

                 (c) Notice to Lenders. Upon receipt of a Conversion/Continuation Notice conforming with the terms of Section 2.4(a), or an automatic conversion pursuant to Section 2.4(b), the Agent shall promptly notify each Lender thereof. All conversions and continuations shall be made pro rata according to the respective outstanding principal amounts of the Loans converted or continued.

                 2.5 OPTIONAL PREPAYMENTS; OPTIONAL REDUCTIONS OF THE REVOLVING COMMITMENT.

                 (a) Subject to Section 3.4, Borrower may, at any time and from time to time, ratably prepay Loans in whole or in part, in an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, upon
(a) at least three (3) Business Days' prior notice, if the Loans to be prepaid are LIBOR Loans, and (b) at least one Business Day's prior notice, if the Loans to be prepaid are Base Rate Loans. Such notice of prepayment shall specify (i) the amount of such prepayment, (ii) the date of such prepayment, which shall be a Business Day, and (iii) whether such prepayment is of LIBOR Loans, Base Rate Loans, or any combination thereof. Such notice shall not thereafter be revocable by Borrower and the Agent shall promptly notify each Lender thereof and of such Lender's Commitment Percentage of such prepayment. If a prepayment notice is given, the payment amount specified therein shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid and any amounts required to be paid pursuant to Section 3.4.

                 (b) At any time prior to the Conversion Date, Borrower may, upon not less than five (5) Business Days' prior notice to Agent, terminate the aggregate Revolving Commitment of all Lenders or permanently reduce the aggregate Revolving Commitment of all Lenders by an aggregate minimum amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the Outstanding Amount would exceed the amount of the Total Available Commitment and, provided, further, that once reduced in accordance with this Section 2.5(b), the aggregate Revolving Commitment of all Lenders may not be increased. Any reduction of the aggregate Revolving Commitment of all Lenders shall be applied to each Lender's Revolving Commitment in accordance with such Lender's Revolving Commitment Percentage. If the Revolving Commitments are terminated in their entirety, all accrued commitment fees under Section 2.10(c) to, but not including, the effective date of such termination shall be payable on the effective date of such termination.

                 2.6 MANDATORY PREPAYMENTS OF LOANS; MANDATORY AMORTIZATION AND REDUCTIONS.

                 (a) Total Available Commitment. If at any time the Outstanding Amount exceeds the then applicable Total Available Commitment, Borrower shall immediately prepay Loans (or cause Letters of Credit to be cancelled) in an amount sufficient to reduce the Outstanding Amount to the then applicable Total Available Commitment.

                 (b) Amortization. On the last Business Day of each March, June, September and December following the Conversion Date, Borrower shall repay or prepay Loans in an aggregate amount equal to one twelfth (1/12th) of the initial outstanding balance of the Term Loan as of the Conversion Date.

                 2.7 APPLICATION OF PROCEEDS. Unless otherwise instructed by Borrower, any prepayments pursuant to Section 2.5 or Section 2.6 made (i) on a day other than the last day of an Interest Period for any Loan shall be applied first to any Base Rate Loans then outstanding and then to any LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities and
(ii) on the last day of an Interest Period for any LIBOR Loan shall be applied first to such maturing LIBOR Loan, then to any

Base Rate Loans outstanding, and then to any other LIBOR Loans then outstanding, in the inverse order of such LIBOR Loans' stated maturities.

                 2.8 REPAYMENT. Subject to Section 2.6, unless the Revolver has been converted into the Term Loan, Borrower shall repay all Obligations on the Revolver Maturity Date and, if the Revolver has been converted into the Term Loan, shall repay all Obligations on the Term Loan Maturity Date.

                 2.9 INTEREST.

                 (a) Rates. Subject to Section 2.9(c), each Loan shall bear interest on the outstanding principal amount thereof from the date such Loan is made until the date such Loan becomes due, at a rate per annum equal to the LIBO Rate or the Base Rate, as the case may be, plus the Applicable Margin.

                 (b) Payment Dates. Interest on each Loan shall be payable in arrears on each Interest Payment Date and the Revolver Maturity Date or, if the Revolver has been converted into the Term Loan, the Term Loan Maturity Date. Interest shall also be payable on the date of any prepayment of Loans pursuant to Section 2.5 or Section 2.6 for the portion of the Loans so prepaid. During the existence of any Event of Default, interest shall be payable on demand.

                 (c) Default Rates. While any Event of Default exists or after acceleration and during the continuation thereof, and after as well as before any entry of judgment thereon, Borrower shall pay interest (after as well as before judgment to the extent permitted by law) on all outstanding Obligations at a rate per annum which is determined by increasing the Applicable Margin then in effect by three percent (3%) per annum; provided, however, that, on and after the expiration of the Interest Period applicable to any LIBOR Loan outstanding on the date of occurrence of such Event of Default or acceleration, the outstanding Obligations shall, during the continuation of such Event of Default or after acceleration and during the continuation thereof, bear interest at a fluctuating rate per annum equal to the Base Rate plus three percent (3%).

                 (d) Limitations for Applicable Law. Anything herein to the contrary notwithstanding, payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payments by the respective Lender would be contrary to the provisions of any law applicable to such Lender limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrower shall pay such Lender interest at the highest rate permitted by applicable law.

                 2.10 FEES.

                 (a) Arrangement Fee. Upon the due execution and delivery of this Agreement by Borrower, the Agent and each of the Lenders which are the initial Lenders party to this Agreement, Borrower shall pay to BofA an arrangement fee as set forth in a separate letter agreement between Borrower and BofA.

                 (b) Administrative Agency Fees. Borrower shall pay to BofA such administrative agency fees as are set forth in a separate letter agreement between Borrower and BofA.

                 (c) Commitment Fees. Commencing on the date hereof and up to the Conversion Date, Borrower shall pay to the Agent for the account of each Lender ratably a commitment fee on the average daily unused portion of such Lender's Commitment Percentage of the Aggregate Commitment (exclusive of the average daily undrawn available amount of all Letters of Credit outstanding and the balance of any outstanding Swing Line Loans), regardless of whether or not such Aggregate Commitment is available to be advanced hereunder, equal to 0.1875% per annum. Such commitment fee shall accrue from the Closing Date to the earlier of the Conversion Date or the Revolver Maturity Date and shall be due and payable in arrears quarterly on the first Business Day of each April, July, October and January with respect to the prior calendar quarter, commencing on the first Business Day of April, 1998, on the Revolver Maturity Date, and on any other date on which the Revolver is paid in full and the Commitment permanently terminated.

                 (d) Conversion Fee. On the Conversion Date, Borrower shall pay to the Agent for the account of each Lender then a party to this Agreement ratably a conversion fee equal to 0.50% of the original balance of the Term Loan as of the Conversion Date.

                 (e) Unencumbered Asset Pool Adjustment Fee. Without limiting Borrower's obligations to pay costs and expenses under Section 2.13 and 10.4, upon the addition of a project to the Unencumbered Asset Pool on or after the date hereof, Borrower shall pay to the Agent for the ratable benefit of the Lenders an Unencumbered Asset Pool Property adjustment fee in the amount of $2,000 per property for each such

Property added to the Unencumbered Asset Pool on or after the date hereof after the first five (5) approved Properties.

                 (f) Letter of Credit Fees.

                          (i) Borrower shall pay to Agent for the Issuing
Lender's sole benefit an issuance fee in the amount of 0.25% of the initial face amount of each Letter of Credit, before issuance thereof.

                          (ii) Borrower shall pay to Agent for the ratable
benefit of the Lenders an annual fee in an amount equal to the Applicable LC Fee which fee shall be determined on the first Business Day of each April, July, October and January for the prior calendar quarter.

                          (iii) The Applicable LC Fee will accrue when each
Letter of Credit is issued until the expiration or cancellation thereof, and shall be due and payable in arrears quarterly on the first Business Day of each April, July, October and January, on the Revolver Maturity Date, and on any other date on which the Revolver is paid in full and the Revolving Commitment permanently terminated.

                 (g) Accrued Fees. Borrower ratifies and confirms its agreement to pay all accrued but unpaid fees under the Previous Credit Agreement, which obligation shall be paid promptly upon demand by the Agent and shall not be superseded by this Agreement.

                 2.11  COMPUTATION OF FEES AND INTEREST.

                 (a) Computation Period. All computations of fees and interest under this Agreement shall be made on the basis of a 360-day year and actual days elapsed. Interest and fees shall accrue during each period for which interest or fees are computed from the first day thereof to the last day thereof.

                 (b) Notice. The Agent shall, with reasonable promptness, notify Borrower and the Lenders of each determination of a LIBO Rate, provided that no failure to do so shall relieve Borrower of any obligation hereunder. Any change in the interest rate on a Loan resulting from a change in the Reserve Percentage (as defined in the definition of "LIBO Rate") shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall with reasonable promptness notify Borrower and the Lenders of the effective date and the amount of each such change, provided that no failure to do so shall relieve Borrower of any obligation hereunder. Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on Borrower and the Lenders in the absence of manifest error.

                 (c) Detail of Calculation. The Agent shall, at the request of Borrower or any Lender, deliver to Borrower or such Lender, as the case may be, a statement showing the quotations used by the Agent in determining any interest rate.

                 2.12     PAYMENTS BY BORROWER.

                 (a) Terms of Payments. All payments (including prepayments) to be made by Borrower on account of principal, interest, fees and other amounts required hereunder shall be made without setoff or counterclaim and shall, except as otherwise expressly provided herein, be made to the Agent for the ratable account of the Lenders at the Payment Office, in dollars and in immediately available funds, no later than 9:00 a.m. (California time) on the date specified herein. The Agent shall promptly distribute to each Lender such Lender's Commitment Percentage (or other applicable share as expressly provided herein) of such principal, interest, fees or other amounts (in like funds as received). Any payment which is received by the Agent later than 9:00 a.m. (California time) shall be deemed to have been received on the immediately succeeding Business Day, and any applicable interest or fee shall continue to accrue.

                 (b) Business Days. Whenever any payment under this Agreement becomes due on a day other than a Business Day, the payment will be made on the next succeeding Business Day, and the extension of time included in the computation of interest or fees, as applicable; subject to the provisions set forth in the defined term Interest Period.

                 (c) Reliance of Agent on Payments by Borrower. Unless the Agent shall have received notice from Borrower prior to the date on which any payment is due to the Lenders hereunder that Borrower will not make such payment in full, the Agent may assume that Borrower has made such payment in full to the Agent on such date, and the Agent may (but shall not be required to), in reliance upon such assumption, cause to be distributed to each Lender on such due date the amount then due such Lender. If and to the extent Borrower shall not have made such payment in full to the Agent, each Lender shall repay to the Agent on demand such amount distributed to such Lender, together with interest thereon for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Agent, at the Federal Funds Rate as in effect for each such day.

                 2.13 UNENCUMBERED ASSET POOL; ADDITIONS AND EXCLUSIONS OF PROPERTIES.

                 (a) Unencumbered Asset Pool. As of the Closing Date, the Unencumbered Asset Pool consists of the Initial Unencumbered Asset Pool and each Property therein is a Class B or better apartment project. Additional Properties, which in all cases must be Class B or better apartment projects, may be offered by Borrower and shall be included in the Unencumbered Asset Pool only in accordance with the following (and any other applicable terms and conditions contained in this Agreement):

                          (i) Request for Total Available Commitment Increase.
Borrower from time to time may request that Qualified Properties that have been Stabilized be included in the Unencumbered Asset Pool by written request to the Agent.

                          (ii) Acceptance of Qualified Properties. The Lenders
may in their sole discretion, and after performing such due diligence as the Lenders desire in their sole discretion, accept or reject any Qualified Property which is Stabilized offered as an addition to the Unencumbered Asset Pool, unless the Qualified Property is a Class B or better apartment project, in which case the Lenders must be reasonable in their acceptance or rejection of such Qualified Property; provided, however that if Borrower then has an Investment Grade Credit Rating and no Default or Event of Default has occurred and is continuing, then the Lenders shall accept any Qualified Property which is a Class B or better apartment project and Stabilized as an addition to the Unencumbered Asset Pool unless Agent or any Lender reasonably determines that the Property is in violation of applicable Environmental Laws. Borrower shall at its expense provide the Agent and the Lenders with the following due diligence materials and information with respect to any project offered as an addition to the Unencumbered Asset Pool, at least thirty (30) days prior to the delivery by Borrower of a Borrowing Notice relating to the project:

                                  (A) the Due Diligence Package;

                                  (B) written advice relating to such lien and
judgment searches as the Agent shall have requested of Borrower with respect to such Property;

                                  (C) an environmental site assessment with
respect to such Property, dated as of a recent date, prepared by a qualified firm acceptable to the Agent, identifying any conditions or operations on such property that are not in compliance with any Environmental Laws and any Hazardous Materials located thereon, showing Estimated Remediation Costs, if any, and stating that there are no conditions on such property or other items requiring further investigation or remediation, and any follow-on or supplemental report required by the Agent, together with the Agent's standard form Environmental Questionnaire and Disclosure Statement completed by Borrower;

                                  (D) if required by the Agent, a report
regarding structural, siding, engineering, seismic and code/legal compliance (including compliance with the Americans With Disabilities Act) matters;

                                  (E) current, certified rent roll and other
reports of the financial and operating results (for the most recent 12-month period) and projections for the property setting forth in such format as the Agent may require the information relevant to such property necessary to calculate the Revolver DSC Principal Limit;

                                  (F) if required by Agent, copies of the
standard lease form and the property management agreement and other material operating agreements or contracts relating to the property;

                                  (G) if required by the Agent, evidence of the
zoning, subdivision and entitlements status of the property, including, without limitation, copies of the certificate of occupancy and any other material permits, licenses or approvals required for the property;

                                  (H) a copy of the purchase and sale
agreement(s) by which Borrower or such Wholly-Owned Subsidiary has acquired the property;

                                  (I) such other items as the Agent may
reasonably request.

Borrower acknowledges that the review of the due diligence materials described in this Section 2.13(a)(ii) will require advance notice to the Agent and the Lenders, and Borrower agrees to provide as much advance notice as possible to achieve timely review of such materials.

                          (iii) Conditions to Inclusion of Proposed Properties
in Unencumbered Asset Pool. Each of the following conditions must be satisfied (or waived by the Agent in writing) prior to the Lenders' acceptance of any Qualified Property into the Unencumbered Asset Pool:

                                  (A) Acceptances. The Lenders shall have agreed
to accept the apartment project offered by Borrower for inclusion into the Unencumbered Asset Pool as provided in Section 2.13(a)(ii), and Agent shall have so notified Borrower in writing. Any such acceptance shall be subject to the satisfaction of the other conditions set forth in this Section 2.13(a)(iii).

                                  (B) Officers' Certificate. Borrower shall have
delivered to the Agent a certificate of two Responsible Officers substantially in the form of Exhibit H confirming (i) that all conditions precedent set forth in this Section 2.13(a)(iii) (other than those based solely upon the approval of the Agent or the Lenders) have been satisfied with respect to such project; (ii) that all financial and operating information delivered to the Agent pursuant to
Section 2.13(a)(ii), subject to audit, is complete and correct to the knowledge of Borrower and setting forth in detail the calculation of the Revolver DSC Principal Limit; (iii) Borrower's purchase price for the property, upon which the Agent and the Lenders are entitled to rely; and (iv) that the Person owning the proposed project has incurred no Indebtedness other than as permitted under Sections 7.2(a) through (h) inclusive.

                          (iv) Palencia Property. The Palencia Property is
hereby added to the Unencumbered Asset Pool for purposes of compliance with Articles V, VI and VII of the Credit Agreement, notwithstanding the Liens encumbering such Property, which Liens shall constitute Permitted Liens; provided, however, that it shall be excluded from the Unencumbered Asset Pool upon the occurrence of (i) any event described in Section 2.13(b) or (ii) any pledge, transfer, sale, exchange, remarketing or refunding of the Palencia Bond. Any calculations in respect of Unencumbered Asset Pool Value shall not take into account any amount whatsoever in respect of the Palencia Property, other than the Palencia Bond Value.

                          (v) Captiva Club Property. Notwithstanding any
contrary provision of this Section 2.13, if the Captiva Club Property is a Qualified Property it shall be added to the Unencumbered Asset Pool, notwithstanding that it is not a Stabilized Property; provided, however, that if the Captiva Club Property fails to achieve an 85% occupancy level by March 1, 1999, then thereafter it shall be excluded from the Unencumbered Asset Pool.

                 (b) Exclusion of Property From the Unencumbered Asset Pool. Any Property will automatically have a value of zero for purposes of calculating the Total

Available Commitment and will be excluded from the Unencumbered Asset Pool if, after the date the Property enters the Unencumbered Asset Pool,

                          (i) a material adverse change in the environmental
condition of the Property from that described in the materials described in
Section 2.13(a)(ii) occurs that is not adequately remediated in accordance with all applicable Environmental Laws within thirty (30) days after demand from Agent to Borrower, or such Property shall incur Property Liabilities in excess of 10% of the value of such Property; and

                          (ii) immediately upon any sale, transfer or
encumbrance of such Property (or of the beneficial, stock, equity, membership or partnership interest in the owner of such Property, other than to Borrower or one of its Qualified Wholly Owned Subsidiaries; provided, however, that prior to any transfer to any Qualified Wholly-Owned Subsidiary, Borrower shall have received the prior written consent of the Agent, which consent shall not be unreasonably withheld or delayed); and

                          (iii) at the end of the calendar quarter in which any
such Property ceases to be Stabilized, as set forth in the Compliance Certificate for such calendar quarter.

                 2.14     PAYMENTS BY LENDERS TO AGENT.

                 (a) Reliance of Agent on Payments by the Lenders. Unless Agent has received notice from a Lender on the Closing Date or, with respect to each borrowing after the Closing Date, at least one Business Day prior to the date of any proposed borrowing, that such Lender will not make available to the Agent for the account of the Company the amount of that Lender's Commitment Percentage of the Loan to be funded on such date, Agent may assume that each Lender has made such amount available to the Agent on the borrowing date, and Agent may (but shall not be required to), in reliance upon such assumption, make available to the Company a corresponding amount on such date. If and to the extent any Lender shall not have made its full amount available to Agent and Agent in such circumstances has made available to the Company such amount, that Lender shall on the next Business Day following the date of such borrowing make such amount available to the Agent, together with interest at the Federal Funds Rate for and determined as of each day during such period. A certificate of Agent submitted to any Lender with respect to amounts owing under this Section 2.14(a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Lender's Loan (as of the date of the borrowing) for all purposes of this Agreement. If such amount is not made available to the Agent on the next Business Day following the borrowing date, the Agent shall notify Borrower of such failure to fund and, upon demand by the Agent, Borrower shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such borrowing, and Borrower may exercise any rights and remedies it may have against the Lender that so failed to fund.

                 (b) Obligations of Agent; Lender. The failure of any Lender to make any Loan on any date of borrowing shall not relieve any other Lender of any obligation hereunder to make a Loan on the date of such borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any borrowing.

                 2.15 SHARING OF PAYMENTS, ETC. If, other than as expressly contemplated elsewhere herein, any Lender shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through exercise of any right of setoff, or otherwise) in excess of its Commitment Percentage of payments on account of the Loans obtained by all the Lenders, such Lender shall forthwith (a) notify the Agent of such fact, and (b) purchase from the other Lenders such participations in the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender, such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid thereto together with a percentage (calculated by dividing (i) the amount of such paying Lender's required repayment by (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.15 may, to the fullest extent permitted by law, exercise all of such purchasing Lender's rights of payment (including the right of setoff, but subject to Section 10.9) with respect to such participation as fully as if such purchasing Lender were the direct creditor of Borrower in the amount of such participation. The Agent shall keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased pursuant to this Section 2.15 and shall in each case notify the Lenders following any such purchases.

                 2.16 PARTICIPATION PURCHASED BY LENDERS IN THE LETTER OF CREDIT LIABILITY.

                 (a) On the date of the issuance of each Letter of Credit (and with respect to the letters of credit previously issued under the Credit Agreement described in Recital A, on the Closing Date), the Issuing Lender shall be deemed irrevocably and unconditionally to have sold and transferred to each Lender (other than the Issuing Lender) and each Lender shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Lender, an undivided interest and participation, to the extent of such Lender's Commitment Percentage in effect from time to time, in such Letter of Credit and all Letter of Credit Liability with respect thereto. The Revolving Commitment of each Lender hereunder shall include that Lender's share of the Letter of Credit Liability.

                 (b) In the event that any reimbursement obligation under this Agreement is not paid when due to the Issuing Lender with respect to any Letter of Credit, the Issuing Lender shall promptly notify the Agent to that effect, and the Agent shall promptly notify each Lender (other than the Issuing Lender) of the amount of such reimbursement obligation and each Lender other than the Issuing Lender shall immediately pay to the Agent for distribution to the Issuing Lender, in lawful money of the United States and in same day funds, an amount equal to such Lender's Commitment Percentage then in effect of the amount of such unpaid reimbursement obligation.

                 (c) The obligation of each Lender other than the Issuing Lender to make payments under subsection (b) above shall be unconditional and irrevocable and shall be made under all circumstances, including, without limitation, following the occurrence of any Default or any Event of Default or any of the circumstances referred to in Section 2.1(a)(ii) hereof.

                 (d) Prior to the occurrence of any Event of Default, the Agent shall promptly distribute to each Lender its Commitment Percentage (or other applicable share as expressly provided herein) of all amounts received on account of the obligations of Borrower to repay amounts drawn under any Letter of Credit (in like funds as received). Following the occurrence of an Event of Default, all amounts received by the Agent on account of such obligations shall be disbursed by the Agent as follows:

                          (i) First, to the payment of expenses incurred by the
Agent in the performance of its duties and enforcement of its rights under the Loan Documents, including, without limitation, all costs and expenses of collection, attorneys' fees, court costs and foreclosure expenses;

                          (ii) Then, to the Lenders, pro rata in accordance with
their respective Commitment Percentages until all outstanding reimbursement obligations for drawings on such Letter of Credit and interest accrued thereon have been paid in full; and

                          (iii) Then, and if but only if there remains any
available amount which has not been drawn under such Letter of Credit, to the Agent to hold as cash collateral for the obligation of Borrower to reimburse any future drawings on such Letter of Credit, Borrower hereby granting to the Agent, for the pro rata, pari passu benefit of the Lenders, a security interest therein which will be of first priority and hereby irrevocably agreeing that amounts so held may be applied from time to time in reimbursement of drawings on such Letter of Credit as the same may occur, until the expiration of such Letter of Credit and payment in full of all amounts due with respect to any drawing thereon.

                 (e) If any payment received from Borrower on account of any reimbursement obligation with respect to any Letter of Credit and distributed to a Lender under Section 2.16(d) hereof is thereafter recovered from the Issuing Lender, each Lender which received such distribution shall, upon demand by the Agent, repay to the Issuing Lender such Lender's ratable share of the amount so recovered together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered) of any interest of other amount paid or payable by the Issuing Lender in respect of the total amount so recovered.


                                   ARTICLE III

                     TAXES, YIELD PROTECTION AND ILLEGALITY

                 3.1      TAXES.

                 (a) Subject to Section 3.1(g), all payments by Borrower to Agent or the Lenders under this Agreement will be made free and clear of the following (collectively, "Taxes"), and without deduction or withholding for, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding such taxes (including income taxes or franchise taxes) as are imposed on or measured by the recipient's net income by the jurisdiction under the laws of which the recipient is organized or maintains a Lending Office, or otherwise does business, or any political subdivision thereof.

                 (b) In addition, Borrower shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery, recordation or registration of, or otherwise with respect to, this Agreement or any other Loan Documents (collectively, "Other Taxes").

                 (c) Borrower shall indemnify and hold harmless the Agent and each Lender for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 3.1) paid by the Agent or such Lender and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted unless and except to the extent any such Taxes or Other Taxes were imposed solely as a result of the gross negligence or willful misconduct of Agent or such Lender. Payment under this indemnification shall be made within thirty (30) days from the date the Agent or any Lender makes written demand therefor.

                 (d) If Borrower shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to the Agent or any Lender, then, subject to Section 3.1(g):

                          (i) the sum payable shall be increased as necessary so
that, after making all required deductions (including deductions applicable to additional sums payable under this Section 3.1) the Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made;

                          (ii) Borrower shall make such deductions; and

                          (iii) Borrower shall pay the full amount deducted to
the relevant taxation authority or other authority in accordance with applicable law.

                 (e) Within 30 days after the date of any payment by Borrower of Taxes or Other Taxes, Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Agent.

                 (f) Each Lender which is a foreign Person (i.e., a Person other than a United States Person for United States Federal income tax purposes) agrees that:

                          (i) such Lender shall, no later than the Closing Date
(or, in the case of a Lender which becomes a party hereto pursuant to Section
10.8 after the Closing Date, the date upon which such Lender becomes a party hereto), deliver to Borrower through the Agent two (2) accurate and complete signed originals of Internal Revenue Service Form 4224 or any successor thereto ("Form 4224"), or two (2) accurate and complete signed originals of Internal Revenue Service Form 1001 or any successor thereto ("Form 1001"), as appropriate, in each case indicating that the Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                          (ii) if at any time such Lender makes any changes
necessitating a new form, such Lender shall with reasonable promptness deliver to Borrower through the Agent in replacement for, or in addition to, the forms previously delivered by such Lender hereunder, two (2) accurate and complete signed originals of Form 4224, or two (2) accurate and complete signed originals of Form 1001, as appropriate, in each case indicating that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees under this Agreement free from withholding of United States Federal income tax;

                          (iii) such Lender shall, before or promptly after the
occurrence of any event (including the passing of time but excluding any event mentioned in (ii) above) requiring a change in or renewal of the most recent Form 4224 or Form 1001 previously delivered by such Lender, deliver to Borrower through the Agent two (2) accurate and complete original signed copies of Form 4224 or Form 1001, as appropriate, in replacement of the forms previously delivered by such Lender; and

                          (iv) such Lender shall, promptly upon Borrower's
reasonable request to that effect, deliver to Borrower such other forms or similar documentation as may be required from time to time by any applicable law, treaty, rule or regulation in order to establish such Lender's tax status for withholding purposes.

                 (g) Borrower shall not be required to pay any additional amounts in respect of United States Federal or state income tax pursuant to
Section 3.1(d) to any Lender or any duly appointed assignee for the account of any Lending Office of such Lender or assignee:

                          (i) if the obligation to pay such additional amounts
arises as a result of a failure by such Lender or assignee to comply with its obligations under Section 3.1(f) in respect of such Lending Office;

                          (ii) if such Lender or assignee shall have delivered
to Borrower a Form 4224 in respect of such Lending Office pursuant to Section 3.1(f), and such Lender or assignee shall not at any time be entitled to exemption from deduction or withholding of United States Federal income tax in respect of payments by Borrower hereunder for any reason other than a change in United States law or regulations or in the official interpretation of such law or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 4224; or

                          (iii) if such Lender or assignee shall have delivered
to Borrower a Form 1001 in respect of such Lending Office pursuant to Section 3.1(f), and such Lender or assignee shall not at any time be entitled to reduction, partial exemption or exemption from deduction or withholding of United States federal income tax in respect of payments by Borrower hereunder for the account of such Lending Office for any reason other than a change in United States law or regulations or any applicable tax treaty or regulations or in the official interpretation of such law, treaty or regulations by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) after the date of delivery of such Form 1001.

                 (h) If, at any time, Borrower requests any Lender to deliver any forms or other documentation pursuant to Section 3.1(f)(iv), then Borrower shall, on demand of such Lender, through the Agent reimburse such Lender for any costs and expenses (including Attorney Costs) reasonably incurred by such Lender in the preparation or delivery of such forms or other documentation.

                 (i) If Borrower is required to pay additional amounts to the Agent or any Lender pursuant to Section 3.1(d), then such Lender shall use its reasonable best efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by Borrower which may thereafter accrue if such change in the judgment of such Lender is not otherwise disadvantageous to such Lender.

                 3.2 ILLEGALITY.

                 (a) If any Lender shall determine that the introduction of any Requirement of Law or any change therein or in the interpretation or administration thereof has made it unlawful, or that any central bank or other Governmental Authority has asserted that it is unlawful, for such Lender or its Lending Office to make LIBOR Loans, then, on notice thereof by such Lender to Borrower through the Agent, the obligation of such Lender to make LIBOR Loans shall be suspended until such Lender shall have notified the Agent and Borrower that the circumstances giving rise to such determination no longer exist.

                 (b) If any Lender shall reasonably determine that it is unlawful to maintain any LIBOR Loan, Borrower shall notify Lender that Borrower shall either (i) prepay in full all LIBOR Loans of such lender then outstanding, together with interest accrued thereon, or (ii) elect to convert in accordance with Section 2.4 all LIBOR Loans then outstanding, after payment to such Lender of all interest accrued thereon, into Base Rate Loans, either on the last day of the Interest Period thereof if such Lender may lawfully continue to maintain such LIBOR Loans to such day, or immediately if such Lender may not lawfully continue to maintain such LIBOR Loans, together with any amounts required to be paid in connection therewith pursuant to Section 3.4.

                 (c) If the obligation of any Lender to make or maintain LIBOR Loans has been terminated, Borrower may elect, by giving notice to such Lender through the Agent, that all Loans which would otherwise be made by such Lender as LIBOR Loans shall instead be made as Base Rate Loans.

                 3.3 INCREASED COSTS AND REDUCTION OF RETURN.

                 (a) If any Lender shall determine that, due to either (i) the introduction of or any change in or in the interpretation of any Requirement of Law or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or of making, funding or maintaining any LIBOR Loans hereunder, then Borrower shall be liable for, and shall from time to time, upon written demand therefor by such Lender (with a copy of such demand to the Agent), which demand shall set forth the basis of such increased cost in reasonable detail, pay to the Agent for the account of such Lender, such additional amounts as are sufficient to compensate such Lender for such increased costs.

                 (b) If any Lender shall have reasonably determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance with any Capital Adequacy Regulation by such Lender (or its Lending Office) or any corporation controlling such Lender, effects or would effect an increase in the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy and such Lender's desired return on capital), then, upon written demand of such Lender (with a copy to the Agent), which demand shall set forth in reasonable detail the basis for any such increase in required capital, Borrower shall immediately pay to such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such increase.

                 (c) If any Lender shall have determined that any of the events described in Section 3.3(a) or Section 3.3(b) effects or would effect an increase in cost or reduction of return resulting in additional Obligations hereunder, such Lender shall, with reasonable promptness, notify Borrower and the Agent of such determination, provided that no failure to do so shall relieve Borrower of any Obligation hereunder.

                 3.4 FUNDING LOSSES. Borrower agrees to reimburse each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of:

                 (a) the failure of Borrower to make any required payment or prepayment of principal of any LIBOR Loan or Base Rate Loan (including payments to be made after any acceleration thereof);

                 (b) the failure of Borrower to borrow, continue or convert a Loan after Borrower has given (or is deemed to have given) a Borrowing Notice or a Conversion/Continuation Notice;

                 (c) the failure of Borrower to make any prepayment after Borrower has given a notice in accordance with Section 2.5;

                 (d) the prepayment of a LIBOR Loan on a day which is not the last day of the Interest Period with respect thereto; or

                 (e) the conversion of any LIBOR Loan to a Base Rate Loan on a day that is not the last day of the Interest Period with respect thereto;

such amount or amounts to include an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on the amount not paid, not borrowed, not prepaid, prepaid, or converted for the period from the date of such failure to pay, failure to borrow, failure to prepay, prepayment, or conversion to the last day of then current Interest Period (or in the case of a failure to borrow, the Interest Period which would have commenced on the date of such failure) at the interest rate applicable to that LIBOR Loan, over (b) the amount of interest that would accrue to the Lender on such amount at the LIBO Rate in effect on such date by placing such amount on deposit for a comparable period with leading lenders in the London interbank market.

                 3.5 INABILITY TO DETERMINE RATES. If the Agent shall have determined that for any reason adequate and reasonable means do not exist for ascertaining the LIBO Rate for any requested Interest Period with respect to a proposed LIBOR Loan or that the LIBO Rate applicable pursuant to Section 2.9(a) for any requested Interest Period with respect to a proposed LIBOR Loan does not adequately and fairly reflect the cost to Lenders of funding such Loan, the Agent will forthwith give notice of such determination to Borrower and each Lender. Thereafter, the obligation of the Lenders to make or maintain LIBOR Loans hereunder shall be suspended until the Agent revokes such notice in writing. Upon receipt of such notice, Borrower may revoke any Borrowing Notice or Conversion/Continuation Notice then submitted by it. If Borrower does not revoke such notice, the Lenders shall make, convert or continue the Loans, as proposed by Borrower, in the amount specified in the applicable notice submitted by Borrower, but such Loans shall be made, converted or continued as Base Rate Loans instead of LIBOR Loans.

                 3.6 CERTIFICATES OF LENDERS. Any Lender claiming reimbursement or compensation pursuant to this Article III shall deliver to Borrower (with a copy to the Agent) a certificate setting forth in reasonable detail a summary of the basis of such demand and the amount payable to such Lender hereunder.

                 3.7 SURVIVAL. The agreements and obligations of Borrower in this Article III shall survive the payment of all other obligations.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

                 4.1 CONDITIONS OF EFFECTIVENESS.

                 (a) Conditions to Effectiveness. The effectiveness of this Agreement is subject to the condition that the Agent shall have received, on or before the Closing Date, the following, in the case of agreements, documents and other instruments, in form and substance satisfactory to the Agent in its sole discretion, and with respect to legal opinions satisfactory to each Lender and their respective counsel in their sole discretion and in sufficient copies for each Lender:

                          (i) Credit Agreement and Notes. This Agreement
executed by Borrower, the Agent and each of the Lenders, and a Note executed by Borrower in favor of each of the Lenders; the Notes shall be dated the Closing Date;

                          (ii) REIT Guaranty Documents. The REIT Guaranty
Documents executed by the REIT and the Guarantor Subsidiaries;

                          (iii) Subordination Agreements. Such subordination
agreements relating to the Intra-Company Debt and the Finance Subsidiary Loan as the Requisite Lenders may require, in form and substance satisfactory to the Requisite Lenders.

                          (iv) Resolutions; Incumbency.

                                  (A) Certified copies of the resolutions of the
boards of directors of the REIT, Borrower, GP Corp and, if required by Agent, the other corporations party (whether directly or as general partners) to the Loan Documents, their execution, delivery and performance thereof, including, in the case of GP Corp, a resolution approving and authorizing in its capacity as the general partner of Borrower the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents to be delivered hereunder and the borrowing of the Loans;

                                  (B) A certificate of the Secretary or
Assistant Secretary of the REIT, Borrower, GP Corp and, if required by Agent, the other corporations party (whether directly or as general partners) to the Loan Documents certifying the names and true signatures of the officers of such Persons authorized to execute and deliver, as applicable, this Agreement and all other Loan Documents to be delivered hereunder;

                          (v) Organization Documents. Each of the following
documents:

                                  (A) certified copies of the Organizational
Documents of the REIT, Borrower and, if requested by the initial Lender, any Subsidiary thereof as in effect on the Closing Date, and, in the case of corporate or limited liability company articles or a certificate of limited partnership, certified as of a recent date by the secretary of state of the state of organization; and

                                  (B) a good-standing certificate for the REIT,
Borrower and, if requested by Agent, any Subsidiary thereof, from the secretary of state of the state of organization of the same as of a recent date;

                          (vi) Certificate. A certificate signed by a duly
authorized Responsible Officer, dated as of the Closing Date, stating that:

                                  (A) the representations and warranties of
Borrower and the REIT contained in Article V hereof and of Borrower, the REIT and their Subsidiaries contained in the Loan Documents are true and correct on and as of such date, as though made on and as of such date;



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                                  (B) no Default or Event of Default exists or
would result from the initial borrowing;

                                  (C) since June 30, 1998, no act, omission,
change or occurrence which would have a Material Adverse Effect shall have occurred; and

                                  (D) all conditions precedent set forth in this
Section 4.1 have been satisfied (other than those based solely on the approval of the Agent, the Lenders, or the Requisite Lenders);

                          (vii) Legal Opinions. The Agent shall have received
favorable opinions of counsel to Borrower and the parties signatory to the REIT Guaranty Documents, and addressed to the Agent and the Lenders which complies with the opinion requirements set forth on Exhibit I in a form approved by Agent;

                          (viii) Costs; Expenses; Fees. To the extent demand has
been made therefor, payment of all costs, expenses, and accrued and unpaid fees (including legal fees and expenses) to the extent then due and payable on the Closing Date, including any arising under Sections 2.10, 3.1, 10.4 and under the Previous Credit Agreement; and

                          (ix) Intercreditor Agreement. Such intercreditor
agreement(s) relating to the Lehman Unsecured Facility as the Requisite Lenders may require, in form and substance satisfactory to the Requisite Lenders.

                          (x) Insignia Acquisition. Borrower has provided Agent
with all of the material documents and agreements in connection with the acquisition by merger of the REIT with Insignia Financial Group, Inc., pursuant to that certain Amended and Restated Agreement and Plan of Merger by and among the REIT, Borrower, Insignia Financial Group, Inc. and Insignia/ESG Holdings, Inc. dated as of May 26, 1998 and the merger transaction contemplated therein has been fully and finally consummated.

                          (xi) Lehman Unsecured Facility. The loan transactions
contemplated in the Lehman Unsecured Facility Documents shall have been, or concurrently therewith shall be, consummated and Agent shall have received a fully executed set of the Lehman Unsecured Facility Documents together with a copy of the compliance certificate provided in connection with the closing of the Lehman Unsecured Facility.




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



                          (xii) Compliance Certificate. A fully executed and
complete Compliance Certificate which reflects the amount of any requested borrowings under this Agreement and the Lehman Unsecured Facility.

                          (xiii) Other Documents. Such other approvals,
opinions, or documents as the Agent or the Requisite Lenders may reasonably request.

                 (b) Deferred Conditions. Any agreement by the Lenders to defer the delivery of any of the items described in Section 4.1 above because a particular item to be delivered is not available on the Closing Date shall not be deemed an election by the Lenders to waive the delivery of such items; to the contrary, all parties agree that Borrower shall be responsible, and Borrower hereby covenants, to deliver to the Lenders no later than ten (10) Business Days after the date this Agreement becomes effective, all of the items to be delivered by Borrower as described in Section 4.1 which were not delivered to the Agent or the Lenders on or prior to the Closing Date.

                 4.2 CONDITIONS TO EACH LOAN. The obligation of each Lender to make any Loan (including its first Loan) is subject to the satisfaction of the following conditions precedent:

                 (a) Borrowing Notice. The Agent shall have received in the case of a Loan (with, in the case of the first Loan only, a copy for each Lender) a Borrowing Notice or Conversion/Continuation Notice in compliance with the terms of Section 2.3 or Section 2.4, as applicable;

                 (b) Other Documents. The Agent shall have received such other approvals, opinions and documents as the Agent or any Lender may reasonably request;

                 (c) Total Available Commitment. The Outstanding Amount shall not, as a result of the making, continuation or conversion of such Loan, exceed the Total Available Commitment;

                 (d) Representations and Warranties. The representations and warranties made by Borrower, the REIT and their respective Subsidiaries contained in the Loan Documents, including Article V of this Agreement, shall be true and correct on and as of the date such Loan is made, with the same effect as if made on and as of such date;

                 (e) No Existing Default. No Default or Event of Default shall exist or shall result from the making, continuation or conversion of such Loan;

                 (f) No Material Adverse Effect. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date; and

                 (g) No Future Advance Notice. Neither the Agent nor any Lender shall have received from Borrower, the REIT or any Subsidiary thereof, any notice that the REIT Guaranty Documents will no longer guaranty future Loans to be made under this Agreement.

                 (h) Continuing Representations. Each Borrowing Notice and Conversion/Continuation Notice submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of such notice and as of the date of the making, continuation or conversion of the corresponding Loan, that the applicable conditions in this Section 4.2 have been satisfied.

                 4.3 CONVERSION CONDITIONS. Borrower may convert the Revolver into the Term Loan on the Revolver Maturity Date upon at least 90 days prior written notice to Agent. Before any conversion of the Revolver is effective, the following conditions (collectively, the "Conversion Conditions") must be satisfied:

                 (a) Representations and Warranties. All representations, warranties and certifications of Borrower, the REIT and their respective Subsidiaries in the Loan Documents or delivered pursuant thereto shall be true and correct on and as of the Conversion Date, before and after giving effect to the conversion, as though made on such date;

                 (b) No Existing Default. No Default or Event of Default shall have occurred and be continuing as of the date such notice is given or as of the Conversion Date or would result from such conversion;

                 (c) Outstanding Amount. The Outstanding Amount of the Term Loan upon the Conversion Date shall not exceed the Total Available Commitment and the only Letters of Credit outstanding shall be Outside Period Letters of Credit with an expiry date not later than one year from the Revolver Maturity Date;

                 (d) No Material Adverse Effect. No act, omission, change, occurrence or event which has a Material Adverse Effect shall have occurred since the Closing Date;

                 (e) Certificate. Agent shall have received and approved the Revolver to Term Certificate.




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



                 (f) Evidence regarding Total Available Commitment. Borrower shall have delivered to the Agent, and the Agent and the Requisite Lenders shall have approved such rent rolls, operating statements and other financial materials relating to the Unencumbered Asset Pool and Unencumbered Management Entity Value as may be necessary to determine the Total Available Commitment; and

                 (g) Conversion Fee. Borrower shall have paid, on or prior to the Conversion Date, to the Agent for the ratable benefit of the Lenders then party hereto the conversion fee set forth in Section 2.10(d) above.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

                 Borrower represents and warrants to the Agent and each Lender that:

                 5.1 EXISTENCE AND POWER. Borrower is a Delaware limited partnership, the REIT is a Maryland corporation, and each of Borrower, the REIT and each Management Entity and Subsidiary:

                 (a) Organization. Is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

                 (b) Power and Authority. Has the power and authority and all governmental licenses, authorizations, consents and approvals to own its Properties, to carry on its business and to execute, deliver, and perform its obligations under, the Loan Documents to which it is a party;

                 (c) Due Qualification. Is duly qualified as a foreign corporation, partnership, trust or other organization, and licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of its Properties or the conduct of its business requires such qualification, except, with respect to Persons that are not Designated Entities, where a failure to be so qualified could not reasonably be expected to have a Material Adverse Effect; and

                 (d) Compliance with Legal Requirements. Is in substantial compliance with all material Requirements of Law applicable to it.




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



                 5.2 AUTHORIZATION; NO CONFLICT. The execution, delivery and performance by Borrower, the REIT and any of their Subsidiaries of this Agreement, and any other Loan Document to which such Person is party, have been duly authorized by all necessary partnership, corporate or other organizational action, and do not and will not:

                 (a) Organization Documents. Contravene the terms of any of such Person's Organizational Documents;

                 (b) Contractual Obligations. Conflict with, or result in any breach or contravention of, or the creation of any Lien (other than pursuant to Section 2.16(d)(iii)) under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Properties are subject; or

                 (c) Requirements of Law. Violate any material Requirement of Law applicable to it.

                 5.3 GOVERNMENTAL AUTHORIZATION. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, Borrower, the REIT, or any of their Subsidiaries of this Agreement or any other Loan Document.

                 5.4 BINDING EFFECT. This Agreement and each other Loan Document to which Borrower, the REIT, or any of their Subsidiaries is a party constitute the legal, valid and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

                 5.5 LITIGATION. Except as disclosed in Schedule 5.5, there are no actions, suits, proceedings, claims or disputes pending, or to the Knowledge of Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against Borrower, the REIT, any Management Entity, any of their Subsidiaries or any of their respective Properties, which
(a) purport to affect or pertain to this Agreement, or any other Loan Document, or any of the transactions contemplated hereby or thereby, or (b) if determined adversely to any such Person, would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any other order of any nature has been issued by any court or other Governmental Authority purporting to enjoin



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



or restrain the execution, delivery and performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

                 5.6 TITLE TO PROPERTIES. Borrower, the REIT and each of their Subsidiaries have good record and marketable title in fee simple to or a valid leasehold interest in all Unencumbered Asset Pool Properties, subject to no Liens. Borrower, the REIT and their Subsidiaries have good record and marketable title to, or a valid leasehold interest in, all of their other Properties and all other real property necessary or used in the ordinary conduct of their business, taken as a whole, subject to no Liens, other than Permitted Liens, except for such defects in title as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

                 5.7 SUBSIDIARIES; INTERESTS IN OTHER ENTITIES; CHANGES IN ORGANIZATIONAL STRUCTURE. Neither Borrower, nor the REIT, nor any of their respective Subsidiaries has any interest in any corporation, partnership or other entity, except as disclosed in the Organizational Chart and except for interests acquired after the date of this Agreement in compliance with Sections 7.6, 7.7 and 7.8 hereof.

                 5.8 FINANCIAL CONDITION. All financial statements of the REIT delivered by Borrower or the REIT hereunder: (a) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (b) are complete, accurate and fairly present the financial condition of the REIT as of the dates thereof and results of operations for the periods covered thereby. All Form 10-K filings and Form 10-Q filings delivered by Borrower or the REIT show all material indebtedness and other liabilities, direct or contingent, of Borrower and its Subsidiaries, including liabilities for taxes, material commitments and Contingent Obligations which are required to be disclosed therein under the SEC rules and regulations. Since June 30, 1998, there has been no act, omission, change or event which has had a Material Adverse Effect.

                 5.9 TAXES. Borrower and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed. Except as disclosed in the SEC Report, (i) all tax returns filed by Borrower and its Subsidiaries are complete and correct in all material respects; (ii) Borrower and its Subsidiaries have paid all Federal and other material taxes, assessments, fees and other governmental charges for which they are liable and that are due and payable and have fully satisfied any taxes, assessments, fees, and other governmental charges levied or imposed upon them or their Properties, income or assets or otherwise due and payable, except those which are being contested in good faith by



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



appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and no Notice of Lien has been filed or recorded; (iii) there is no proposed tax assessment against Borrower or any of its Subsidiaries which would, if the assessment were made, have a Material Adverse Effect; and
(iv) Borrower and its Subsidiaries have no primary, secondary or other liability for taxes of any kind arising with respect to any individual, trust, corporation, partnership or other entity as to which Borrower or any of its Subsidiaries is directly or indirectly liable for taxes of any kind incurred by such individual or entity either as a transferee, or pursuant to Treasury Regulations section 1.1502-6, or pursuant to any other Requirement of Law. Neither Borrower nor any of its Affiliates is (nor has it ever been) a party to any tax sharing agreement other than as disclosed on Schedule 5.9.

                 5.10  ERISA COMPLIANCE.

                 (a) Schedule 5.10 lists all Plans and separately identifies Plans intended to be Qualified Plans and Multiemployer Plans. All written descriptions thereof provided to the Agent and the Lenders are true and complete in all material respects.

                 (b) Each Qualified Plan, and to the best knowledge of Borrower each Multiemployer Plan, is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law, including all requirements under the Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of the Plan.

                 (c) Each Qualified Plan and, and to the best knowledge of Borrower, Multiemployer Plan has been determined by the IRS to qualify under
Section 401 of the Code, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status.

                 (d) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has any outstanding liability under Title IV of ERISA with respect to any Qualified Plan maintained or sponsored by Borrower or any ERISA Affiliate, nor to the best knowledge of Borrower, with respect to any Multiemployer Plan to which Borrower or any ERISA Affiliate contributes or is obligated to contribute.

                 (e) Except as disclosed in Schedule 5.10, no Qualified Plan subject to Title IV of ERISA, and to the best knowledge of Borrower, no Multiemployer Plan has any Unfunded Pension Liability.



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




                 (f) Except as disclosed in Schedule 5.10, no member of the Controlled Group has ever represented, promised or contracted (whether in oral or written form) to any current or former employee (either individually or to employees as a group) that such current or former employee(s) would be provided, at any cost to any member of the Controlled Group, with life insurance or employee welfare plan benefits (within the meaning of section 3(1) of ERISA) following retirement or termination of employment. To the extent that any member of the Controlled Group has made any such representation, promise or contract, such member has expressly reserved the right to amend or terminate such life insurance or employee welfare plan benefits with respect to claims not yet incurred.

                 (g) Members of the Controlled Group have complied in all material respects with the notice and continuation coverage requirements of
Section 4980B of the Code.

                 (h) Except as disclosed in Schedule 5.10, no ERISA Event has occurred or is reasonably expected to occur with respect to any Qualified Plan, or, to the best knowledge of Borrower, any Multiemployer Plan.

                 (i) There are no pending or, to the Knowledge of Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by Borrower or its assets, (ii) any member of the Controlled Group with respect to any Qualified Plan, or (iii) any fiduciary with respect to any Plan for which Borrower may be directly or indirectly liable, through indemnification obligations or otherwise.

                 (j) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has incurred nor reasonably expects to incur (i) any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

                 (k) Except as disclosed in Schedule 5.10, neither Borrower nor any ERISA Affiliate has transferred any Unfunded Pension Liability to a Person other than Borrower or an ERISA Affiliate or otherwise engaged in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.





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



                 (l) No member of the Controlled Group has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Plan which could reasonably be expected to have a Material Adverse Effect.

                 5.11  ENVIRONMENTAL MATTERS.

                 (a) Environmental Laws. Except as disclosed in Schedule 5.11 or in the SEC Report, the operations and Properties of Borrower, the REIT, the Management Entities and their Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance affecting (i) any Property in the Unencumbered Asset Pool as would not (if enforced in accordance with Environmental Laws) result in liability in excess of 10% of the value of such Property or (ii) all other Properties as would not result in liability which could reasonably be expected to result in a Material Adverse Effect.

                 (b) Environmental Permits. Except as described in Schedule 5.11 or in the SEC Report, Borrower, the REIT, the Management Entities and their Subsidiaries have obtained and maintained all material licenses, permits, authorizations and registrations required under any Environmental Law ("Environmental Permits"). All such Environmental Permits are in good standing, and each such Person is in compliance with all terms and conditions thereof, except, with respect to Persons that are not Designated Entities, where the failure to be in compliance could reasonably be expected to have a Material Adverse Effect.

                 (c) Orders. Except as specifically disclosed in Schedule 5.11 or in the SEC Report, there are no outstanding written orders from or agreements with any Governmental Authority nor any judicial or docketed administrative proceedings respecting any Environmental Law, Environmental Claim or Hazardous Material to which Borrower, the REIT, any Management Entity, any of their Subsidiaries, or any of such Person's Properties or operations, is subject with respect to any Unencumbered Asset Pool Property, or with respect to any other Property that could reasonably be expected to have a Material Adverse Effect.

                 (d) Hazardous Materials. Except as disclosed in Schedule 5.11 or in the SEC Report, there are no Hazardous Materials or other conditions or circumstances existing with respect to any Property, or arising from operations prior to the Closing Date, that would reasonably be expected to give rise to Environmental Claims for any such condition, circumstance or Property with respect to any Unencumbered Asset Pool Property, or with respect to any other Property, that could reasonably be expected to have a Material Adverse

Effect. In addition, (i) there are not located on the Properties underground storage tanks (x) that are not properly registered or permitted under applicable Environmental Laws, or (y) that are leaking or emitting Hazardous Materials whether on-or off-site, and (ii) Borrower, the REIT, the Management Entities and their Subsidiaries have notified all of their employees of the existence, if any, of any health hazard arising from the conditions of their employment to the extent required under any Environmental Laws and have met all notification requirements under Title III of CERCLA and all other Environmental Laws, in each case with respect to any Unencumbered Asset Pool Property, or with respect to any other Property that could reasonably be expected to have a Material Adverse Effect.

                 5.12 REGULATED ENTITIES. None of Borrower, the REIT, any Management Entity, or any of their Subsidiaries is (a) an "investment company" within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

                 5.13 USE OF PROCEEDS; MARGIN REGULATIONS. The proceeds of the Loans are intended to be and shall be used solely for the purposes set forth in and permitted by Sections 2.1(b) and Section 6.10, and are intended to be and shall be used in compliance with Section 7.12.

                 5.14 REIT AND TAX STATUS; STOCK EXCHANGE LISTING. The REIT currently has REIT Status and has maintained REIT Status on a continuous basis since its formation. Borrower is not an association taxable as a corporation under the Code. The shares of common Stock of the REIT are listed on the NYSE.

                 5.15 INSURANCE. Borrower, the REIT, the Management Entities, their Subsidiaries and the Properties are insured with financially sound and reputable insurance companies, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar Properties in localities where Borrower and the Management Entities operate.

                 5.16 NO DEFAULT. No Default or Event of Default exists or would result from the incurring of any Obligations by Borrower. Neither Borrower, nor the REIT, nor any Management Entity, nor any of their Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such other defaults, would reasonably be expected to have a Material Adverse Effect.

                 5.17 FULL DISCLOSURE. None of the representations or warranties made by Borrower, the REIT, the Management Entity or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in each exhibit, report, statement or certificate furnished by or on behalf of any such Person in connection with the Loan Documents, contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading. There is no fact, to the Knowledge of Borrower, which materially and adversely affects the business, operations, properties, assets or condition (financial or otherwise) of Borrower, the REIT, the Management Entities, and the Subsidiaries, taken as a whole, that has not been disclosed herein, in the SEC Reports, or in other documents, certificates and statements furnished to the Agent and each Lender hereunder or pursuant hereto. The copies of all documents delivered to the Agent and/or the Lenders from time to time in connection with this Agreement are and shall be true and complete copies of the originals thereof and have not been or shall not be amended except as disclosed to the Agent and/or the Lenders, as applicable.

                 5.18 NOT A "FOREIGN PERSON." Neither Borrower nor any Wholly-Owned Subsidiary which owns a Property in the Unencumbered Asset Pool is a "foreign person" within the meaning of Section 1445(f)(3) of the Code.

                 5.19 DEFECTS. Except as disclosed to and approved in writing by the Requisite Lenders, to the Knowledge of Borrower, there exist no material defects that would make any Property in the Unencumbered Asset Pool unsuitable for the present or contemplated use thereof. Except as disclosed to and approved in writing by the Requisite Lenders, to the Knowledge of Borrower, there are no abnormal hazards, including but not limited to earth movement or slippage, affecting any Property in the Unencumbered Asset Pool.

                 5.20 PROPERTY DOCUMENTS. Prior to including any Property in the Unencumbered Asset Pool, Borrower has delivered to the Agent, copies of all easement agreements, reciprocal easement agreements, management agreements, service contracts, and other agreements, instruments and documents and all amendments thereof (whether or not recorded) which affect in any material respect such Property (except apartment leases).

                 5.21 CONDEMNATION. No condemnation proceeding involving any Property in the Unencumbered Asset Pool or any portion thereof or parking facility used in connection therewith has been commenced or, to the Knowledge of Borrower, is contemplated by any Governmental Authority, nor has any portion of any Property in the Unencumbered Asset

Pool or any parking facility used in connection therewith been damaged due to fire or other casualty.

                 5.22 VIOLATION OF LAWS; PERMITS. None of the Properties in the Unencumbered Asset Pool are being operated in violation of (a) any Requirements of Law or (b) any building permits, restrictions of record, or any agreement affecting any such property or part thereof, or (c) any judgment, decree or order applicable to such property. To the Knowledge of Borrower, all governmental permits (including, without limitation, building permits and certificates of occupancy) necessary under applicable Requirements of Law to lawfully construct, own, lease, occupy, use and operate each Property in the Unencumbered Asset Pool and the improvements thereon, including, but not limited to, all applicable zoning laws, ordinances and regulations, have been obtained.

                 5.23 UTILITIES. Each Property in the Unencumbered Asset Pool has adequate water, gas, telephone, electrical supply, storm and sanitary sewerage facilities and means of access to and from public streets or highways.

                 5.24 LEASES. Except for apartment leases and other Permitted Exceptions, there are no leases affecting any Property in the Unencumbered Asset Pool. No rent has been collected more than one month in advance under any such apartment lease for a Property in the Unencumbered Asset Pool other than in the Ordinary Course of Business. No such lease or any interest therein is subject to any present assignment or pledge. All rent due to date under each such lease has been collected in the Ordinary Course of Business and no concession has been granted to any lessee in the form of a waiver, release, reduction, discount or other alteration of rent due or to become due, other than in the Ordinary Course of Business. The interest of the lessee under each such lease is as lessee only, with no options to purchase or rights of first refusal.

                 5.25 YEAR 2000 COMPLIANCE. Borrower has conducted a comprehensive review and assessment of its computers systems and applications and made inquiry of Borrower's key suppliers and vendors with respect to the so-called "year 2000 problem" (the risk that computer applications may not be able to properly perform date-sensitive functions after December 31, 1999) and, based on that review and inquiry, Borrower does not believe that the "year 2000 problem" will result in a material adverse change in the ability of Borrower and its Subsidiaries to manage and operate their properties and pay and perform their obligations hereunder.

                 5.26 NON-GUARANTOR SUBSIDIARIES. All of the Wholly-Owned Subsidiaries of the REIT, other than those listed on Schedule 5.26 and their non-corporate Subsidiaries

(each a "Non-Guarantor Subsidiary," and collectively, the "Non-Guarantor Subsidiaries"), are Guarantor Subsidiaries. The Non-Guarantor Subsidiaries collectively have a net worth, calculated in accordance with GAAP (which may be less than fair market value), that is less than $10,000,000. The Borrower currently expects that the assets of the Non-Guarantor Subsidiaries shall be transferred from the REIT to the Borrower as soon as practicable, consistent with relevant legal requirements, with prudent business practices and with Contractual Obligations, and that the Non-Guarantor Subsidiaries may be dissolved and liquidated.

                 5.27 PALENCIA BOND. Ambassador X, L.P. is the sole owner of the Palencia Bond. The Palencia Bond is not encumbered by any Liens other than the Lien of that certain Pledge and Security Agreement dated as of April 16, 1998 by and between Ambassador X, L.P. and Borrower, as in effect on the date hereof. Notwithstanding Section 5.6, the Liens on the Palencia Property existing on the date hereof constitute Permitted Liens.

                 5.28 LEHMAN UNSECURED FACILITY. The Lehman Unsecured Facility Documents are true, correct and complete in all respects and represent all of the agreements and documents entered into by the parties in connection with the Lehman Unsecured Facility. The Lehman Unsecured Facility Documents have not been amended, modified or otherwise altered.

                                   ARTICLE VI

                              AFFIRMATIVE COVENANTS

                 Borrower covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other obligation shall remain unpaid or unsatisfied, unless the Requisite Lenders waive compliance in writing:

                 6.1 FINANCIAL INFORMATION. Borrower shall deliver to the Agent and to each Lender, in form and detail satisfactory to the Agent and the
Lenders:

                 (a) Annual Financial Statements. As soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated balance sheet of the REIT as of the end of such year and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year, including the REIT's SEC Form 10-K for such period, and accompanied by the unqualified opinion of a nationally-recognized independent public accounting firm stating that such consolidated



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financial statements present fairly the financial position for the periods indicated, in conformity with GAAP, and applied on a basis consistent with prior years;

                 (b) Quarterly Financial Statements. As soon as available, but not later than forty-five (45) days after the end of each of the first three (3) fiscal quarters of each year, a copy of the unaudited consolidated balance sheet of the REIT as of the end of such quarter and the related consolidated statements of operations, stockholders' equity (where applicable) and cash flows for the period commencing on the first day and ending on the last day of such quarter, including the REIT's SEC Form 10-Q for such period, and accompanied by a certificate signed by at least two (2) Responsible Officers stating that such financial statements are complete and correct and present fairly the financial position for the periods indicated, in conformity with GAAP for interim financial statements, and applied on a basis consistent with prior quarters;

                 (c) Quarterly Operating Statements for Unencumbered Asset Pool; Management Entities. As soon as available, but not later than forty-five (45) days after the end of each calendar quarter, a quarterly operating statement for each Property in the Unencumbered Asset Pool and a consolidated quarterly operating statement for each Management Entity including, without limitation, a schedule of all property management agreements generating Owned or Controlled Management Company EBITDA and (ii) any other property management generating EBITDA and the revenues generated by each such contract (in a format and with such detail as the Agent reasonably requires and, unless otherwise required by Agent, in a format and with such detail as previously delivered to Agent by Borrower); and

                 (d) Borrower Plans and Projections. Not less than ninety (90) days after the beginning of each fiscal year, copies of (A) Borrower's business plan for the current and the succeeding two (2) fiscal years, (B) Borrower's annual budgets (including capital expenditure budgets) and projections for each Property in the Unencumbered Asset Pool; and (C) Borrower's financial projections for the current and the succeeding two (2) fiscal years, as prepared by Borrower's Chief Financial Officer and in a format and with such detail as the Agent may require.

                 6.2 CERTIFICATES; OTHER INFORMATION. Borrower shall furnish to the Agent with sufficient copies for each Lender:

                 (a) Accounting Certificates. Concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that, in making the




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examination necessary therefor, no knowledge was obtained of any Default or
Event of Default, except as specified in such certificate;

                 (b) Officers' Certificates. Concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b) above, a Compliance Certificate (i) stating that, to the best of such officers' knowledge, each of Borrower, the REIT and their respective Subsidiaries, during such period, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such officers have no knowledge of any Default or Event of Default except as specified in such certificate; (ii) showing in detail the calculations supporting such statement for such period in respect of the covenants in Section
7.9 and 7.16; (iii) showing in detail the calculation of the Total Available Commitments for such period on an asset-by-asset basis (including appropriate detail with respect to Unencumbered Management Entity Value);

                 (c) Periodic Reports and Filings; Press Releases. Promptly after the same are sent or released, copies of all reports, proxy statements and financial statements which the REIT sends to its shareholders and copies of all press releases made by Borrower and the REIT, promptly after the same are filed, copies of all financial statements and regular, periodical or special reports which the REIT may make to, or file with, the SEC or any successor or similar Governmental Authority and promptly after the same are received, copies of any reports prepared by analysts for or with respect to Borrower or the REIT,

                 (d) Accountants' Reports. Promptly after the same are received, copies of all reports which the independent certified public accountants of Borrower or the REIT deliver to Borrower or the REIT; and

                 (e) Other Information. Promptly, such additional financial and other information as the Agent may from time to time reasonably request.

                 (f) Organizational Chart. Upon the request of Agent, any subsequent revisions to the Organizational Chart.

                 (g) Lehman Compliance Certificates. Concurrently with the delivery of all compliance certificates, calculations in respect of borrowing base or borrowing availability under the Lehman Unsecured Facility, true, correct and complete copies thereof together with all accompanying submissions.




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                 (h) Supplemental Compliance Certificates. As a condition
precedent to any mandatory prepayment of the Lehman Unsecured Facility from the proceeds of any sale of any Property or other asset of the Borrower, REIT or any Subsidiary, a Compliance Certificate (i) certifying that each of Borrower, the REIT and their respective Subsidiaries, prior to and after giving effect to any such mandatory prepayment, has observed or performed all of its covenants and other agreements, and satisfied every condition contained in this Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that no Default or Event of Default has occurred and is continuing; (ii) showing in detail satisfactory to Agent the calculations supporting such present and prospective statements for such period in respect of the covenants in Section
7.9 and 7.16; (iii) showing in detail satisfactory to Agent the calculation of the Total Available Commitments for such period on an asset-by-asset basis (including appropriate detail with respect to Unencumbered Management Entity Value) and the support for the Owned or Controlled Management Company EBITDA;

                 6.3 NOTICES. Borrower shall promptly (and in no event later than ten (10) days after Borrower has reason to know of the same) notify the Agent and each Lender of:

                 (a) Default; Event of Default. The occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that is likely to become a Default or Event of Default. Each notice under this Section 6.3(a) shall describe with particularity the clause or provision of this Agreement or other Loan Documents that have been breached or violated.

                 (b) Litigation. The commencement of, or any material development in, any litigation, arbitration or proceeding affecting Borrower, the REIT, any Management Entity or any Subsidiary (i) in which the amount of damages claimed is $2,000,000 or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document or (iv) required to be reported to the SEC pursuant to the Exchange Act;

                 (c) Environmental Matters. (i) Any and all material enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against Borrower, the REIT, any Management Entity or any of their Subsidiaries or any of their Properties pursuant to any Environmental Laws, (ii) all other material Environmental Claims, and (iii) any environmental or similar condition on any real property adjoining or in the vicinity of the Properties of Borrower, the REIT, any Management Entity or any of their Subsidiaries that could reasonably be anticipated to cause such Properties (or any




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



portion thereof) to be subject to any material restrictions on ownership, occupancy, transferability or use under any Environmental Laws; provided, however, that with respect to any Property which is not in the Unencumbered Asset Pool, only to the extent any of the foregoing could reasonably be expected to have a Material Adverse Effect.

                 (d) ERISA. The occurrence of any of the following ERISA events affecting Borrower or any member of its Controlled Group, together with a copy of any notice with respect to such event that may be required to be filed with any Governmental Authority and any notice delivered by a Governmental Authority to Borrower or any member of its Controlled Group with respect to such event:

                          (i) an ERISA Event where the aggregate liability is
likely to exceed $1,000,000;

                          (ii) the adoption of any new Plan that is subject to
Title IV of ERISA or Section 412 of the Code by any member of the Controlled Group;

                          (iii) the adoption of any amendment to a Plan that is
subject to Title IV of ERISA or Section 412 of the Code, if such amendment results in a material increase in benefits or unfunded liabilities; or

                          (iv) the commencement of contributions by any member
of the Controlled Group to any Plan that is subject to Title IV of ERISA or
Section 412 of the Code;

                 (e) Material Adverse Effects. The occurrence of any act, omission, change or event which has a Material Adverse Effect subsequent to the date of the most recent audited financial statements of Borrower and the REIT delivered to the Agent pursuant to Section 6.1(a);

                 (f) Excluded Properties. The occurrence of any event or circumstance that causes, or is likely to cause, any Qualified Property to be excluded from the Unencumbered Asset Pool pursuant to Section 2.13(b) above;

                 (g) Material Transactions or Occurrences. The consummation of any material Investment or Disposition, of any material issuance of Stock of the REIT (other than upon the tender of any Units for redemption or upon the conversion of any shares of the REIT's Class B Common Stock into shares of the REIT's Class A Common Stock) or Units, of any incurrence of material Indebtedness or of any other material transaction entered into,





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



by Borrower, the REIT, any Management Entity or any of their Subsidiaries; and change in any executive officer of the REIT;

                 (h) Failure to Qualify as a REIT. The failure of the REIT to maintain REIT Status or of any existing Subsidiary of the REIT to maintain its status as a qualified REIT subsidiary under the Code, if and to the extent required by applicable law;

                 (i) Accounting Changes. Any material change in Borrower's or the REIT's accounting policies or financial reporting practices;

- (j) Legal Compliance. Any material notice received from any Govern mental Authority asserting that any Property in the Unencumbered Asset Pool is not in compliance with any Requirements of Law; and

                 (k) Cross-Default. Any notice received by Borrower, the REIT, any Management Entity or any of their Subsidiaries of any default under any Indebtedness or Guaranty Obligation described in Section 8.1(e). Each notice pursuant to this section shall be accompanied by a written statement, signed by at least two (2) Responsible Officers of Borrower or the REIT, setting forth details of the occurrence referred to therein and the provisions of this Agreement affected, and stating what action Borrower or the REIT proposes to take with respect thereto.

                 6.4 PRESERVATION OF EXISTENCE, ETC. Borrower shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, (a) preserve and maintain in full force and effect its partnership, corporate or other organizational existence and good standing under the laws of its state or jurisdiction of organization, and (b) preserve and maintain in full force and effect all rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business; provided, however, with respect to any Person that is not a Designated Entity, then only to the extent that the failure to do any of the foregoing could reasonably be expected to have a Material Adverse Effect.

                 6.5 MAINTENANCE OF PROPERTY. Borrower shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, and preserve all of their Properties, including Properties in the Unencumbered Asset Pool, in good working order and condition in accordance with Borrower's past practices, ordinary wear and tear excepted.




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



                 6.6 INSURANCE. Borrower shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, with financially sound and reputable independent insurers, insurance with respect to their Properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or a similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including liability insurance specifically insuring Borrower and its Wholly Owned Subsidiaries from any tort, legal or other liability resulting from their participation as general partners in partnerships which own Property; workers' compensation insurance, public liability and property and casualty insurance (which amount shall not be reduced in the absence of 30 days' prior notice to the Agent). Upon the request of the Agent, Borrower shall furnish such Agent, with sufficient copies for each Lender, at reasonable intervals (but not more than the twice per calendar year) a certificate signed by at least two (2) Responsible Officers of Borrower (and, if requested by such Agent, any insurance broker of Borrower or the REIT) setting forth the nature and extent of all insurance maintained by Borrower, the REIT, the Management Entities and each of their Subsidiaries in accordance with this
Section 6.6 (and which, in the case of a certificate of a broker, was placed through such broker).

                 6.7 PAYMENT OF OBLIGATIONS. Borrower shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, pay and discharge as the same shall become due and payable and otherwise comply with, all their respective obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its Properties, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Borrower or such Person, (b) all lawful claims which, if unpaid, would by law become a Lien upon its Properties, including Properties constituting the Unencumbered Asset Pool, (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, and (d) payment and/or performance of all Contractual Obligations (including any payments of preferred stock dividends); provided, however, with respect to any Person that is not a Designated Entity, then only to the extent the failure to do any of the foregoing could reasonably be expected to have a Material Adverse Effect.

                 6.8 COMPLIANCE WITH LAWS. Borrower shall comply, and shall cause the REIT, the Management Entities and each of their Subsidiaries to comply, in all material respects, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business, including, without limitation, all securities laws and regulations.




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



                 6.9 ENVIRONMENTAL LAWS. Borrower shall, and shall cause the REIT, the Management Entities and each of their Subsidiaries to, conduct its operations and keep and maintain its Properties in compliance in all material respects with all Environmental Laws. Upon the written request of the Agent or any Lender, Borrower shall submit, and cause the REIT, the Management Entities and each of their Subsidiaries to submit, to the Agent and the Lenders, at Borrower's sole cost and expense, at reasonable intervals, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report required pursuant to
Section 6.3(c) that could, individually or in the aggregate, result in liability in excess of (a) $1,000,000 with respect to any Property in the Unencumbered Asset Pool or (b) $10,000,000 with respect to any other Properties.

                 6.10 USE OF PROCEEDS. Borrower shall use the proceeds of the Revolving Loans solely in accordance with Section 2.1(b) above.

                 6.11 MAINTENANCE OF REIT STATUS; STOCK EXCHANGE LISTING. Borrower shall cause the REIT at all times to maintain its REIT Status and to maintain its common Stock listing on the NYSE, the American Stock Exchange, or Nasdaq Stock Exchange.

                 6.12 INSPECTION OF PROPERTY AND BOOKS AND RECORDS. Borrower shall maintain, and shall cause the REIT, the Management Entities and each of their Subsidiaries to maintain, proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the Properties and business of Borrower, the REIT, the Management Entities and each of their Subsidiaries. Borrower shall permit, and shall cause the REIT, the Management Entities and each of their Subsidiaries to permit, representatives of the Agent or any Lender to visit and inspect any of their respective Properties, to conduct audits of the Unencumbered Asset Pool, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Borrower and at any time during normal business hours and as often as may be reasonably desired, upon no less than forty-eight (48) hours advance notice to Borrower; provided, however, when an Event of Default exists, the Agent or any Lender may visit and inspect at the expense of Borrower such Properties at any time during business hours and without advance notice.

                 6.13 FURTHER ASSURANCES.




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                 (a) Full Disclosure. Borrower will ensure that all other
written information, exhibits and reports furnished to any Agent or Lender by Borrower, the REIT, any Management Entity or any of their Subsidiaries do not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Lenders and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

                 (b) Further Acts. Promptly upon request by the Agent or the Requisite Lenders, Borrower shall (and shall cause the REIT, each Management Entity and each of their Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, deeds of trust, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments that the Agent or such Lenders, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Lenders the rights granted or now or hereafter intended to be granted under any Loan Document, or any other document executed in connection herewith or therewith.

                 (c) Additional Guaranties. Promptly upon the formation by the REIT of any Wholly-Owned Subsidiary of the REIT which is a qualified REIT subsidiary under the Code, the REIT shall cause such Wholly-Owned Subsidiary to deliver to the Agent for the ratable benefit of the Lenders a guaranty of the Obligations in the form attached hereto as Exhibit F1; provided, however, solely with respect to any such Wholly-Owned Subsidiary that does not own a Property in the Unencumbered Asset Pool, such guaranty will not be required only if such Wholly-Owned Subsidiary is prohibited from issuing such guaranty under its then-current financing arrangements. Prior to or concurrently with any EBITDA of a Management Entity being included in Unencumbered Management Entity Value, Borrower shall cause each such Management Entity to deliver to the Agent for the ratable benefit of the Lenders a guaranty of the Obligations in the form attached hereto as Exhibit F2.

                 6.14 COMMUNICATION WITH ACCOUNTANTS. While any Event of Default is continuing, Borrower authorizes the Agent and any Lender to communicate directly with Borrower's independent accountants and authorizes such accountants to disclose to such Persons any and all financial statements and other information of any kind, including the




                                       86
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substance of any oral information or conversation that such accountants may have with respect to the business, financial condition and other affairs of Borrower.

                 6.15 SOLVENCY. Borrower shall at all times be, and shall cause the REIT, each Management Entity and each of their Subsidiaries to be, Solvent.

                 6.16 COVENANTS RELATING TO UNENCUMBERED ASSET POOL PROPERTIES. Borrower hereby agrees as follows:

                 (a) Maintenance. Borrower shall maintain each Unencumbered Asset Pool Property in good order and condition in accordance with Borrower's past practices.

                 (b) Leases. Borrower shall not enter into any lease of any Unencumbered Asset Pool Property other than apartment leases or other ordinary course leases consistent with past practice and having terms of less than one
(1) year on market terms. Borrower shall deliver to the Agent a copy of the standard lease forms utilized for the Unencumbered Asset Pool Properties from time to time.

                 (c) Material Agreements. Borrower shall obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any reciprocal easement or similar agreement, ground lease or any other material agreement affecting any Unencumbered Asset Pool Property.

                 (d) Management Contracts. Borrower shall obtain and shall cause its Affiliates to obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any property management agreement with a Person other than Borrower, one of the Management Entities, or any of their Subsidiaries, or replacing the property manager for any Unencumbered Asset Pool Property with a Person other than Borrower, one of the Management Entities, or any of their Subsidiaries. Borrower shall cause all property management contracts affecting Unencumbered Asset Pool Properties to permit termination of the manager (unless such manager is one of the Management Entities) by the owner within thirty days' written notice, without penalty and Borrower shall not permit the management fee payable under any such property management agreement to exceed four percent (4%) of gross receipts from such property per fiscal year.

                 (e) Construction. Borrower shall obtain the prior written approval of the Agent and the Requisite Lenders prior to entering into any major construction or renovation affecting a Unencumbered Asset Pool Property and shall discharge all mechanic's liens resulting from any such construction or renovation.




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                 (f) Liens. Borrower shall keep each Unencumbered Asset Pool
Property at all times free and clear of all Liens (unless such Liens are bonded and thereby released of record in a manner satisfactory to the Agent), except for Permitted Exceptions or other matters approved by the Agent and the Requisite Lenders.

                 (g) Refinance of Ambassador Pool Portfolio. Borrower shall refinance not less than 50% of the aggregate outstanding Indebtedness in respect of the Ambassador Pool Portfolio on or before May 1, 1999. The refinancing of the applicable Properties shall comply with all of the applicable covenants and provisions of the Credit Agreement and, in all events, such Properties (including cashflow therefrom) shall not be cross-collateralized to or cross-defaulted to each other or to any other Properties in connection with all or any portion of such refinancing.

                                   ARTICLE VII

                               NEGATIVE COVENANTS

                 Borrower hereby covenants and agrees that, so long as any Lender shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, unless the Requisite Lenders waive compliance in writing:

                 7.1 LIENS. Neither Borrower, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its Property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

                 (a) Existing Liens. Liens on the Borrower's Properties or its Subsidiaries securing Indebtedness described in Schedule 7.2 or any renewal, extension or refinancing thereof permitted under Section 7.2(a) below;

                 (b) Certain Liens. Liens created under any Loan Documents;

                 (c) Tax Liens. Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 6.7, provided that no Notice of Lien has been filed or recorded;




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                 (d) Bankers Liens. Liens arising solely by virtue of any
statutory or common-law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that (i) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Federal Reserve Board, and (ii) such deposit account is not intended by the depositor to provide collateral to the depository institution;

                 (e) Other Statutory Liens. Carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the Ordinary Course of Business, against Properties other than the Unencumbered Asset Pool Properties, which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the Property subject thereto;

                 (f) Employment-Related Liens. Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the Ordinary Course of Business in connection with workers' compensation, unemployment insurance and other social security legislation;

                 (g) Judgment Liens. Liens against Properties other than the Unencumbered Asset Pool Properties consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed or bonded;

                 (h) Easements, Etc. Liens against Properties other than the Unencumbered Asset Pool Properties consisting of easements, rights-of-way, restrictions and other similar title exceptions incurred in the Ordinary Course of Business which do not in any case materially detract from the value of the Property subject thereto or interfere with the ordinary conduct of the businesses of Borrower, the REIT and the Subsidiaries; and

                 (i) Liens Securing Financing. Liens securing Indebtedness permitted under Section 7.2(f) or (g) on real and personal properties not a part of the Unencumbered Asset Pool and not constituting ownership interests in Borrower or any of the Subsidiaries of Borrower or the REIT;

                 (j) Palencia Bond. Any Lien pursuant to the Palencia Bond Documents existing on the date hereof, together with the Lien created and evidenced by the Pledge and Security Agreement dated as of April 14, 1998 and as in effect on the date hereof by and between Borrower, as lender, and Ambassador X, L.P., as pledgor; and

                 (k) Lehman Unsecured Facility. Any Lien pursuant to the Lehman Unsecured Facility Documents; provided, however, that in all events any such Liens if any, shall expressly provide that they are and will remain pari passu with any and all Liens pursuant to this Agreement and the other Loan Documents.

                 Except with respect to specific property encumbered to secure payment of particular Permitted Indebtedness neither Borrower nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its Properties included in the Unencumbered Asset Pool or any stock or assets, whether now owned or hereafter acquired; provided however, that the foregoing prohibition shall not apply to such provisions in the Lehman Unsecured Facility Documents and in connection with any Senior Unsecured Notes. Except as provided in this Agreement or with respect to particular Permitted Indebtedness and acquisition agreements, Borrower will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (A) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Borrower or any other Subsidiary of Borrower, (B) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (C) make loans or advances to Borrower or any other Subsidiary of Borrower, or (D) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower; provided however, that the foregoing prohibition shall not apply to such provisions in the Lehman Unsecured Facility Documents and in connection with any Senior Unsecured Notes.

                 7.2 INDEBTEDNESS. Neither Borrower, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness whether Unsecured Debt or otherwise, except the following ("Permitted Indebtedness"):

                 (a) Existing or Contemplated Indebtedness. Indebtedness of Borrower and its Subsidiaries outstanding on the Closing Date and described in
Schedule 7.2 and Schedule 7.2(a), including the Indebtedness evidenced by the FNMA/Washington Mortgage Facility Documents, the NHP/Lehman Financing and the Lehman Unsecured Facility or any renewal, refinancing or extension thereof; provided, however, that any such renewal, refinancing or extension (i) shall not increase the principal balance thereof or otherwise materially modify the terms thereof, (ii) shall not cause the financial or other material covenants, when taken as a whole, to be significantly more restrictive than (A) those existing in the applicable credit documentation prior to such renewal, refinancing or extension or (B) the comparable covenants in this Agreement, and (iii) other than with respect to Indebtedness evidenced by the FNMA/Washington Mortgage Facility Documents, shall have a maturity or weighted-average life not prior to the maturity of Borrower's obligations under this Agreement;

                 (b) Certain Indebtedness. Indebtedness incurred under this Agreement;

                 (c) Accounts Payable. Accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the Ordinary Course of Business in accordance with customary terms and paid within the specified time, unless contested in good faith by appropriate proceedings and reserved for in accordance with GAAP;

                 (d) Contingent Obligations. Indebtedness consisting of Contingent Obligations permitted by Section 7.3;

                 (e) Intra-Company Debt. Intra-Company Debt, provided that, if the Borrower, the REIT, or a Guarantor Subsidiary is the obligor thereunder, the obligor thereof shall have subordinated the repayment of such Intra-Company Debt to the repayment of the Obligations pursuant to a subordination agreement in form and substance approved by the Requisite Lenders;

                 (f) Additional Indebtedness. Indebtedness of Borrower or a Subsidiary of Borrower that does not own any Unencumbered Asset Pool Property for borrowed money owed to a non-Affiliate of Borrower which is not Unsecured Debt, is not otherwise Recourse to any Borrower or any Subsidiary of Borrower and is otherwise on such terms and in such amount that, upon incurring such Indebtedness, Borrower will be in compliance with the terms of Section 7.16 below;

                 (g) REIT Indebtedness. Indebtedness of the REIT which is on such terms and in such amount that, upon the incurrence of such Indebtedness, Borrower will be in compliance with the terms of Section 7.16 below;

                 (h) Other Unsecured Indebtedness. Unsecured Debt of Borrower, the REIT and any of their Subsidiaries (other than the Management Entities) which may include offerings of senior unsecured notes; provided, however, that any Unsecured Debt must, (i) in all events, be on terms and conditions which are not more restrictive or stringent than those contained in this Agreement and the other Loan Documents (including financial covenants) and (ii) in no events have a maturity date prior to the maturity of the Borrower's obligations under this Agreement and (iii) be in an aggregate principal amount which does not exceed the Maximum Unsecured Indebtedness; and

                 (i) Palencia Bond. The Indebtedness evidenced by the Palencia Bond and the obligation to repay the Palencia Bonds.

Nothing contained in this Section 7.2 shall be deemed to excuse any lack of compliance by Borrower, the REIT, or any Subsidiary with the terms of Section
7.16 below.

                 7.3 CONTINGENT OBLIGATIONS. Neither Borrower, nor the REIT, nor any of their Subsidiaries shall create, incur, assume or suffer to exist any Contingent Obligations except Contingent Obligations set forth in Schedule 7.3 and the following :

                 (a) Ordinary Course Endorsements. Endorsements for collection or deposit in the Ordinary Course of Business;

                 (b) Rate Contracts. Unsecured Rate Contracts entered into by Borrower with respect to variable rate Indebtedness permitted hereunder;

                 (c) Letter of Credit Reimbursement Obligations. Reimbursement obligations of Borrower or of Subsidiaries that do not own Unencumbered Asset Pool Properties under letters of credit provided that such obligations are on such terms and in such amounts that, upon incurring such obligations and assuming that all conditions for drawing on such letters of credit have been complied with, Borrower will be in compliance with the terms of Section 7.16 below;

                 (d) Exceptions to Nonrecourse Guaranties. Contingent Obligations of the REIT, Borrower and their Subsidiaries consisting of "exceptions to nonrecourse" guaranties of nonrecourse Indebtedness otherwise permitted under Section 7.2 or of other Indebtedness permitted under Section 7.2;

                 (e) Permitted Contingent Obligations. Contingent Obligations specifically described on Schedule 7.3; and

                 (f) Guaranty of Permitted Indebtedness. Any Contingent Obligation in respect of Unsecured Debt which constitutes Permitted Indebtedness.

                 7.4 LEASE OBLIGATIONS. Neither Borrower, nor the REIT, nor any of their Subsidiaries shall create or suffer to exist any obligations for the payment of rent for any Property under a lease or agreement to lease that is not a Capital Lease, except for:

                 (a) Existing Leases. Leases in existence on the Closing Date (and any renewal, extension or refinancing thereof); or

                 (b) Ordinary Course Leases. Leases entered into after the Closing Date in the Ordinary Course of Business and at market rates and terms.

                 7.5 DISPOSITION OF PROPERTIES. Neither Borrower, nor the REIT, nor any of their Subsidiaries shall, directly or indirectly:

                 (a) make any Disposition of any Unencumbered Asset Pool Property or enter into any agreement to do so, provided, however, so long as no Default or Event of Default is then continuing, Borrower may (i) sell or refinance a Property in the Unencumbered Asset Pool or (ii) make a Disposition of the Palencia Bonds, in either case by paying to the Agent for distribution to the Lenders an amount equal to the amount which would be required to be paid to the Lenders so that the sum of the Outstanding Amount plus the amount outstanding under the Lehman Unsecured Facility immediately after such Disposition would not exceed the Total Available Commitment (calculated without including the Property so sold or refinanced or the Palencia Bond Value, as applicable);

                 (b) make any Disposition of its interest in any Management Entity, or enter into any agreement to do so; or

                 (c) make any Disposition of any Unencumbered Asset Pool Property, or enter into any agreement to do so, unless in the case of this clause (c) such Disposition is at fair market value, and at the time of the Disposition no Event of Default exists.

                 7.6 CONSOLIDATIONS AND MERGERS. Neither Borrower, nor the REIT, nor any of their Subsidiaries shall merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of, any Person, except as follows:

                 (a) Subsidiaries of Borrower or of the REIT may merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of, Borrower or another Subsidiary of Borrower or of the REIT;

                 (b) Subsidiaries of the REIT may merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of any of their Properties (whether now owned or hereafter acquired) to or in favor of the REIT; and

                 (c) Borrower, the REIT or any Subsidiary may merge, or consolidate with another Person provided that no Default or Event of Default has occurred and is continuing and each of the following conditions are satisfied:
(i) at the inception of the transaction, Borrower, the REIT or Subsidiary are intended to be and will be the surviving Person after the consummation of the contemplated transaction; (ii) to the best of Borrower's knowledge, prior to the consummation of the transaction, the transaction will not cause Borrower to be in breach of the representations and warranties of this Agreement and the other Loan Documents; (iii) the transaction will not cause Borrower to be in breach of the covenants of this Agreement and the other Loan Documents, including financial covenants after the consummation thereof; and (iv) Borrower provides Agent with a pro-forma Compliance Certificate which demonstrates that after the consummation of the proposed transaction the Borrower will be in compliance with the financial covenants of this Agreement.

                 Notwithstanding the foregoing, no Subsidiary shall merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Properties (whether now owned or hereafter acquired) to or in favor of another Subsidiary if such transaction would result in a violation of any covenant in this Agreement.

                 7.7 LIQUIDATIONS; MATERIAL ORGANIZATION CHANGES; NEW SUBSIDIARIES.

                 (a) Neither Borrower, nor the REIT, nor any Designated Entity or Guarantor Subsidiary, shall liquidate, wind-up or dissolve, or amend its Organizational Documents in any respect which is, in the opinion of the Requisite Lenders, materially adverse to the interests of the Lenders. Without limiting the foregoing, under no circumstances (i) shall the Organizational Documents of the REIT and Borrower be changed so as to eliminate the transferability of Units of Borrower for common Stock in the REIT on a one-to-one basis (subject to adjustment as provided in the Organizational Documents of the Borrower) or (ii) shall the Organizational Documents of a Qualified Management Entity be changed so as to eliminate or reduce any obligation to pay preferred stock dividends, without the prior consent of the Requisite Lenders.

                 (b) Neither the REIT nor any Subsidiary shall issue any preferred Stock; provided however, the REIT or any Subsidiary may issue preferred Stock provided that: (i) if such Stock has any mandatory redemption feature or has a redemption feature which is exercisable at the option of the holder thereof, then the face amount of such Stock shall be deemed Unsecured Debt for all purposes of this Agreement; and (ii) any distributions with respect thereto shall comply with the provisions of this Agreement (including, without limitation, Section 7.9).

                 (c) No Subsidiary shall own or acquire an Unencumbered Asset Pool Property unless such Subsidiary is a Wholly-Owned Subsidiary in which Borrower owns at least a 98% interest (either directly or indirectly) and in which the REIT owns not more than a 2% interest (either directly or indirectly other than through its interest in Borrower and its Subsidiaries) and such Subsidiary shall have delivered a guaranty of the Obligations to the Agent in form and substance acceptable to the Agent.

                 (d) In no event shall Borrower cause or permit any change in the organizational structure of Borrower, the REIT or any of their respective Subsidiaries from that which is reflected in the Organizational Chart which is, in the reasonable opinion of the Requisite Lenders, adverse to any Designated Entity, without the prior written consent of the Lenders, except for mergers permitted under Section 7.6, and changes in the equity structure of Subsidiaries and the formation or acquisition of Subsidiaries in accordance with this Section
7.7 and Section 7.8.

                 7.8 INVESTMENTS. Neither Borrower, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall directly or indirectly own or acquire any assets or make any Investments (or incur any Contractual Obligation or enter into any letter of intent to make any Investments) other than:

                          (i)   cash and Cash Equivalents and the Palencia
Bond;

                          (ii)  multi-family apartment projects in fee simple or
leasehold interests therein or partnership, joint venture interests or other Investments (including capital contributions or partner loans) in Persons that own multi-family apartment projects;

                          (iii) ownership interests in Management Entities,
provided in each case the same are engaged in managing multi-family apartment projects;

                          (iv)    Indebtedness listed on Schedule 7.2;

                          (v)     other assets not described elsewhere in this
Section 7.8, including any Investments consisting of Intra-Company Debt not otherwise permitted herein, provided that the aggregate Carrying Value of such interests shall not at any time exceed fifteen percent (15%) of the Carrying Value of the total assets owned by Borrower, the REIT, and their Subsidiaries.

                 7.9  RESTRICTED PAYMENTS AND DEMANDS.

                 (a) Neither Borrower nor the REIT shall declare or make, or permit any of their respective Subsidiaries to declare or make, any distribution of any Properties, including cash, rights, obligations, or partnership interests or units, on account of any partnership interests, Units or Stock, or purchase, redeem or otherwise acquire for value any of its partnership interests, Units or Stock, now or hereafter outstanding to any Person other than Borrower, the REIT or a Wholly-Owned Subsidiary (all of the foregoing, collectively, "distributions"), except (a) for the exchange of common Stock of the REIT for Units; (b) that if no Default or Event of Default exists under Section 8.1(a) or under Section 8.1(c) as a result of a breach of Section 7.16, the REIT, Borrower and all such Subsidiaries may make distributions during any twelve (12) month period in an amount in the aggregate which does not exceed the greater of 80% of Funds From Operations for such period or such amount as may be necessary to maintain REIT Status.

                 (b) Under no circumstances shall the REIT or Borrower (i) permit any Subsidiary to make a demand under any Intra-Company Debt which is payable upon demand at any time after the Conversion Date, or (ii) permit any payment to be made with respect to Intra-Company Debt while any Event of Default is continuing.

                 7.10 TRANSACTIONS WITH AFFILIATES. Neither Borrower, nor the REIT, nor any Management Entity, nor any of their Subsidiaries shall enter into any transaction with any Affiliate of Borrower or of any such Person (other than a Wholly-Owned Subsidiary or a Management Entity), except (a) as expressly permitted by this Agreement or (b) in the Ordinary Course of Business and pursuant to the reasonable requirements of the business of Borrower or such Person; in each case (a) and (b), upon fair and reasonable terms no less favorable to such Person than would obtain in a comparable arm's-length transaction with a Person not such an Affiliate.

                 7.11 SPECIAL COVENANTS RELATING TO THE REIT. The REIT shall not, nor shall Borrower cause or permit the REIT to:

                 (a) Make any disposition of or encumber, pledge or hypothecate, whether directly or indirectly, all or any portion of its interest in Borrower or any Subsidiary which owns an Unencumbered Asset Pool Property at any time or any rights to distributions or dividends therefrom other than to Borrower or a Wholly-Owned Subsidiary;

                 (b) At any time and for any reason, fail to own, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, more than 50% of the aggregate outstanding partnership interests in Borrower;

                 (c) Fail for any reason whatsoever, whether voluntarily or involuntarily, either directly or through one or more Wholly-Owned Subsidiaries of the REIT, to be the sole general partner of Borrower at any time;

                 (d) Use Net Issuance Proceeds for any purpose other than to make capital contributions to GP Corp and LP Corp immediately upon the receipt thereof by the REIT for immediate contribution thereof to Borrower;

                 (e) Cease to have its Common Stock listed on the NYSE, the American Stock Exchange, or the Nasdaq Stock Exchange; or

                 (f) Cease to have REIT Status or fail to comply with the requirements of the Code relating to qualified REIT subsidiaries in respect of its ownership of any Subsidiary of the REIT to the extent required under the Code and applicable law.

                 7.12 USE OF PROCEEDS. Borrower shall not use any portion of the Loan proceeds, directly or indirectly, (a) to purchase or carry Margin Stock,
(b) to repay or otherwise refinance indebtedness of Borrower or others incurred to purchase or carry Margin Stock, (c) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (d) for any purpose other than those permitted by Section 6.10, or (e) to finance all or any portion of the costs of acquiring any Person in a transaction which is considered "hostile" by Agent or generally prevailing investment banking standards.

                 7.13 TAXATION OF BORROWER. Borrower shall at all times be taxed as a partnership under the Code and not as an association taxable as a corporation.

                 7.14 ERISA. Borrower shall not and shall not permit the REIT, or any of their Subsidiaries to, (a) terminate any Plan subject to Title IV of ERISA so as to result in any material (in the opinion of the Agent) liability to Borrower or any ERISA Affiliate (i.e., $1,000,000 or more), (b) permit to exist any ERISA Event or any other event or condition, which presents the risk of a material (in the opinion of the Agent) liability to any member of the Controlled Group, (c) make a complete or partial withdrawal (within the meaning of ERISA Section 4201 ) from any Multiemployer Plan so as to result in any material (in the opinion of the Agent) liability to Borrower or any ERISA Affiliate, (d) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Agent) liability to any member of the Controlled Group, or
(e) permit the present value of all nonforfeitable accrued benefits under any Plan (using the actuarial assumptions utilized by the PBGC upon termination of a Plan) materially (in the opinion of the Agent) to exceed the fair market value of Plan assets allocable to such benefits, all determined as of the most recent valuation date for each such Plan.

                 7.15 EBITDA OF MANAGEMENT COMPANIES. Borrower shall not permit Owned or Controlled Management Company EBITDA to be less than 80% of all EBITDA attributable to Management Company activity.

                 7.16 FINANCIAL COVENANTS.

                 (a) Borrower shall not permit the Net Worth of the REIT and its Subsidiaries on a consolidated basis to be less at any time than an amount equal to (X) $1,464,721,000 plus (Y) 75% of the Net Issuance Proceeds of all issuances of Stock or Units after the Closing Date.

                 (b) Borrower shall not permit the ratio of Consolidated Total Indebtedness to Gross Asset Value to exceed 0.55-to-1.00 at any time.

                 (c) Borrower shall not permit the Consolidated
EBITDA-to-Interest Ratio computed for any fiscal quarter or year to be less than 2.25-to-1.00.

                 (d) Borrower shall not permit the Consolidated EBITDA-to-Fixed Charges Ratio computed for any fiscal quarter or year occurring during any period set forth below to be less than the following ratios during the applicable periods:


--------------------------------------------------------------------------------
APPLICABLE PERIOD                                               RATIO
--------------------------------------------------------------------------------
Closing Date to and including December 31, 1998                 1.60 to 1.00
--------------------------------------------------------------------------------
January 1, 1999 to and including June 30, 1999                  1.70 to 1.00
--------------------------------------------------------------------------------
July 1, 1999 and thereafter                                     1.80 to 1.00
--------------------------------------------------------------------------------

                 (e) Borrower shall not permit the Unencumbered Borrowing Pool Cashflow to Unsecured Interest Ratio computed for any fiscal quarter or year to be less than 2.50-to-1.00.

                 (f) Borrower shall not permit Total Obligations at any time to exceed an amount equal to 65% of Gross Asset Value.

                 7.17 ACCOUNTING CHANGES. Neither Borrower nor the REIT shall make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change its fiscal year.

                 7.18 TRANSFERS OF NON-OWNED INTERESTS IN THE MANAGEMENT ENTITIES. In no event shall all or any portion of the interests in the Management Entities or any rights therein that are not held directly or indirectly by Borrower be sold, transferred, encumbered, hypothecated, voluntarily or involuntarily, without the prior written consent of the Requisite Lenders, except for transfers by Executive Officers resulting from the death or disability of any such Executive Officer or occurring after such Executive Officer is no longer an employee of Borrower, the REIT, or any of their Subsidiaries.

                 7.19 CHANGES TO LEHMAN UNSECURED FACILITY DOCUMENTS. Borrower shall not modify, amend or alter any of the Lehman Unsecured Facility Documents or permit any modifications, amendments or alterations to any of the Lehman Unsecured Facility Documents or permit the waiver or change of any of the terms and conditions of the Lehman Unsecured Facility Documents, in each case, without the prior consent of the Requisite Lenders.

                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                 8.1 EVENT OF DEFAULT. Any of the following shall constitute an "Event of Default":

                 (a) Non-Payment. Borrower, the REIT, or any Subsidiary shall fail to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within five days after the same shall become due, any amount of interest on any Loan or any fee or other amount payable hereunder or pursuant to any other Loan Document; or

                 (b) Representation or Warranty. Any representation or warranty by Borrower, the REIT, any Management Entity or any Subsidiary made or deemed made herein, in any Loan Document, or in any certificate, document or financial or other statement by Borrower, the REIT, any Management Entity or any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any Loan Document, shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                 (c) Specific Defaults. Borrower, the REIT, any of their Subsidiaries or any Management Entity shall fail to perform or observe any term, covenant or agreement contained in Section 6.6, Section 6.10, Section 6.11 and/or in Article VII; or

                 (d) Other Defaults. Borrower, the REIT, any of their Subsidiaries or any Management Entity shall fail to perform or observe any other term or covenant contained in this Agreement or any Loan Document, and such default shall continue uncured for a period of 20 days after the earlier of (i) the date upon which a Responsible Officer knew or received written notice of such failure or (ii) the date upon which written notice thereof is given to Borrower by Agent or any Lender; or

                 (e) Cross-Default.

                          (i)     Borrower, the REIT, any of their Subsidiaries
or any Management Entity or shall fail, after any applicable cure period:

                                  (A)      to make any payment when due (and
which failure is continuing) in respect of any Indebtedness or Guaranty Obligation (1) which is Recourse to the assets of Borrower or any Designated Entity, or (2) (X) which is Recourse to the assets of any Person which is not a Designated Entity or (Y) which is not Recourse to the assets of Borrower or its Subsidiaries and, in either case, which exceeds $15,000,000 individually or in the aggregate (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) (other than a payment with respect to Intra-Company Debt where the obligee has not commenced pursuing its remedies); or

                                  (B)      to perform or observe any other
condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Guaranty Obligation, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Guaranty Obligation to become payable or cash collateral in respect thereof to be demanded; or

                                  (C)      to perform or observe any condition
or covenant of the Intra-Company Loan Subordination Agreement;

                                  (D)      to perform or observe any condition
or covenant under any Indebtedness which is Recourse to the assets of any Designated Entity within any applicable cure or grace periods, or

                                  (E)      to perform or observe any other
condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to the Lehman Unsecured Facility, if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, such Indebtedness to be declared to be due and payable prior to its stated maturity; or

(It is being understood that, for purposes of clauses (A) and (B) above, no failure by the REIT to pay or perform any obligation with respect to an Intra-Company Loan shall be deemed a breach or default hereunder if such failure to pay or perform is in compliance with the Intra-Company Loan Subordination Agreement); or

                          (ii) an "Event of Default" as such term is defined in
the FNMA/Washington Mortgage Facility Documents occurs and is continuing; or

                 (f) Bankruptcy or Insolvency. Borrower, the REIT, any of their Subsidiaries or any Management Entity shall (i) become insolvent, or generally fail to pay, or admit in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily cease to conduct its business in the ordinary course; (iii) commence any Insolvency Proceeding with respect to itself; or (iv) take any action to effectuate or authorize any of the foregoing; or

                 (g) Involuntary Proceedings. (i) Any Insolvency Proceeding shall be commenced or filed against Borrower, the REIT, any of their Subsidiaries, or any Management Entity or any writ, judgment, warrant of attachment, execution or similar process, shall be issued or levied against a substantial part of such Person's Properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Borrower, the REIT or any of their Subsidiaries shall admit the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Borrower, the REIT, any of their Subsidiaries or any Management Entity shall acquiesce in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its Property or business; or

                 (h) ERISA. (i) A member of the Controlled Group shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under a Multiemployer Plan; (ii) Borrower or an ERISA Affiliate shall fail to satisfy its contribution requirements under Section 412(c)(11) of the Code, whether or not it has sought a waiver under Section 412(d) of the Code; (iii) in the case of an ERISA Event involving the withdrawal from a Plan of Borrower or any ERISA Affiliate which is a "substantial employer" (as defined in Section 4001 (a)(2) or Section 4062(e) of ERISA), the withdrawing employer's proportionate share of that Plan's Unfunded Pension Liabilities is more than $5,000,000; (iv) in the case of an ERISA Event involving the complete or partial withdrawal of Borrower or an ERISA Affiliate from a Multiemployer Plan, the withdrawing employer has incurred a withdrawal liability in an aggregate amount exceeding $5,000,000; (v) in the case of an ERISA Event not described in clause (iii) or (iv), the Unfunded Pension Liabilities of the relevant Plan or Plans exceed $5,000,000;
(vi) a Plan that is intended to be qualified under Section 401 (a) of the Code shall lose its qualification, and the loss can reasonably be expected to impose on members of the Controlled Group liability (for additional taxes, to Plan participants, or otherwise) in the aggregate amount of $5,000,000 or more; (vii) the commencement or increase of contributions to, or the adoption of or the amendment of a Plan by, a member of the Controlled Group shall result in a net increase in unfunded liabilities to the Controlled Group in excess of $5,000,000; (viii) any member of the Controlled Group engages in or otherwise becomes liable for a non-exempt prohibited transaction and the initial tax or additional tax under section 4975 of the Code relating thereto might reasonably be expected to exceed $5,000,000; (ix) a violation of section 404 or 405 of ERISA or the exclusive benefit rule under section 401 (a) of the Code if such violation might reasonably be expected to expose a member or members of the Controlled Group to monetary liability in excess of $5,000,000; (x) any member of the Controlled Group is assessed a tax under section 4980B of the Code in excess of $5,000,000; or (xi) the occurrence of any combination of events listed in clauses (iii) through (x) that involves a potential liability, net increase in aggregate Unfunded Pension Liabilities, unfunded liabilities, or any combination thereof, in excess of $5,000,000.

                 (i) Monetary Judgments. One or more final (non-interlocutory) judgments, orders or decrees shall be entered against Borrower, the REIT, any of their Subsidiaries or any Management Entity involving individually or in the aggregate a liability (not fully covered by insurance) of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of thirty (30) days after the entry thereof; or

                 (j) Non-monetary Judgments. Any non-monetary judgment, order or decree shall be rendered against Borrower, the REIT, any of their Subsidiaries or any Management Entity that has or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                 (k) Guaranty Documents.

                          (i)   Any provision of any Guaranty Document shall
for any reason (other than pursuant to the terms thereof) cease to be valid and binding on or enforceable against Borrower or other Person party thereto (except to the extent that the same results solely from an act or omission of the Agent or the Lenders), or Borrower or such Person shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

                          (ii)  Any party to a Guaranty Document (other than the
Agent or Lenders) shall fail to perform or observe any term or covenant contained in such Guaranty Document, and such failure shall continue uncured for a period of 20 days after the earlier of (A) the date upon which a Responsible Officer of Borrower knew or received written notice of such failure or (B) the date upon which written notice thereof is given to Borrower by the Agent, or any other event or condition shall occur or exist under a Guaranty Document that constitutes an "Event of Default" as defined therein; or

                          (iii) The REIT or any Guarantor Subsidiary shall fail
to perform or observe (A) any term, covenant or agreement in Section 1, 9, or 12(a) through (g), inclusive, of the guaranty in the REIT Guaranty Documents or incorporated from Sections 6.6, 6.10 and 6.11 and Article VII of the Credit Agreement into Section 12(h) of such guaranty, or (B) any other term, covenant or agreement in the REIT Guaranty Documents, and such failure shall continue unremedied for a period of 20 days after the earlier of (I) the date upon which a Responsible Officer knew or received written notice of such failure or (II) the date upon which written notice thereof is given to Borrower or the REIT (or any Subsidiary party thereto) by the Agent; or the REIT Guaranty Documents shall for any reason be partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise






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cease to be in full force and effect; or the REIT (or any Subsidiary party thereto) shall contest in any manner the validity or enforceability thereof or deny that the REIT (or any Subsidiary party thereto) has any further liability or obligation thereunder.

                 (l) Material Adverse Effect. There shall occur any act, omission, change, occurrence or event which has a Material Adverse Effect; or

                 (m) Ownership. (i) Any Person, or a group of related Persons, shall acquire (a) beneficial ownership of in excess of 50% of the outstanding voting Stock of the REIT or other voting interest having ordinary voting power to elect a majority of the directors, managers or trustees of the REIT (irrespective of whether at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency) or (b) all or substantially all of the Properties of Borrower or the REIT, or
(ii) a majority of the Board of Directors of the REIT, at any time, shall be composed of Persons other than (a) Persons who were members of the Board of Directors on the date of this Agreement, or (b) Persons who subsequently become members of the Board of Directors and who either (x) are appointed or recommended for election with the affirmative vote of a majority of the directors in office as of the date of this Agreement or (y) are appointed or recommended for election with the affirmative vote of a majority of the Board of Directors of the REIT then in office; or

                 (n) Material Licenses or Permits. Borrower, the REIT, or any of their Subsidiaries shall lose, through suspension, termination, impoundment, revocation, failure to renew or otherwise, any license or permit material, in each case, to the Designated Entities, taken as a whole; or

                 (o) Environmental Liens. Borrower, the REIT, or any of their Subsidiaries or any of their respective properties shall become subject to one or more Liens for costs or damages in excess of (i) with respect to any Property in the Unencumbered Asset Pool, $1,000,000 individually or in the aggregate or
(ii) with respect to any other Property, $5,000,000, individually or in the aggregate, and in each case under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof, or any Unencumbered Asset Pool Property shall become subject to one or more Liens in any amount under any Environmental Law and such Liens shall remain in place for thirty (30) days after the creation thereof; or

                 (p) Intra-Company Debt. If at any time after the incurrence of any Intra-Company Debt, Borrower, the REIT, or any Wholly-Owned Subsidiary is not the holder of such Intra-Company Debt; or if any modification or amendment with respect to the






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payment terms of any Intra-Company Debt is entered into without the prior written consent of the Requisite Lenders; or if, at any time after the Conversion Date, the holder of any Intra-Company Debt demands any payment whatsoever thereon; or

                 (q) Preferred Stock. If at any time there shall occur any event which would permit the holders of any class of preferred Stock of the REIT to elect more than one director to the Board of Directors of the REIT.

                 8.2 REMEDIES.

                 If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Requisite Lenders:

                 (a) Termination of Commitment. Declare the Commitment of each Lender to make Loans to be terminated, whereupon such Commitments shall forthwith be terminated;

                 (b) Acceleration. Declare (i) the unpaid principal amount of all outstanding Loans and all interest accrued and unpaid thereon, and (ii) all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived;

                 (c) Obligations under Letters of Credit. Declare forthwith due and payable all obligations of Borrower with respect to the Letters of Credit, including, without limitation, all unreimbursed drawings under the Letters of Credit and the aggregate contingent obligation of Borrower to reimburse Agent and Lenders for the available amount which could at any time be drawn under the Letters of Credit (even if such amount is not then able to be drawn pursuant to the terms of the Letters of Credit), without presentment, demand, protest, notice of dishonor, notice of intent to demand or to accelerate payment, notice of acceleration or notice of any other kind, all of which are hereby expressly waived, and upon such declaration the same shall become immediately due and payable, and Agent (upon the request or with the consent of Requisite Lenders) may enforce all obligations of Borrower with respect to the Letters of Credit to Agent and the Lenders under the Loan Documents and exercise any and all other remedies granted to Agent and the Lenders at law, in equity or otherwise. In addition, Agent (upon the request or with the consent of Requisite Lenders) may:
(i) exercise any remedy available to Agent or the Lenders under any Loan Document; and/or (ii) take whatever action at law or in equity may appear necessary or appropriate to collect any amount due or thereafter to become due or to enforce performance






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and observance of all Obligations of Borrower with respect to the Letters of
Credit. Any amounts delivered by Borrower on account of the aggregate contingent obligation of Account Party to reimburse Lenders for the available amount which could at any time be drawn under the Letters of Credit shall be held by the Agent as cash collateral for the Obligations with respect to the Letters of Credit; and

                 (d) Other Remedies. Exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law; provided, however, that upon the occurrence of any event specified in Section 8.1(f) or 8.1(g) (in the case of clause (i) of Section 8.1 (g) upon the expiration of the sixty (60)-day period mentioned therein), the Commitment of each Lender to make Loans shall automatically terminate, and the unpaid principal amount of all outstanding Loans and interest accrued and unpaid thereon, and all other amounts owing or payable hereunder as aforesaid shall automatically become due and payable without further act of any Agent or Lender.

                 8.3 RIGHTS NOT EXCLUSIVE. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                   ARTICLE IX

                                    THE AGENT

                 9.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, Agent shall not have any duties or responsibilities except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist on the part of Agent. Notwithstanding anything to the contrary herein, Issuing Lender shall act on behalf of the Lenders with respect to the Letters of Credit (and all conditions precedent applicable to the issuance or extension thereof), until such time and except for so long as the Agent may elect to act for the Issuing Lender with respect thereto; provided, however, that the Issuing Lender shall have all of the benefits and immunities (i)






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for acts taken or omissions suffered by the Issuing Lender in connection with
Letters of Credit as fully as if the term "Agent", as used in this Article IX, included the Issuing Lender with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Lender.

                 9.2 DELEGATION OF DUTIES. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

                 9.3 LIABILITY OF AGENT. The Agent, its respective Affiliates, or their respective officers, directors, employees, agents, or attorneys-in-fact (all of the foregoing being collectively referred to as the "Agent-Related Persons") shall not (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document (except for its own gross negligence or willful misconduct), or (b) be responsible in any manner to any of the Lenders for any recital, statement, representation or warranty made by Borrower, the REIT, any Management Entity or Subsidiary or any Affiliate of any such Person, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or for the value of any property in the Unencumbered Asset Pool or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, any other Loan Document, or for any failure of Borrower, the REIT or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the Properties, books or records of Borrower, the REIT, any Management Entity or Subsidiary or Affiliates thereof.

                 9.4 RELIANCE BY AGENT.

                 (a) Generally. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, telecopy, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to Borrower), independent accountants and other experts selected by the Agent. The Agent






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shall be fully justified in failing or refusing to take any action under this
Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Requisite Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refinancing from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Requisite Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Lenders.

                 9.5 CONDITIONS PRECEDENT. For purposes of determining compliance with the conditions specified in Sections 4.1 and 4.2 (as to the initial borrowing hereunder), each Lender that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Lender, unless an officer of the Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender prior to the initial borrowing specifying its objection thereto and either such objection shall not have been withdrawn by notice to the Agent to that effect or such Lender shall not have made available to the Agent the Lender's ratable portion of such borrowing.

                 9.6 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent shall have received written notice from a Lender or Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be requested by the Requisite Lenders in accordance with Article VIII; provided, however, that unless and until the Agent shall have received any such request, it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

                 9.7 CREDIT DECISION. Each Lender expressly acknowledges that none of the Agent-Related Persons has made any representation or warranty to such Lender and that no act by the Agent hereinafter taken, including any review of the affairs of Borrower, the REIT, any Management Entity or Subsidiary, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that such






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Lender has, independently and without reliance upon the Agent and based on such documents and information as such Lender has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Properties, financial and other condition and creditworthiness of Borrower, the REIT, any Management Entity or Subsidiary, and all applicable lender regulatory laws relating to the transactions contemplated thereby, and made its own decision to enter into this Agreement and extend credit to Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon the Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Properties, financial and other condition and creditworthiness of Borrower, the REIT, the Management Entities and the Subsidiaries. Except for notices, reports and other documents expressly herein required to be furnished to the Lenders by the Agent, Agent shall have no duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Properties, financial and other condition or creditworthiness of Borrower, the REIT, the Management Entities and the Subsidiaries which may come into the possession of any of the Agent-Related Persons.

                 9.8 INDEMNIFICATION. The Lenders shall indemnify upon demand the Agent Related Persons (to the extent not reimbursed by or on behalf of Borrower and without limiting the obligation of Borrower to do so) ratably from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind whatsoever which may at any time (including at any time following the repayment of the Loans) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by any such Person under or in connection with any of the foregoing; provided, however, that no Lender shall be liable for the payment to the Agent-Related Persons of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender shall reimburse the Agent upon demand (to the extent the Agent is not reimbursed upon demand by Borrower, unless the Agent is legally restricted from making such demand upon Borrower, in which case demand need not be made upon Borrower) for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement,






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any other Loan Document, or any document contemplated by or referred to herein to the extent that the Agent is not reimbursed for such expenses by or on behalf of Borrower. Without limiting the generality of the foregoing, if the IRS or any authority of the United States or other jurisdiction asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or was not properly executed, or because such Lender failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section 9.7, together with all costs, expenses and attorneys' fees (including allocated costs for in-house legal services). The obligation of the Lenders in this Section shall survive the payment of all Obligations.

                 9.9 AGENT IN INDIVIDUAL CAPACITY. BofA (and any other Lender that may hereafter serve as Agent) and each of their respective Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory or other business with, Borrower, the REIT, the Management Entities and the Subsidiaries and Affiliates as though BofA (or any other such Lender) were not the agent hereunder and without notice to the Lenders. With respect to its Loans, BofA (and any other Lender that may hereafter serve as Agent), shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though each of them were not an agent, and the terms "Lender" and "Lenders" shall include BofA (and any other Lender that may hereafter serve as Agent), in its individual capacity.

                 9.10 SUCCESSOR AGENTS. The Agent may resign as Agent upon 30 days' notice to the Lenders. The Requisite Lenders may at any time remove the Agent by written notice to that effect to be effective on such date as the Requisite Lenders designate. If the Agent shall resign or be removed under this Agreement, the Requisite Lenders shall appoint from among the Lenders a successor Agent for the Lenders, which successor Agent shall, if no Default or Event of Default exists hereunder, be subject to the approval of Borrower, which approval shall not be unreasonably withheld. If no successor Agent is appointed prior to the effective date of the resignation of the retiring Agent, the retiring Agent shall appoint, after consulting with the Lenders and Borrower, a successor Agent. Upon the acceptance of its appointment as successor Agent hereunder, such successor Agent shall succeed to all the rights, powers and duties of the retiring Agent, and the term "Agent" shall mean such successor Agent, and the retiring Agent's rights, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this






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Article IX and Sections 10.4 and 10.5 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Agreement.

                                    ARTICLE X

                                  MISCELLANEOUS

                 10.1     AMENDMENTS AND WAIVERS.

                 (a) Generally. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure therefrom, shall be effective unless the same shall be in writing and signed by the Requisite Lenders, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                 (b) Matters Requiring Unanimous Consent. Notwithstanding the terms of Section 10.1(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, no agreement to forebear from acting upon any departure by Borrower therefrom, and no consent with respect to any departure by Borrower therefrom, shall be effective to do any of the following, unless the same is in writing and signed by all the Lenders:

                          (i)     change the Commitment of any Lender (other
than ratable changes as contemplated by this Agreement;

                          (ii)    postpone or delay any date fixed for any
payment of principal, interest, fees or other amounts due hereunder or under any Loan Document whether by acceleration or otherwise;

                          (iii)   reduce the principal of, or the rate of
interest specified herein on, any Loan, or any fees or other amounts payable hereunder or under any Loan Document;

                          (iv)    change the percentage of the Commitments or of
the aggregate unpaid principal amount of the Loans required for the Lenders or any of them to take any action hereunder;

                          (v)     amend or waive Section 2.1(a)(iv) (Extension
of Revolver Maturity Date; Conversion), Section 2.13 (Unencumbered Asset Pool; Additions, Substitutions and Exclusions of Properties), Section 2.15 (Sharing of Payments, Etc.),






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Section 3.1 (Taxes), Section 3.2 (Illegality), Section 3.3 (Increased Costs and
Reduction of Return), Section 4.3 (Conversion Conditions), Section 6.10 (Use of Proceeds), Section 7.16 (Financial Covenants), Section 8.2 (Remedies), Section
10.15 (Governing Law and Jurisdiction) or this Section 10.1 (or the related definitions thereto);

                          (vi) release any guarantor from liability under the
REIT Guaranty Documents.

                 (c) Matters Requiring Agents' Consent. Notwithstanding the terms of Section 10.1(a), no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent with respect to any departure by Borrower therefrom, shall be effective to affect the rights or duties of the Agent under this Agreement or any other Loan Document, unless the same is in writing and signed by the Agent.

                 10.2     NOTICES.

                 (a) Delivery. All notices, requests and other communications provided for hereunder shall be in writing (including, unless the context expressly otherwise provides, telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed or delivered, (i) if to Borrower, to its address specified on the signature pages hereof, (ii) if to any Lender, to its Domestic Lending Office, and (iii) if to Agent, to its address specified on the signature pages hereof; or, as to Borrower or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as to each other party, at such other address as shall be designated by such party in a written notice to Borrower and the Agent.

                 (b) Receipt. All such notices and communications shall, when transmitted by overnight delivery, telegraphed, telecopied by facsimile, telexed or cabled, be effective when delivered for overnight delivery or to the telegraph company, transmitted by telecopier, confirmed by telex answerback or delivered to the cable company, respectively, or if delivered, upon delivery, except that notices pursuant to Article II or VIII shall not be effective until actually received by the Agent.

                 (c) Reliance. Borrower acknowledges and agrees that any agreement of the Agent and the Lenders under Article II to receive certain notices by telephone and facsimile is solely for the convenience and at the request of Borrower. The Agent and the Lenders shall be entitled to rely on the authority of any Person purporting to be a Person authorized by Borrower to give such notice, and the Agent and the Lenders shall not have any liability to Borrower or any other Person on account of any action taken or not taken by






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the Agent and the Lenders in reliance upon such telephonic or facsimile notice.
The obligation of Borrower to repay the Loans shall not be affected in any way or to any extent by any failure by the Agent and the Lenders to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Lenders of a confirmation which is at variance with the terms understood by the Agent and the Lenders to be contained in the telephonic or facsimile notice.

                 10.3 NO WAIVER; CUMULATIVE REMEDIES. No failure to exercise and no delay in exercising, on the part of any Agent or Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

                 10.4 COSTS AND EXPENSES. Borrower shall, whether or not the transactions contemplated hereby shall be consummated:

                 (a) Facility Expenses. Pay or reimburse the Agent on demand for all costs and expenses incurred in connection with the development, preparation or delivery of, and any amendment, supplement, waiver or modification to, this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, the consummation of the transactions contemplated hereby and thereby, and any proposal for additions to the Unencumbered Asset Pool Properties, and the syndication of this Agreement to other Lenders, as well as all costs of the Agent and the Issuing Lender in connection with the issuance of Letters of Credit (including, without limitation, title insurance premiums and charges, survey costs, recording costs and taxes, travel and due diligence expenses incurred by representatives of the Agent, and the reasonable Attorney Costs incurred by the Agent with respect thereto, and with respect to the Letters of Credit, amendment fees, drawing fees, check fees, foreign currency fees, and other fees and costs the Issuing Lender normally charges in connection therewith);

                 (b) Enforcement Expenses. Pay or reimburse the Agent and Lenders on demand for all reasonable costs and expenses incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies (including in connection with any "workout" or restructuring regarding the Loans) under this Agreement, any other Loan Document, and any such other documents, including reasonable Attorney Costs incurred by the Agent and Lender; and

                 (c) Property Diligence Expenses. Pay or reimburse the Agent on demand for all audits, environmental inspections and reviews (including the allocated costs of such






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internal services), search and filing costs, fees and expenses, incurred or sustained by the Agent in connection with the matters referred to under paragraphs (a) and (b) of this Section.

                 10.5 INDEMNITY. Borrower shall indemnify and hold harmless the Agent, each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") from and against and pay them for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including Attorney Costs) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement and any other Loan Documents, or the transactions contemplated hereby and thereby, and with respect to any investigation, litigation or proceeding related to this Agreement or the Loans or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities'); provided, that Borrower shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities arising from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section 10.5 shall survive payment of all other Obligations.

                 10.6 MARSHALLING; PAYMENTS SET ASIDE. Neither the Agent nor any Lender shall be under any obligation to marshal any assets in favor of Borrower or any other Person or against or in payment of any or all of the Obligations. To the extent that Borrower makes a payment or payments to the Agent or any Lender, or the Agent or any Lender enforces its Liens or exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party in connection with any Insolvency Pending, or otherwise, then to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                 10.7 SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Lender, which may be withheld in their sole and absolute discretion.

                 10.8 ASSIGNMENTS, PARTICIPATIONS, ETC.

                 (a) Assignments. Subject to the further provisions of this
Section 10.8(a), any Lender may, with the written consent of the Agent, which consent shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent shall be required in connection with any assignment and delegation by a Lender to a Lender Affiliate of such Lender) (each an "Assignee") all, or any ratable part of all, of the Loans, the Letter of Credit Liability, the Commitments and the other rights and obligations of such Lender hereunder, in a minimum amount of $5,000,000 and in additional increments of $250,000; provided, however, that Borrower and the Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (A) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to Borrower and the Agent by such Lender and the Assignee; (B) such Lender and its Assignee shall have delivered to Borrower and the Agent an Assignment and Acceptance in the form of EXHIBIT K ("Assignment and Acceptance") together with any Note or Notes subject to such assignment; (C) such Lender shall have paid to the Agent, for its own account, an assignment fee in the amount of $1500, if the Assignee is a Lender (without giving effect to the Assignment), and $3000 in all other cases; and (D) such Lender shall have delivered to the Agent such documents as may be required by Section 3.1(f). Any such assignment requiring the approval of the Agent shall also require the approval of Borrower (such approval not to be unreasonably withheld or delayed), provided that Borrower's failure to approve or disapprove such assignment within five days' after receiving written notice thereof shall be deemed approval by Borrower of such assignment, and provided further, that no such approval from Borrower shall be required during the continuation of a Default or Event of Default.

                 (b) Rights of Assignee. From and after the date that the Agent notifies the assignor Lender that the Agent has received an executed Assignment and Acceptance and payment of the assignment fee specified in Section 10.8(a),
(i) the Assignee thereunder shall, subject to Section 10.8(a), be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Lender under the Loan Documents, and (ii) the assignor Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

                 (c) Replacement Notes. Within thirty (30) Business Days after its receipt of notice by the Agent that the Agent has received an executed Assignment and Acceptance and payment of the processing fee, Borrower shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor

Lender has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loan retained by the assignor Lender (such Notes to be in exchange for, but not in payment of, the Notes held by such Lender). Immediately upon each Assignee's making its payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitment of the assigning Lender, pro tanto.

                 (d) Participations. Any Lender may at any time sell to one or more commercial lenders (a "Participant") participating interests in any Loans, Letter of Credit Liability and Commitment of that Lender and the other interests of that Lender (the "originating Lender") hereunder and under the other Loan Documents; provided, however, that (i) the originating Lender's obligations under this Agreement shall remain unchanged, (ii) the originating Lender shall remain solely responsible for the performance of such obligations, (iii) Borrower and the Agent shall continue to deal solely and directly with the originating Lender in connection with the originating Lender's rights and obligations under this Agreement and the other Loan Documents, (iv) no Lender shall transfer or grant any participating interest under which the Participant shall have rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent as described in the first proviso to Section 10.1; and (v) Borrower shall have approved the transfer or grant of any participating interest in any Loan, Letter of Credit Liability and Commitment of the originating Lender to a Participant that has not theretofore previously held a participating interest therein (such approval not to be unreasonably withheld or delayed), provided that Borrower's failure to approve or disapprove in writing such Participant within five days' after receiving written notice thereof shall be deemed approval by Borrower of such transfer or grant to such Participant, and provided further, that no such approval from Borrower shall be required during the continuation of a Default or Event of Default. In the case of any such participation, the Participant shall not have any rights under this Agreement, or any of the other Loan Documents, and all amounts payable by Borrower hereunder shall be determined as if such Lender had not sold such participation; except that, if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement.

                 (e) Assignments to Federal Reserve Bank. Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower's obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder.

                 10.9 SETOFF. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to Borrower, any such notice being waived by Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of Borrower against any and all obligations owing to such Lender, now or hereafter existing, irrespective of whether the Agent or such Lender shall have made demand under this Agreement or any Loan Document and whether such obligations may be contingent or unmatured. Each Lender agrees to promptly notify Borrower and the Agent after any such setoff and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Lender under this Section 10.9 are in addition to the other rights and remedies (including other rights of setoff) that such Lender may have. NOTWITHSTANDING THE FOREGOING, NO LENDER SHALL EXERCISE, OR ATTEMPT TO EXERCISE, ANY RIGHT OF SETOFF, BANKER'S LIEN, OR THE LIKE, AGAINST ANY DEPOSIT ACCOUNT OR PROPERTY OF BORROWER, THE REIT, ANY MANAGEMENT ENTITY OR ANY SUBSIDIARY HELD OR MAINTAINED BY ANY LENDER, WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUISITE LENDERS.

                 10.10 NOTIFICATION OF ADDRESSES, LENDING OFFICES, ETC. Each Lender shall notify the Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its Offshore Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

                 10.11 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with Borrower and the Agent.

                 10.12 SEVERABILITY. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

                 10.13 NO THIRD PARTIES BENEFITED. This Agreement is made and entered into for the sole protection and legal benefit of Borrower, the Agent and the Lenders, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Agent or Lender shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

                 10.14 TIME. Time is of the essence of each term and provision of this Agreement and each of the other Loan Documents.

                 10.15 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA; PROVIDED THAT THE AGENT AND THE LENDERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

                 10.16 WAIVER OF JURY TRIAL. BORROWER, THE AGENT, AND THE LENDERS EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. SUBJECT TO SECTION 10.17 BELOW, BORROWER, THE AGENT, AND THE LENDERS EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR

THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

                 10.17    ARBITRATION.

                 (a) Mandatory Arbitration. Any controversy or claim between or among the parties arising out of or relating to this Agreement, the Loan Documents, and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in Los Angeles, California, in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association (the "AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                 (b) Provisional Remedies, Self-Help and Foreclosure. No provision of this Section 10.17 shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or to obtain provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration.

                 10.18 NOTICE OF CLAIMS; CLAIMS BAR. BORROWER HEREBY AGREES THAT IT SHALL GIVE PROMPT WRITTEN NOTICE TO THE AGENT OF ANY CLAIM OR CAUSE OF ACTION IT BELIEVES IT HAS, OR MAY SEEK TO ASSERT OR ALLEGE AGAINST THE AGENT OR ANY LENDER, WHETHER SUCH CLAIM IS BASED IN LAW OR EQUITY, ARISING UNDER OR RELATED TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR TO THE LOANS, OR ANY ACT OR OMISSION TO ACT BY THE AGENT OR ANY LENDER WITH RESPECT HERETO OR THERETO, AND THAT IF BORROWER SHALL FAIL TO GIVE SUCH PROMPT NOTICE TO THE AGENT WITH REGARD TO ANY SUCH CLAIM OR CAUSE OF ACTION, BORROWER SHALL BE DEEMED TO HAVE WAIVED, AND SHALL BE FOREVER BARRED FROM BRINGING OR ASSERTING,

SUCH CLAIM OR CAUSE OF ACTION IN ANY ARBITRATION OR ANY SUIT, ACTION OR PROCEEDING IN ANY COURT OR BEFORE ANY GOVERNMENTAL AGENCY.

                 10.19 ENTIRE AGREEMENT. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding between Borrower, the Agent and the Lenders. Accordingly, this Agreement, together with the other Loan Documents, supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof, except for any prior arrangements made with respect to the payment by Borrower of (or any indemnification for) any fees, costs, expenses, liabilities, damages or claims payable to or incurred (or to be incurred) by or on behalf of the Agent or the Lenders.

                 10.20 INTERPRETATION. This Agreement, together with the other Loan Documents, is the result of negotiations between and has been reviewed by counsel to the Agent, the Lenders and Borrower and other parties, and is the product of all parties hereto. Accordingly, this Agreement and the other Loan Documents shall not be construed against the Lenders or the Agent merely because of the Agent's or Lender's involvement in the preparation of such documents and agreements.

                 10.21 EXCULPATION OF LENDERS. No Lender undertakes or assumes any responsibility or duty to Borrower or any third party to select, review, inspect, examine, supervise, pass judgment upon or inform Borrower or any third party of the existence, quality, adequacy or suitability of: (a) any environmental report, or (b) any other matters or items, including, but not limited to, engineering, soils and seismic reports which are contemplated in the Loan Documents. Any such selection, review, inspection, examination and the like is solely for the purpose of protecting the Lenders' security and preserving the Lenders' rights under the Loan Documents, and shall not render any Lender liable to Borrower or any third party for the existence, sufficiency, accuracy, completeness or legality thereof. No Lender owes any duty of care to protect or inform Borrower or any third party against negligent, faulty, inadequate or defective building or construction or the existence of any environmentally hazardous condition affecting any Property.

                 10.22 RELATIONSHIP. Nothing herein contained shall in any manner be construed as creating any relationship between the Agent and the Lenders, on the one hand, and Borrower, on the other hand, other than as creditor and debtor. Borrower agrees to indemnify, protect, defend and hold the Agent and each Lender harmless from and against any and all losses, liabilities, damages, and costs and expenses (including, but not limited to,

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reasonable attorneys' fees and disbursements, including reasonably allocated costs of in-house counsel) resulting from any other construction of the parties' relationship.

                 10.23 CONFIDENTIALITY. Agent and each Lender shall keep all information delivered under Section 6.1(d) confidential in accordance with this
Section 10.23 and shall hold all other non-public information obtained pursuant to the requirements of this Agreement which has been identified as confidential by Borrower in accordance with Agent's and such Lender's customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Borrower that in any event Agent or a Lender may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by Agent or such Lender of any Loans or any participation therein or as required or requested by any governmental agency or representative thereof or pursuant to legal process.

                 10.24    CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY OBLIGATIONS THEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF CALIFORNIA, COUNTY OF LOS ANGELES. BY EXECUTING AND DELIVERING THIS AGREEMENT, BORROWER, IRREVOCABLY

                  (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS;

                  (II)   WAIVES ANY DEFENSE OF FORUM NON CONVENIENS;

                  (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO COMPANY AT ITS ADDRESS SET FORTH HERE;

                  (IV) AGREES THAT SERVICE AS PROVIDED IN CLAUSE (III) ABOVE IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER BORROWER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT;

                  (V) AGREES THAT AGENT RETAINS THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION; AND

                  (VI) AGREES THAT THE PROVISIONS OF THIS SUBSECTION 10.24 RELATING TO JURISDICTION AND VENUE SHALL BE BINDING AND ENFORCEABLE TO THE FULLEST EXTENT PERMISSIBLE UNDER APPLICABLE LAW OR OTHERWISE.

                              [SIGNATURE PAGES S-1 THROUGH S-5 ATTACHED]

                 IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                                        BORROWER

                                        AIMCO PROPERTIES, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY: AIMCO-GP, INC., A DELAWARE
                                            CORPORATION, ITS GENERAL PARTNER

                                        BY:
                                            ------------------------------------
                                            PETER K. KOMPANIEZ PRESIDENT

                                        NOTICES TO BE SENT TO:

                                        1873 SOUTH BELLAIRE STREET
                                        17TH FLOOR
                                        DENVER, COLORADO 80222
                                        ATTENTION: PETER K. KOMPANIEZ,
                                          PRESIDENT
                                        FACSIMILE: (303) 757-8735

                                        B OF A

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        AS A LENDER AND AS THE ISSUING LENDER


                                        BY:
                                           -------------------------------------
                                        NAME:
                                             -----------------------------------
                                        TITLE:
                                              ----------------------------------

                                        NOTICES TO BE SENT TO:

                                        BANK OF AMERICA NATIONAL TRUST
                                          AND SAVINGS ASSOCIATION
                                        CRES #1357
                                        555 SOUTH FLOWER STREET, 6TH FLOOR
                                        LOS ANGELES, CA 90071
                                        ATTENTION: M. HARVEY
                                        TELEPHONE: 213/228-4013
                                        FACSIMILE: 213/228-5389


                                        PAYMENTS TO BE MADE TO:

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION
                                        333 S. BEAUDRY AVE.
                                        LOAN ACCOUNTING DEPT #1503
                                        LOS ANGELES, CA 90017
                                        ABA #: 121 000 358
                                        CREDIT ACCOUNT #: 15031-00407
                                        ATTENTION: UNIT REPRESENTATIVE
                                        REF: AIMCO UNSECURED REVOLVER

                                        AGENT

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION,
                                        AS AGENT


                                        BY:
                                           -------------------------------------
                                        NAME:
                                             -----------------------------------
                                        TITLE:
                                              ----------------------------------
                                        NOTICES TO BE SENT TO:

                                        BANK OF AMERICA NATIONAL TRUST AND
                                          SAVINGS ASSOCIATION
                                        CRES #1357
                                        555 SOUTH FLOWER STREET, 6TH FLOOR
                                        LOS ANGELES, CA 90071
                                        ATTENTION: M. HARVEY
                                        TELEPHONE: 213/228-4013
                                        FACSIMILE: 213/228-5389



                                        PAYMENTS TO BE MADE TO:

                                        BANK OF AMERICA NATIONAL TRUST
                                        AND SAVINGS ASSOCIATION
                                        ABA #: 121 000 358
                                        CREDIT ACCOUNT #: 15031-00407
                                        ATTENTION: UNIT REPRESENTATIVE
                                        REF: AIMCO UNSECURED REVOLVER

                                        BANKBOSTON, N.A.

                                        BANKBOSTON, N.A.
                                        AS A LENDER





                                        BY:
                                           -------------------------------------
                                        NAME:     KATHLEEN M. AHERN
                                        TITLE:    VICE PRESIDENT


                                        NOTICES TO BE SENT TO:

                                        BANKBOSTON, N.A.
                                        100 FEDERAL STREET
                                        MAIL STOP 01-32-04
                                        BOSTON, MA 02110
                                        ATTENTION: ANDREA MARTIGNETTI
                                        TELEPHONE: (617) 434-2835
                                        FACSIMILE: (617) 434-0645


                                        PAYMENTS TO BE MADE TO:

                                        BANKBOSTON, N.A.
                                        ABA #: 011-000-390
                                        CREDIT ACCOUNT #: N/A
                                        ATTENTION: LINDA WHEELER/CLS
                                        REF: AIMCO UNSECURED REVOLVER

                                        DOCUMENTATION AGENT

                                        BANKBOSTON, N.A.
                                        AS DOCUMENTATION AGENT



                                        BY:
                                           -------------------------------------
                                        NAME:     KATHLEEN M. AHERN
                                        TITLE:    VICE PRESIDENT



                                        NOTICES TO BE SENT TO:

                                        BANKBOSTON, N.A.
                                        100 FEDERAL STREET
                                        MAIL STOP 01-32-04
                                        BOSTON, MA 02110
                                        ATTENTION:     DEBORAH WASHBURN
                                        TELEPHONE:     (617) 434-3188
                                        FACSIMILE:     (617) 434-0645


                                        PAYMENTS TO BE MADE TO:

                                        BANKBOSTON, N.A.
                                        ABA #: 011-000-390
                                        CREDIT ACCOUNT #: N/A
                                        ATTENTION: LINDA WHEELER/CLS
                                        REF: AIMCO UNSECURED REVOLVER